UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                          Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sealed Air Corporation
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Sealed Air Corporation 2415 Cascade Pointe Boulevard Charlotte, North Carolina 28208

April 5, 2018

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Sealed Air Corporation to be held on Thursday, May 17, 2018, at 10:00 a.m., Eastern daylight time. We are pleased to announce that this year’s Annual Meeting will be a “virtual meeting.” Each stockholder will be able to participate in the Annual Meeting – including casting votes and submitting questions – by accessing a live webcast at www.virtualshareholdermeeting.com/SEE2018 and entering the 16-digit control number included on the stockholder’s Notice of Internet Availability of Proxy Materials or proxy card.

During the Annual Meeting, stockholders will be asked to elect the entire Board of Directors, to amend and restate our 2014 Omnibus Incentive Plan, and to ratify the appointment of Ernst & Young LLP as our independent auditor for 2018. We also will be asking stockholders for an approval, by an advisory vote, of our 2017 executive compensation as disclosed in the Proxy Statement for the Annual Meeting. These matters are important, and we urge you to vote in favor of the election of each of the director nominees, the amendment and restatement of the 2014 Omnibus Incentive Plan, the ratification of the appointment of our independent auditor, and the approval of our 2017 executive compensation.

We are again furnishing proxy materials to our stockholders over the Internet. This e-proxy process expedites stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of the Annual Meeting. Today we sent to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2017 Annual Report to Stockholders, as well as how to vote via the Internet. Other stockholders will receive copies of the Proxy Statement, a proxy card and the 2017 Annual Report by mail or e-mail.

It is important that you vote your shares of common stock in person or by proxy, regardless of the number of shares you own. You will find the instructions for voting on your Notice of Internet Availability of Proxy Materials or proxy card. We appreciate your prompt attention.

The Board of Directors invites you to participate in the Annual Meeting so that management can discuss business trends with you, listen to your suggestions and answer your questions. Thank you for your continuing support, and we look forward to joining you at Sealed Air’s first webcast stockholder meeting.

Sincerely,

Edward L. Doheny II

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Sealed Air Corporation, a Delaware corporation (“Sealed Air”), will hold its Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2018, at 10:00 a.m., Eastern daylight time. Each stockholder may participate in the Annual Meeting, including casting votes and submitting questions during the Annual Meeting, by accessing a live webcast at www.virtualshareholdermeeting.com/SEE2018 and then using the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or proxy card being delivered to the stockholder.

The purposes for the Annual Meeting are to consider and vote upon:

1.	Election of each of the following nominees as Directors:

Michael Chu Edward L. Doheny II Patrick Duff	Henry R. Keizer Jacqueline B. Kosecoff Neil Lustig	Richard L. Wambold Jerry R. Whitaker

2.	Amendment and restatement of 2014 Omnibus Incentive Plan

3.	Ratification of the appointment of Ernst & Young LLP as Sealed Air’s independent auditor for the year ending December 31, 2018

4.	Approval, as an advisory vote, of 2017 executive compensation as disclosed in the attached Proxy Statement

5.	Such other matters as properly come before the Annual Meeting

The Board of Directors has fixed the close of business on March 19, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Sealed Air is making available or mailing its 2017 Annual Report to Stockholders to all stockholders of record as of the record date. Additional copies of the 2017 Annual Report are available upon written request to the Corporate Secretary at Sealed Air Corporation, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208.

Because it is important that as many stockholders as possible be represented at the Annual Meeting, stockholders should review the attached Proxy Statement promptly and carefully and then vote. A stockholder may vote by following the instructions for voting set forth on the Notice of Internet Availability of Proxy Materials or proxy card. A stockholder who receives a paper copy of the proxy card by mail will also receive a postage-paid, addressed envelope that can be used to return the completed proxy card. A stockholder who joins the Annual Meeting may vote electronically at the Annual Meeting.

Sealed Air will maintain a list of stockholders of record as of the record date at Sealed Air’s corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina, for a period of ten days prior to the Annual Meeting.

On behalf of the Board of Directors,

THOMAS C. LAGALY

Vice President, Acting General Counsel and Secretary

Charlotte, North Carolina

April 5, 2018

Important Notice Regarding Availability of Proxy Materials for Annual Meeting on May 17, 2018:

Sealed Air’s Notice of Annual Meeting of Stockholders, Proxy Statement and

2017 Annual Report to Stockholders are available at proxyreport.sealedair.com.

Sealed Air Corporation 2415 Cascade Pointe Boulevard Charlotte, North Carolina 28208

Proxy Statement dated April 5, 2018

2018 Annual Meeting of Stockholders

Sealed Air Corporation, a Delaware corporation, is furnishing this Proxy Statement and related proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at its 2018 Annual Meeting of Stockholders and any adjournments. Sealed Air Corporation is providing these materials to the holders of record of its common stock, par value $0.10 per share, as of the close of business on March 19, 2018 and is first making available or mailing the materials on or about April 5, 2018.

The Annual Meeting is scheduled to be held by webcast as follows:

Date	Thursday, May 17, 2018

Time:	10:00 a.m., Eastern daylight time

Meeting Website Address:	www.virtualshareholdermeeting.com/SEE2018

Your vote is important. Please see the detailed information that follows.

Standards For Director Independence	Annex A
Policy and Procedure for Stockholder Nominations to the Board	Annex B
Qualifications for Nomination to the Board	Annex C
Amended and Restated 2014 Omnibus Incentive Plan	Annex D

2018 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to “Sealed Air,” and to “we,” “us,” “our” and similar terms, refer to Sealed Air Corporation.

Annual Meeting of Stockholders

Time and Date	10:00 a.m., Eastern daylight time, on May 17, 2018

Meeting Webcast Address	www.virtualshareholdermeeting.com/SEE2018

Record Date	Close of business on March 19, 2018

Voting	Holders will be entitled to one vote at the Annual Meeting for each of the outstanding shares of our common stock they hold of record as of the record date.

Votes Eligible to be Cast	A total of 166,512,914 votes are eligible to be cast on each proposal at the Annual Meeting.

Annual Meeting Agenda

Proposal		Board Recommendation

1	Election of directors	FOR each nominee

2	Amendment and restatement of 2014 Omnibus Incentive Plan	FOR

3	Ratification of appointment of independent auditor for 2018	FOR

4	Approval of 2017 executive compensation on an advisory basis	FOR

How to Cast Your Vote

You can vote by any of the following methods:

Until 11:59 p.m., EDT, on May 16, 2018	At the Annual Meeting on May 17, 2018

• Internet: www.proxyvote.com

•  Internet: by joining the Annual Meeting at www.virtualshareholdermeeting.com/SEE2018 if you are the stockholder of record or if you hold a proxy from the broker, bank or other nominee holding your shares in street name

• Telephone: +1-800-454-8683 if you beneficially own shares held in “street name” +1-800-690-6903 if you are the stockholder of record
• Completed, signed and returned proxy card

If you participate in our Profit-Sharing Plan or 401(k) Thrift Plan, you may use the proxy card to provide voting instructions to Fidelity Management Trust Company, as trustee, and your completed, signed card must be delivered to the trustee by 11:59 p.m., Eastern daylight time, on May 14, 2018.

Proposal 1.    Election of Directors

We are asking stockholders to elect the following eight director nominees. Each of the nominees currently serves as a member of our Board of Directors.

Name	Age	Director Since	Occupation	Experience/ Qualifications	Independent		Committee Memberships	Other Boards
					Yes	No
Michael Chu	69	2002	Co-Founder and Managing Director of IGNIA Fund, Senior Advisor of Pegasus Capital Senior Lecturer at Harvard Business School	• Leadership • Global • Finance	✓		• Organization and Compensation	• Arco Dorados Holdings Inc.
Edward L. Doheny II	55	2017	President and CEO	• Leadership • Global • Industry		✓		• John Bean Technologies Corporation
Patrick Duff	60	2010	General Partner of Dunham Partners, LLC	• Leadership • Global • Education	✓		• Audit • Nominating and Corporate Governance (Chair)
Henry R. Keizer	61	2016	Chairman of Hertz Global Holdings, Inc.	• Leadership • Finance • Industry	✓		• Audit	• BlackRock Funds • Hertz Global Holdings, Inc. • WABCO Holdings Inc.
Jacqueline B. Kosecoff	68	2005	Managing Partner of Moriah Partners, LLC Senior Advisor to Warburg Pincus	• Leadership • Industry • Global	✓		• Nominating and Corporate Governance • Organization and Compensation (Chair)	• athenahealth, Inc. • Houlihan Lokey, Inc. • STERIS Corporation
Neil Lustig	56	2015	CEO of Sailthru, Inc.	• Leadership • Innovation • Industry	✓		• Nominating and Corporate Governance • Organization and Compensation
Richard L. Wambold	66	2012	Retired CEO of Reynolds/Pactiv Foodservice and Consumer Products	• Leadership • Industry • Global	✓		• Organization and Compensation
Jerry R. Whitaker	67	2012	Retired President of Electrical Sector-Americas, Eaton Corporation	• Leadership • Global • Finance	✓		• Audit (Chair) • Nominating and Corporate Governance	• Matthews International Corporation

Proposal	2. Amendment and Restatement of 2014 Omnibus Incentive Plan

We are asking stockholders to approve the amendment and restatement of our 2014 Omnibus Incentive Plan to, among other things, add 2,200,000 shares to the number of shares available for awards under the plan and extend the term of the plan from May 21, 2024 to May 18, 2028.

Proposal	3. Ratification of Appointment of Independent Auditor for 2018

We are asking stockholders to ratify the Audit Committee’s retention of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to examine and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2018.

Proposal	4. Approval of 2017 Executive Compensation on an Advisory Basis

We are asking for stockholder approval, on an advisory basis in accordance with Securities and Exchange Commission rules, of the 2017 compensation of our “named executive officers” as disclosed under “Executive Compensation” in this Proxy Statement, including the disclosures set forth thereunder in “—Compensation Discussion and Analysis” and the compensation tables and related narrative discussion.

Key Features of Our Executive Compensation Program

The Compensation Committee believes that our executive compensation program follows best practices aligned to long-term stockholder interests, as summarized below:

What We Do
✓ Provide a majority of compensation in performance-based compensation	Consistent with our goal of creating a performance-oriented environment, 88% of total direct compensation for CEO, and 79% of total direct compensation for other named executive officers (excluding Mr. Doheny), is performance-based
✓ Pay for performance based on goals for both annual and long-term awards	Use multiple, balanced measures, including use of both absolute and relative measures for long-term awards
✓ Balanced mix of awards tied to annual and long-term performance	For CEO, total direct compensation includes 16% in annual incentive award and 72% in long-term award at target; for 2017, 100% of long-term awards for named executive officers (other than Mr. Doheny) were performance-based
✓ Stock ownership and retention policy	Multiple of base salary must be held in common stock — 6x for CEO, 3.5x for CFO and 3x for other Senior Vice Presidents; 100% of after-tax shares must be held until ownership goal is met
✓ Compensation recoupment (clawback) policy	Recovery of annual or long-term incentive compensation based on achievement of financial results that were subsequently restated due to error or misconduct, regardless of whether named executive officer was responsible for the error or misconduct
✓ Receive advice from independent compensation consultant	Compensation consultant (FW Cook) provides no other services to Sealed Air

What We Don’t Do
× No supplemental executive retirement plans for named executive officers	Consistent with focus on performance-oriented environment; reasonable and competitive retirement programs offered
× No change in control excise tax gross-ups	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
× No excessive perquisites or severance benefits	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
× No single-trigger vesting of equity compensation upon a change in control	Under our equity compensation plans, vesting following a change in control requires involuntary termination of employment (double-trigger)

Key Elements of our Executive Compensation Program

The following table summarizes the main components of our executive compensation program for our named executive officers.

Compensation Element	Description	Objectives
Base Salary	• Fixed cash compensation	• Appropriate level of fixed compensation based on role and duties • Assist with recruitment and retention
Annual Incentive

•  Annual cash award if performance metrics are achieved

•  Target award based on a percentage of base salary

•  Payouts from 0-200% of target based on company and individual performance

•  Executive may elect all or a portion of award in form of restricted stock award vesting over two years, with 25% enhancement

• Reward executives for driving superior operating and financial results over a one-year timeframe • Create a direct connection between business success and financial reward
Long-Term Incentives

•  Performance share units earned based on performance, typically over three-year period with 0-200% payout

•  Occasional awards of restricted stock or restricted stock units that vest at end of three years of service

• Reward achievement of longer-term goals • Create direct connection between longer-term business success and financial reward • Encourage retention
Retirement Plans	• Standard plans generally offered to all salaried employees based on location of services • No supplemental executive retirement plans	• Provide retirement income for participants • Assist with recruitment and retention
Deferred Compensation	• Elective, nonqualified deferred compensation plan for select U.S. employees • Permits deferral of salary and certain cash incentives • No Sealed Air contributions are included	• Provide opportunity to save for retirement • Assist with recruitment and retention
Post-Employment Benefits

•  Executive Severance Plan provides competitive benefits in case of involuntary termination; no single-trigger vesting of equity awards upon a change in control

•  Mr. Peribere has post-employment benefits under the terms of his employment arrangement

•  Mr. Doheny also has post-employment benefits under the terms of his offer letter agreement

• Assure continuing performance of executives in face of possible termination of employment without cause • Assist with recruitment and retention
Other Benefits	• Health care and life insurance programs • Limited perquisites	• Competitive with peer companies • Assist with recruitment and retention

2017 Executive Total Direct Compensation Mix

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jerome A. Peribere	2017	1,250,000	0	7,559,026	2,055,625	24,300	10,888,951
President and CEO	2016	1,250,000	0	13,527,824	0	31,800	14,809,624
	2015	1,180,188	0	6,918,394	0	31,800	8,130,382
William G. Stiehl	2017	336,548	0	304,464	192,523	24,300	857,835
Acting CFO
Edward L. Doheny II	2017	335,417	0	2,030,800	502,180	13,500	2,881,896
Chief Operating Officer and CEO-Designate
Emile Z. Chammas	2017	563,581	0	941,709	589,098	24,300	2,118,688
Senior Vice President,	2016	518,832	0	830,218	317,546	31,800	1,698,395
Chief Supply Chain Officer	2015	501,025	0	807,579	395,093	62,607	1,766,304
Karl R. Deily	2017	560,452	0	1,071,817	437,996	24,300	2,094,564
Senior Vice President,	2016	521,350	0	834,244	287,029	43,078	1,685,701
President Food Care	2015	502,863	0	914,505	351,371	63,425	1,832,164
Carol P. Lowe	2017	536,832	0	1,101,716	0	24,300	1,662,848
Former Senior Vice President and CFO (resigned 2017)	2016	635,304	0	1,080,073	407,865	31,800	2,155,042

Questions and Answers about the Annual Meeting

Q:	When and where will the Annual Meeting be held?

A:	This year the Annual Meeting of Stockholders of Sealed Air Corporation, which we refer to below as the Annual Meeting, will be held by webcast at www.virtualshareholdermeeting.com/SEE2018, beginning at 10:00 a.m., Eastern daylight time, on Thursday, May 17, 2018.

Q:	What materials have been prepared for stockholders in connection with the Annual Meeting?

A:	We are furnishing stockholders of record with the following proxy materials:

•	our 2017 Annual Report to Stockholders, which includes our audited consolidated financial statements;

•	this Proxy Statement for the 2018 Annual Meeting, which also includes a letter from our President and Chief Executive Officer to Stockholders and a Notice of Annual Meeting of Stockholders; and

•	for stockholders receiving printed copies of the 2017 Annual Report and Proxy Statement by mail, a proxy card for the Annual Meeting.

These materials were first made available on the Internet or mailed to stockholders on or about April 5, 2018.

Q:	Why was I mailed a Notice of Internet Availability of Proxy Materials rather than a printed set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are furnishing the proxy materials to most stockholders by providing access via the Internet, instead of mailing printed copies. This e-proxy process expedites our stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of the Annual Meeting.

The Notice of Internet Availability of Proxy Materials tells you how to access and review the proxy materials on the Internet and how to vote on the Internet. The Notice also provides instructions you may follow to request paper or e-mailed copies of our proxy materials.

Q:	Are the proxy materials available via the Internet?

A:	You can access the proxy materials for the Annual Meeting at proxyreport.sealedair.com.

Q:	What is a proxy?

A:	Because it is important that as many stockholders as possible be represented at the Annual Meeting, the Board of Directors is asking that you review the Proxy Statement carefully and then vote by following the instructions set forth on the Notice of Internet Availability of Proxy Materials or proxy card. In voting prior to the Annual Meeting, you will deliver your proxy to the Proxy Committee, which means you will authorize the Proxy Committee to vote your shares at the Annual Meeting in the way you instruct. The Proxy Committee consists of Edward L. Doheny II, William G. Stiehl and Thomas C. Lagaly. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.

Q:	What matters will the stockholders vote on at the Annual Meeting?

A: • Proposal	1. Election of the following eight director nominees:

Michael Chu	Henry R. Keizer	Richard L. Wambold
Edward L. Doheny II	Jacqueline B. Kosecoff	Jerry R. Whitaker
Patrick Duff	Neil Lustig

•	Proposal 2. Amendment and restatement of our 2014 Omnibus Incentive Plan.

•	Proposal 3. Ratification of appointment of our independent auditor for 2018.

•	Proposal 4. Approval, as an advisory vote, of 2017 executive compensation as disclosed in this Proxy Statement.

Q:	Who can vote at the Annual Meeting?

A:	Stockholders of record of our common stock at the close of business on March 19, 2018, the record date, will be entitled to vote at the Annual Meeting. A total of 166,511,216 shares of common stock were outstanding as of the record date. Each share outstanding on the record date will be entitled to one vote on each proposal. In addition, holders of record of W.R. Grace & Co. common stock issued prior to March 31, 1998 and outstanding at the record date will have an aggregate of 1,698 votes on each proposal.

As a result, a total of 166,512,914 votes will be eligible to be cast on each proposal at the Annual Meeting.

Q:	What is a stockholder of record?

A:	A stockholder of record is a stockholder whose ownership of stock is reflected directly on the books and records of our transfer agent, Computershare.

Q:	What does it mean for a broker or other nominee to hold shares in “street name”?

A:	If you beneficially own shares held in an account with a broker, bank or similar organization, that organization is the stockholder of record and is considered to hold those shares in “street name.”

An organization that holds your beneficially owned shares in street name will vote in accordance with the instructions you provide. If you do not provide the organization with specific voting instructions with respect to a proposal, under the rules of the New York Stock Exchange the organization’s authority to vote your shares will depend upon whether the proposal is considered a “routine” or non-routine matter.

•	The organization generally may vote your beneficially owned shares on routine items for which you have not provided voting instructions to the organization. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of our independent auditor for 2018 (Proposal 3).

•	The organization generally may not vote on non-routine matters, including Proposals 1, 2 and 4. Instead, it will inform the inspector of election that it does not have the authority to vote on those matters. This is referred to as a “broker non-vote.”

For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the four proposals to be acted upon by the stockholders, including abstentions or proxies containing broker non-votes.

Q:	How do I vote my shares if I do not attend the Annual Meeting?

A:	If you are a stockholder of record, you may vote your shares of our common stock prior to the Annual Meeting as follows:

•	Via the Internet: You may vote via the Internet at www.proxyvote.com, in accordance with the voting instructions printed on the Notice of Internet Availability of Proxy Materials and the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern daylight time, on May 16, 2018. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return a proxy card.

•	By Telephone: If you receive a proxy card by mail, you may vote by calling +1-800-690-6903 and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern daylight time, on May 16, 2018. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card.

•	By Mail: If you receive a proxy card by mail, you may vote by returning the completed and signed proxy card in the postage-paid return envelope provided with the proxy card.

If you hold shares in street name, you may vote your shares of our common stock by following the voting instructions provided by your bank, broker or other nominee. In general, you may vote prior to the Annual Meeting as follows:

•	Via the Internet: You may vote at www.proxyvote.com, in accordance with the voting instructions printed on the Notice of Internet Availability of Proxy Materials and the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern daylight time, on May 16, 2018. You will be given the opportunity to confirm that your instructions have been recorded properly.

•	By Telephone: If you receive a proxy card by mail, you may vote by calling +1-800-454-8683 and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern daylight time, on May 16, 2018. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly.

•	By Mail: You may vote by returning a completed and signed proxy card in accordance with instructions provided by your bank, broker or other nominee.

For your information, voting via the Internet is the least expensive to Sealed Air, followed by telephone voting, with voting by mail being the most expensive. Also, you may help us to save the expense of a second mailing if you vote promptly.

Q:	How do I vote if I participate in Sealed Air’s Profit-Sharing Plan or 401(k) Thrift Plan?

A:	If you are a participant in our Profit-Sharing Plan or our 401(k) Thrift Plan, you can vote via the Internet or by using the proxy card as a voting instruction card to provide voting instructions to Fidelity Management Trust Company, or Fidelity, the trustee for the Profit-Sharing Plan and 401(k) Thrift Plan, for the shares of common stock allocated to your plan account or accounts. Fidelity will vote your allocated shares in the applicable plan in accordance with directions you provide by 11:59 p.m., Eastern daylight time, on May 14, 2018. If you do not provide timely voting instructions to Fidelity, the terms of each plan provide that Fidelity will vote your shares in the same proportion as shares it votes on behalf of participants who do provide timely voting instructions.

Q:	Can I vote at the Annual Meeting?

A:	If you are a stockholder of record, you may vote in person at the Annual Meeting, whether or not you previously voted. If your shares are held in street name, you must obtain a written proxy, executed in your favor, from the stockholder of record to be able to vote at the Annual Meeting. If you hold shares through our Profit-Sharing Plan or 401(k) Thrift Plan, you cannot vote those shares at the Annual Meeting.

Q:	May I change my vote or revoke my proxy?

A:	If you are a stockholder of record, you may later change or revoke your proxy at any time before it is exercised by:

•	voting via the Internet or telephone at a later time;

•	submitting a completed and signed proxy card with a later date; or

•	voting via the Internet at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you should contact your bank, broker or other nominee for instructions as to whether, and how, you can change or revoke your proxy.

Q:	What happens if I do not give specific voting instructions?

A:	If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the Proxy Committee will vote your shares in the manner recommended by the Board of Directors on all four proposals presented in this Proxy Statement and as the Proxy Committee may determine in its discretion on any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide specific voting instructions to the broker, bank or other organization that is the stockholder of record of your shares, the organization generally may vote on routine matters but not on non-routine matters. The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of our independent auditor for 2018 (Proposal 3). If the organization does not receive instructions from you on how to vote your shares on one or more of Proposals 1, 2 and 4, your shares will be subject to a broker non-vote and no vote will be cast on those matters. See “Q. What does it mean for a broker or other nominee to hold shares in ‘street name’?” above.

Q:	What if other matters are presented at the Annual Meeting?

A:	If a stockholder of record provides a proxy by voting in any manner described in this Proxy Statement, the Proxy Committee will have the discretion to vote on any matters, other than the four proposals presented in this Proxy Statement, that are properly presented for consideration at the Annual Meeting. We do not know of any other matters to be presented for consideration at the Annual Meeting.

Vote Required for Election or Approval

Introduction

As of the record date, which is the close of business on March 19, 2018, 166,511,216 shares of common stock were outstanding, each of which is entitled to one vote at the Annual Meeting. In addition, holders of record of W.R. Grace & Co. common stock issued prior to March 31, 1998 and outstanding at the record date will have an aggregate of 1,698 votes on each proposal at the Annual Meeting, which means there will be a total of 166,512,914 votes eligible to be cast at the Annual Meeting. Holders who are present in person or represented by proxy and who hold shares representing a majority of the votes eligible to be cast will constitute a quorum for the transaction of business at the Annual Meeting. For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any matter to be acted upon by the stockholders, as well as abstentions or any proxies containing broker non-votes.

Proposal 1.    Election of Directors

Each director will be elected by a vote of the majority of the votes cast with respect to that director, where a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” the director. We will not count shares voted to “abstain” for the purpose of determining whether a director is elected. Similarly, broker non-votes will not have any effect on the outcome of the election of directors since broker non-votes are not counted as “votes cast.”

Under our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law, a director holds office until a successor is elected and qualified or until his or her earlier resignation or removal. Each of the nominees currently serves as one of our directors. If any of the nominees is not elected at the Annual Meeting, then the Bylaws provide that the director shall offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will consider and act on the recommendation of the Nominating and Corporate Governance Committee and publicly disclose its decision and the rationale behind it within ninety days from the date of the certification of the election results. The director who offers his or her resignation will not participate in the decision of the Nominating and Corporate Governance Committee or the Board. If the Board accepts such resignation, then the Board may fill the vacancy resulting from that resignation or may reduce the number of directors that constitutes the entire Board so that no vacancy exists.

Proposal 2.    Amendment and Restatement of 2014 Omnibus Incentive Plan

The amendment and restatement of our 2014 Omnibus Incentive Plan must be affirmatively approved by a majority of the votes entitled to be cast and present in person or represented by proxy at the Annual Meeting. Abstentions will count as votes against this proposal since shares with respect to which the stockholder abstains will be deemed present and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal since broker non-votes are not counted as “votes cast.”

Proposal 3.    Ratification of Appointment of Independent Auditor for 2018

The ratification of Ernst & Young LLP as our independent auditor for the year ending December 31, 2018 must be affirmatively approved by a majority of the votes entitled to be cast and present in person or represented by proxy at the Annual Meeting. Abstentions will be deemed present and, therefore, will count as votes against this proposal. Because this proposal is considered a routine matter, discretionary votes by brokers will be counted.

Proposal 4.     Approval of 2017 Executive Compensation on an Advisory Basis

The advisory vote to approve our 2017 executive compensation must be affirmatively approved by a majority of the votes entitled to be cast and present in person or represented by proxy at the Annual Meeting. Abstentions will count as votes against this proposal, since shares with respect to which the holder abstains will be deemed present and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal, since broker non-votes are not counted as “votes cast.”

Corporate Governance

Corporate Governance Guidelines

The Board of Directors has adopted and operates under Corporate Governance Guidelines that reflect our current governance practices in accordance with applicable statutory and regulatory requirements, including those of the Securities and Exchange Commission, or SEC, and the New York Stock Exchange, or NYSE. The Corporate Governance Guidelines are available on our website at www.sealedair.com.

Independence of Directors

Under the Corporate Governance Guidelines and the requirements of the NYSE, the Board of Directors must consist of a majority of independent directors. The Board annually reviews the independence of all non-employee directors. The Board has established categorical standards consistent with the corporate governance standards of the NYSE to assist it in making determinations of the independence of Board members. We have attached a copy of our Standards for Director Independence to this Proxy Statement as Annex A and also posted a copy on our website at www.sealedair.com. These categorical standards require that, to be independent, a director may not have a material relationship with Sealed Air. Even if a director meets all categorical standards for independence, the Board reviews other relationships with Sealed Air in order to conclude that each independent director has no material relationship with Sealed Air either directly or indirectly.

The Board has determined that the following director nominees are independent: Michael Chu, Patrick Duff, Henry R. Keizer, Jacqueline B. Kosecoff, Neil Lustig, Richard L. Wambold and Jerry R. Whitaker.

Code of Conduct

We have a Code of Conduct applicable to all directors, officers and employees of Sealed Air and its subsidiaries. We also have a supplemental Code of Ethics for Senior Financial Executives that applies to our Chief Executive Officer or CEO, Chief Financial Officer or CFO, Controller, Treasurer and all other employees performing similar functions. We have posted the Code of Conduct and the Code of Ethics for Senior Financial Executives on our website at www.sealedair.com. We will post any amendments to the Code of Conduct and the Code of Ethics for Senior Financial Executives on our website. In accordance with the requirements of the SEC and the NYSE, we will also post waivers applicable to any of our officers or directors from provisions of the Code of Conduct or the Code of Ethics for Senior Financial Executives on our website. We have not granted any such waivers to date.

Board Oversight of Risk

The Board of Directors is actively involved in oversight of risks that could affect Sealed Air. While the Audit Committee oversees our major financial risk exposures and the steps we have taken to monitor and control such exposures, and the Organization and Compensation Committee considers the potential of our executive compensation programs to raise material risks to Sealed Air, the Board as a whole is responsible for oversight of our risk management processes and our enterprise risk management program. The Board regularly discusses risk management with management and among the directors during meetings.

Communicating with Directors

Stockholders and other interested parties may communicate directly with the non-management directors of the Board of Directors by writing to Non-Management Directors, c/o Corporate Secretary, at Sealed Air Corporation, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, or by sending an email to

directors@sealedair.com. In either case, the Chairman of the Board will be notified of all such correspondence as appropriate and will communicate with the other directors as appropriate about the correspondence. We have posted information on how to communicate with the non-management directors on our website at www.sealedair.com.

Board Leadership Structure

William J. Marino, who is not standing for re-election at the Annual Meeting, was elected as the Chairman of the Board of Directors in May 2014 and will continue in that role through the Annual Meeting. The Chairman presides at meetings of the Board at which he or she is present and leads the Board in fulfilling its responsibilities as specified in the Bylaws. The Chairman has the right to call special and emergency meetings. The Chairman serves as the liaison for interested parties who request direct communications with the Board.

Notwithstanding the appointment of a Chairman, the Board considers all of its members responsible and accountable for oversight and guidance of its activities. All directors have the opportunity to request items to be included on the agendas of upcoming meetings.

The Board believes having an independent chair is beneficial in that it ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of Sealed Air. The leadership structure is reviewed annually as part of the Board’s self-assessment process, and changes may be made in the future to reflect the Board’s composition as well as our needs and circumstances.

Board of Directors Overview

Under our Bylaws and the Delaware General Corporation Law, our business and affairs are managed by or under the direction of the Board of Directors, which delegates some of its responsibilities to its Committees.

The Board generally holds five regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and Committee meetings, and we may call upon directors for advice between meetings. We encourage our directors to attend director education programs.

The Corporate Governance Guidelines adopted by the Board provide that the Board will meet regularly in executive session without management in attendance. The Chairman of the Board presides at each executive session. The Chairman’s designee or the chair of the Nominating and Corporate Governance Committee serves as the presiding director if the Chairman of the Board is unable to serve.

Under the Corporate Governance Guidelines, we expect directors to regularly attend meetings of the Board and of all Committees on which they serve and to review the materials sent to them in advance of those meetings. We expect nominees for election at each Annual Meeting of stockholders to attend the Annual Meeting. Each of the eight nominees for re-election at the Annual Meeting attended the 2017 Annual Meeting of Stockholders.

During 2017 the Board held twelve meetings, excluding actions by unanimous written consent, and held five executive sessions and five executive sessions with only independent directors. Each current director participated in at least 80 percent of the aggregate number of meetings of the Board during 2017.

The Board maintains an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The members of these Committees consist only of independent directors. The Board has adopted charters for each of the Committees, which are reviewed annually by the Committee and the Board. The Committee charters are available on our website at www.sealedair.com.

Audit Committee

The principal responsibility of the Audit Committee is to assist the Board of Directors in fulfilling the Board’s responsibilities for monitoring and overseeing:

•	our internal control system, including information technology security and control;

•	our public reporting processes;

•	the performance of our internal audit function;

•	the annual independent audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements;

•	our legal and regulatory compliance; and

•	the retention, performance, qualifications, rotation of personnel and independence of our independent auditor.

Our independent auditor is ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor.

The current members of the Audit Committee are Jerry R. Whitaker, who serves as chair, and Lawrence R. Codey, Patrick Duff and Henry R. Keizer, as well as William J. Marino, who serves ex officio. Messrs. Codey and Marino are not standing for re-election at the Annual Meeting. The Board has determined that each current member of the Audit Committee is independent, as defined in the listing standards of the NYSE, is financially literate, and is an audit committee financial expert in accordance with the standards of the SEC. The Audit Committee held sixteen meetings in 2017, excluding actions by unanimous written consent. During 2017 the Audit Committee met privately with representatives of Ernst & Young LLP, our independent auditor, on five occasions, met privately with our head of Internal Audit on five occasions, met privately with our management on seven occasions, and held four executive sessions with only non-employee directors in attendance. Each member participated in at least 75% of the aggregate number of meetings of the Audit Committee during 2017. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of three or more other public companies.

Nominating and Corporate Governance Committee

The principal responsibilities of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board, and recommend to the Board director nominees for the next Annual Meeting of stockholders and director nominees to fill vacancies or newly-created directorships at other times;

•	provide oversight of the corporate governance affairs of the Board and Sealed Air, including developing and recommending to the Board the Corporate Governance Guidelines;

•	assist the Board in evaluating the Board and its Committees; and

•	recommend to the Board the compensation of non-employee directors.

The current members of the Nominating and Corporate Governance Committee are Patrick Duff, who serves as chair, and Jacqueline B. Kosecoff, Neil Lustig and Jerry R. Whitaker, as well as

William J. Marino, who serves ex officio. Mr. Marino is not standing for re-election at the Annual Meeting. The Board has determined that each current member of the Nominating and Corporate Governance Committee is independent, as defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee held five meetings in 2017, excluding actions by unanimous written consent. During 2017, the Nominating and Corporate Governance Committee held four executive sessions with only non-employee directors in attendance. Each member participated in all of the meetings of the Nominating and Corporate Governance Committee during 2017.

The Nominating and Corporate Governance Committee has the sole authority to retain, oversee and terminate any consulting or search firm to be used to identify director candidates or assist in evaluating director compensation and to approve any such firm’s fees and retention terms. Since 2010 the Nominating and Corporate Governance Committee has engaged Frederic W. Cook & Co., Inc., or FW Cook, to advise the Nominating and Corporate Governance Committee on director compensation. FW Cook also advises the Organization and Compensation Committee regarding executive compensation.

The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders in accordance with our Policy and Procedure for Stockholder Nominations to the Board adopted by the Committee and approved by the Board, a copy of which is attached to this Proxy Statement as Annex B and posted on our website at www.sealedair.com. Recommendations should be submitted to our Corporate Secretary in writing at Sealed Air Corporation, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, along with additional required information about the nominee and the stockholder making the recommendation. Information on qualifications for nominations to the Board and procedures for stockholder nominations to the Board is included below under “Proposal 1. Election of Directors—Director Qualifications” and “—Identifying and Evaluating Nominees for Directors.”

Organization and Compensation Committee

The principal responsibilities of the Organization and Compensation Committee, which we refer to as the Compensation Committee, are to assist the Board of Directors in fulfilling its responsibilities relating to:

•	compensation of the executive officers;

•	stockholder review and action regarding executive compensation matters;

•	performance of our CEO and executive management;

•	succession planning; and

•	Sealed Air-sponsored incentive compensation plans, equity-based plans and tax-qualified retirement plans.

The current members of the Compensation Committee are Jacqueline B. Kosecoff, who serves as chair, Michael Chu, Neal Lustig and Richard L. Wambold, as well as William J. Marino, who serves ex officio. Mr. Marino is not standing for re-election at the Annual Meeting. The Board has determined that each current member of the Compensation Committee is independent, as defined in the listing standards of the NYSE. The Compensation Committee held ten meetings in 2017, excluding actions by unanimous written consent. During 2017 the Compensation Committee held three executive sessions with only non-employee directors in attendance. Each of the four appointed members participated in all of the meetings of the Compensation Committee during 2017.

The Compensation Committee oversees and provides strategic direction to management with respect to our executive compensation plans and programs. The Compensation Committee reviews our CEO’s performance and compensation with the other non-employee directors. Based on that review, the

Compensation Committee evaluates the performance of our CEO, reviews the Compensation Committee’s evaluation with him, and makes all compensation decisions for our CEO. The Compensation Committee also reviews and approves the compensation of the other executive officers. The Compensation Committee makes most decisions regarding changes in salaries and bonuses during the first quarter of the year based on company, division or function and individual performance during the prior year, as well as relevant commercially available proxy and survey data of peer group companies and companies of comparable size. The Compensation Committee also has authority to grant equity compensation awards under our 2014 Omnibus Incentive Plan. This award authority has been delegated on a limited basis for awards to employees who are not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 to the Equity Award Committee, comprised of our CEO.

The Compensation Committee has the sole authority to retain, oversee and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and retention terms. Since November 2006 the Compensation Committee has retained FW Cook as its executive compensation consultant. FW Cook also advises the Nominating and Corporate Governance Committee regarding director compensation but does not provide any other services to Sealed Air. Sealed Air pays FW Cook’s fees. Additional information on the executive compensation services performed in 2017 by FW Cook is included in “Executive Compensation—Compensation Discussion and Analysis—Governance of Our Executive Compensation Program—Role of Independent Compensation Consultant.”

Compensation Committee Interlocks and Insider Participation

During 2017 none of the members of the Compensation Committee was an officer or employee of Sealed Air or any of its subsidiaries.

Certain Relationships and Related-Person Transactions

Under our Code of Conduct, the Board of Directors reviews any relationships or transactions that might constitute a conflict of interest for a director. Under its charter, the Audit Committee reviews and, if appropriate, approves conflicts of interest or potential conflicts of interest involving our senior financial executives and acts, or recommends action of the Board, on any other violations or potential violations of our Code of Conduct by executive officers.

In 2007 the Board adopted its Related-Person Transactions Policy and Procedures, which we refer to below as the Related-Person Policy. The current Related-Person Policy is in writing and is posted on Sealed Air’s website at www.sealedair.com. The Related-Person Policy provides for the review of all relationships and transactions in which Sealed Air and any of its executive officers, directors and five-percent stockholders or their immediate family members are participants to determine whether to approve or ratify such relationships or transactions, as well as whether such relationships or transactions might affect a director’s independence or must be disclosed in our Proxy Statement. All such transactions or relationships are covered if the aggregate amount may exceed $120,000 in a calendar year and the person involved has a direct or indirect interest other than solely as a director or a less than 10 percent beneficial ownership interest in another entity. The Related-Person Policy includes a list of certain types of pre-approved relationships and transactions. Determinations whether to approve or ratify any other relationship or transaction are based on the terms of the transaction, the importance of the relationship or transaction to Sealed Air, whether the relationship or transaction could impair the independence of a non-employee director, and whether the relationship or transaction would present an improper conflict of interest for any director or executive officer of Sealed Air, among other factors. Information on relationships and transactions is requested in connection with annual questionnaires completed by each of our executive officers and directors.

Under the Related-Person Policy, the Nominating and Corporate Governance Committee has the responsibility to review and, if appropriate, approve or ratify all relationships and transactions covered under the Related-Person Policy, although the Board has delegated to the chair of the Nominating and Corporate Governance Committee and to our CEO the authority to approve or ratify specified transactions. For potential conflicts of interest involving an executive officer, the chair of the Nominating and Corporate Governance Committee and the chair of the Audit Committee can agree that only one of those Committees will address the matter. No director can participate in any discussion or approval of a relationship or transaction involving himself or herself (or one of his or her immediate family members).

Director Compensation

During 2017 annual compensation for non-employee directors consisted of the following components: annual or interim retainers paid at least 50% in shares of common stock; committee fees paid in cash; and other fees for special assignments or director education programs paid in cash. A director may defer payment of annual or interim retainers until retirement from the Board of Directors, as described below. The following table shows the total compensation for non-employee directors during 2017:

2017 DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Michael Chu	100,000	115,036	215,036
Lawrence R. Codey	100,000	115,036	215,036
Patrick Duff*	25,000	205,039	230,039
Henry R. Keizer	95,000	115,036	210,036
Jacqueline B. Kosecoff*	117,500	115,036	232,536
Neil Lustig	107,500	115,036	222,536
Kenneth P. Manning**	13,125	0	13,125
William J. Marino†	190,000	190,010	380,010
Richard L. Wambold	10,000	205,039	215,039
Jerry R. Whitaker*	122,500	115,036	237,536

*	Chair of committee during 2017.

**	Retired from the Board as of our 2017 Annual Meeting of Stockholders.

†	Chairman of the Board during 2017.

[1]	The amounts shown consist of cash compensation paid in 2017.

[2]	The amounts shown represent the aggregate grant date fair value of stock awards granted in 2017 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, for the stock portion of annual retainers for 2017 under the 2014 Omnibus Incentive Plan, described below under “Board Retainers” and “Form and Payment of Retainers.” For additional information, refer to Note 18, “Stockholders’ Equity,” of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Messrs. Codey, Duff, Marino and Whitaker received stock units under the Deferred Compensation Plan described below. All other directors listed in the table received shares of common stock. In addition, Mr. Duff elected to have the cash portion of his annual retainer paid in stock units under the Deferred Compensation Plan and Mr. Wambold elected to have the cash portion of his annual retainer paid in shares of common stock. The number of shares or stock units paid was determined by dividing the amount of the annual retainer so paid by the closing price of a share of common stock on May 18, 2017, the date of the 2017 Annual Meeting of Stockholders, at which meeting all of the non-employee directors were elected, and in each case, rounding up to the nearest whole share. All shares and stock units paid as all or part of annual retainers in 2017 are fully vested. Directors are credited with dividend equivalents on stock units, as described under “—Deferred Compensation Plan” below, which are not included in the table above.

Director Compensation Processes

Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our common stock.

The Board of Directors reviews director compensation at least annually based on recommendations by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the sole authority to engage a consulting firm to evaluate director compensation and since 2010 has engaged FW Cook to assist in establishing director compensation. The Nominating and Corporate Governance Committee and the Board base their determinations on director compensation on recommendations from FW Cook and based on reviewing commercially available survey data related to general industry director compensation trends at companies of comparable size and our peer group companies. FW Cook also serves as the independent consultant to the Compensation Committee on executive compensation.

Board Retainers

Under the 2014 Omnibus Incentive Plan, each director who is neither an officer nor an employee of Sealed Air and who is elected at an annual meeting of stockholders receives an annual retainer for serving as a director. The Board of Directors sets the amount of the annual retainer prior to the annual meeting based on the recommendation of the Nominating and Corporate Governance Committee.

The 2014 Omnibus Incentive Plan gives the Board the flexibility to set annual retainers based on a fixed number of shares of common stock, a fixed amount of cash, or a combination of shares of common stock and cash. In late 2016, based on peer company data provided by FW Cook, the Nominating and Corporate Governance Committee recommended and the Board approved 2017 annual retainers in the amount of (a) $190,000 payable in shares of common stock and $190,000 payable in cash (or in shares of common stock at the election of the Chairman of the Board) for the independent Chairman of the Board, and (b) $115,000 payable in shares of common stock and $90,000 payable in cash (or in shares of common stock at the election of each director) for each other non-employee director.

The chair of the Audit Committee received an annual fee of $25,000, and other members of the Audit Committee received annual fees of $10,000. The chair of the Nominating and Corporate Governance Committee received an annual fee of $15,000, and other members of the Nominating and Corporate Governance Committee received annual fees of $7,500. The chair of the Compensation Committee received an annual fee of $20,000, and other members of the Compensation Committee received annual fees of $10,000. Committee fees are paid in quarterly installments in cash.

A non-employee director who is elected other than at an annual meeting is entitled to an interim retainer on the date of election. The interim retainer is a pro rata portion of the annual retainer to reflect less than a full year of service.

Form and Payment of Retainers

We pay at least half of each annual or interim retainer in shares of common stock or deferred stock units and the remainder in cash, except that each non-employee director may elect, prior to becoming entitled to the retainer, to receive the entire retainer in shares of common stock. For any portion of an annual or interim retainer denominated in cash but paid in shares of common stock, we calculate the number of shares of common stock to be issued by dividing the amount payable in shares of common stock by the fair market value per share. The fair market value per share is the closing price of the common stock on the Annual Meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. The number of shares issued as all or part of an interim retainer is the amount of cash payable as shares of common stock divided by the fair market value per share on the date of the director’s election to the Board of Directors. If any calculation would result in a fractional share of common stock being issued, then we round the number of shares to be issued up to the nearest whole share.

We issue shares of common stock in payment of the portion of a retainer that is payable in shares of common stock to the non-employee director promptly after he or she becomes entitled to receive it. We pay the portion of an annual retainer payable in cash in a single payment shortly after the end of the calendar quarter during which the director is elected. We pay the portion of an interim retainer payable in cash shortly after the end of the calendar quarter in which the non-employee director is elected, except that if the non-employee director is elected between April 1 and the next annual meeting of stockholders, then we pay the cash portion of the interim retainer shortly after the non-employee director is elected.

Deferred Compensation Plan

Our Deferred Compensation Plan for Directors permits a non-employee director to elect to defer all or part of the director’s annual retainer until the director retires from the Board of Directors. Each non-employee director has the opportunity to elect to defer the portion of the annual retainer payable in shares of common stock. If a non-employee director makes that election, he or she may also elect to defer the portion, if any, of the annual retainer payable in cash. We hold deferred shares of common stock as stock units in a stock account. Such stock units may not be transferred by a director. We do not issue these shares until we pay the director, normally after retirement from the Board, so the director cannot vote the stock units. We consider deferred shares, when issued, as issued under the 2014 Omnibus Incentive Plan. In 2013, the Board amended our Deferred Compensation Plan for Directors to allow for directors to be credited with additional full or fractional stock units for cash dividends received with respect to their outstanding stock units. We credit deferred cash to an unfunded cash account that earns interest quarterly at the prime rate less 50 basis points until paid. During 2017 none of the non-employee directors who participated in the Deferred Compensation Plan for Directors received above market earnings on the cash or stock units credited to his or her account. A non-employee director may elect to receive the balances in his or her stock and cash accounts in a single payment during January of the year after retirement or in five annual installments starting during January of the year after retirement.

Restrictions on Transfer

A director may not sell, transfer or encumber shares of common stock issued under the 2014 Omnibus Incentive Plan while the director serves on the Board of Directors, except that a non-employee director may make gifts of shares issued under the 2014 Omnibus Incentive Plan to family members or to trusts or other forms of indirect ownership so long as the non-employee director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the non-employee director remains a director of Sealed Air. During this period, the director, or the director’s accounts under the Deferred Compensation Plan for Directors, if the director has elected to defer payment of the shares, is entitled to receive or be credited with any dividends or other distributions in respect of the shares. The director has voting rights in respect of the shares issued to the director under the 2014 Omnibus Incentive Plan. Since we hold deferred shares of common stock as stock units in a stock account, with no shares issued until payment is made to the non-employee director, directors cannot vote stock units representing deferred shares of common stock. The restrictions on the disposition of shares issued pursuant to the 2014 Omnibus Incentive Plan terminate upon the occurrence of specified events related to a change in control of Sealed Air.

Other Fees and Arrangements

During 2017 non-employee directors who undertook special assignments at the request of the Board of Directors or of any Committee of the Board, or who attended a director education program, received a fee of $2,000 per day. All directors are entitled to reimbursement for expenses incurred in connection with Board service, including attending Board or Committee meetings. We pay these fees and reimbursements in cash; these payments are not eligible for deferral under the Deferred Compensation Plan for Directors described above. Additionally, directors are permitted to participate in our matching gift program, whereby we will match gifts to qualified educational institutions on a dollar-for-dollar basis to a maximum of $5,000 per participant in any calendar year, on the same basis as employees.

2018 Director Compensation

In late 2017, based on peer company data provided by FW Cook, the Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, that 2018 director compensation will generally remain the same as 2017, except that the annual retainer for our Chairman of the Board will be $184,000 payable in shares of common stock and $144,000 payable in cash (or in shares of common stock at the election of the Chairman of the Board).

Director Stock Ownership Guidelines

In order to align the interests of directors and stockholders, we believe that our directors should have a significant financial stake in Sealed Air. To further that goal, we adopted stock ownership guidelines for non-employee directors during 2006. The current stock ownership guidelines for non-employee directors, which are part of our Corporate Governance Guidelines, specify that non-employee directors hold shares of common stock and stock units under our Deferred Compensation Plan for Directors equal in aggregate value to five times the amount of the annual retainer payable in cash, which equaled (a) for the Chairman of the Board, $950,000 for 2017 and $720,000 for 2018, and (b) for other directors, $450,000 for both 2017 and 2018. Directors first elected after February 18, 2010 have five years following first election to achieve the guidelines. In the event of an increase in the amount of the annual retainer payable in cash, directors serving when the increase is approved by the Board of Directors have two years after such approval to achieve the increased guideline. As of March 19, 2018, all directors were in compliance with the guidelines for 2017, other than Messrs. Keizer and Lustig who are within the initial five-year period allowed under the policy.

Proposal 1.

Election of Directors

At the Annual Meeting, stockholders will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board has designated as nominees for election the eight persons named below, each of whom currently serves as a director.

Shares that are voted as recommended by the Board will be voted in favor of the election as directors of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the shares represented by a duly completed proxy may be voted in favor of such other person as may be determined by the Proxy Committee.

Director Qualifications

The Board adopted the Qualifications for Nomination to the Board, a copy of which is attached to this Proxy Statement as Annex C and posted on our website at www.sealedair.com. The Qualifications provide that, in selecting directors, the Board of Directors should seek to achieve a mix of directors that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race, ethnicity and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our CEO based on that expertise and experience. Also, a majority of directors should be independent under applicable NYSE listing standards, Board and Committee guidelines, and applicable laws and regulations. Each director is also expected to:

•	be of the highest ethical character and share the values of Sealed Air as reflected in its Code of Conduct;

•	be highly accomplished in his or her field, with superior credentials and recognition;

•	have sound business judgment, be able to work effectively with others, have sufficient time to devote to our affairs, and be free from conflicts of interest; and

•	be independent of any particular constituency and able to represent all of our stockholders.

The Board has determined that, as a whole, it must have the right mix of characteristics, skills and diversity to provide effective oversight of Sealed Air. Based on an evaluation of our business and the risks associated with the business, the Board believes that it should be comprised of persons with skills in areas such as:

•	knowledge of the industries in which we operate;

•	financial literacy;

•	management of complex businesses;

•	international business;

•	relevant technology and innovation;

•	financial markets;

•	manufacturing;

•	information technology;

•	sales and marketing;

•	legislative and governmental affairs;

•	legal and regulatory environment; and

•	strategic planning.

In connection with the Board’s annual self-assessment process, it reviews the diversity of skills and characteristics needed by the Board in its oversight of Sealed Air, as well as the effectiveness of the diverse mix of skills and experience. As part of the review process, the Board considers the skill areas represented on the Board, those skill areas represented by directors expected to retire or leave the Board in the near future, and recommendations of directors regarding skills that could improve the ability of the Board to carry out its responsibilities.

Identifying and Evaluating Nominees for Directors

When the Board or its Nominating and Corporate Governance Committee has identified the need to add a new director with specific qualifications or to fill a vacancy on the Board, the chair of the Nominating and Corporate Governance Committee will initiate a search to identify candidates who meet the Company’s “Qualifications for Nomination to the Board.” Such search may include seeking input from other directors and senior management, reviewing any candidates that the Nominating and Corporate Governance Committee has previously identified, and, if necessary, hiring a search firm. The Board is committed to a policy of inclusiveness, and, as such, the Nominating and Corporate Governance Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, considers in each search diversity of age, gender, international background, race, ethnicity and specialized experience, in addition to the other criteria set forth above under “—Director Qualifications” and such other factors as the Nominating and Corporate Governance Committee deems appropriate. Similarly, in conducting its annual self-assessment, as described above, the Board considers these same characteristics, criteria and other factors. Our director searches are conducted consistent with these priorities, and search firms with which we work are instructed accordingly.

The Nominating and Corporate Governance Committee will identify the initial list of candidates who satisfy the above criteria and otherwise qualify for membership on the Board. At least one member of the Nominating and Corporate Governance Committee (preferably the chair) and our Chairman of the Board and Chief Executive Officer will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those interviews, the Nominating and Corporate Governance Committee will make its recommendation on the candidate to the Board.

Our Bylaws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the Nominating and Corporate Governance Committee in accordance with our Policy and Procedure for Stockholder Nominations to the Board, a copy of which is attached to this Proxy Statement as Annex B, and as described above under “Corporate Governance—Nominating and Corporate Governance Committee.” The Bylaws require that timely notice of the nomination in proper written form, including all required information, be provided to the Corporate Secretary of Sealed Air. A copy of our Bylaws is posted on our website at www.sealedair.com.

Information Concerning Nominees

The information appearing in the following table sets forth, for each nominee for election as a director:

•	The nominee’s business experience for at least the past five years.

•	The year in which the nominee first became a director of Sealed Air or of the former Sealed Air Corporation.

•	The nominee’s age as of the date of the Annual Meeting.

•	Directorships held by each nominee presently and at any time during the past five years at any public company or registered investment company.

•	The reasons the Board of Directors concluded that the nominee should serve as one of our directors in light of our business and structure.

There are no family relationships among any of our directors and officers.

Nominees for Election as Directors

Michael Chu	Director since 2002 Member of Organization and Compensation Committee Age 69

Mr. Chu is Co-Founder and has been the Managing Director of IGNIA Fund, a venture capital firm based in Monterrey, Mexico, dedicated to investing in commercial enterprises serving low-income populations in Mexico, since July 2007. He is also Senior Advisor since June 2007 (Senior Partner and Managing Director from August 2000 to June 2007) and Founding Partner of Pegasus Capital, a private investment firm deploying equity capital in Latin America. Mr. Chu has been a Senior Lecturer on the faculty of the Harvard Business School since July 2003 and trustee emeritus of Dartmouth College. Mr. Chu serves as a director of Arcos Dorados Holdings, Inc., a public company and the largest operator of McDonald’s restaurants in Latin America and the world’s largest McDonald’s franchisee and Takeoff Technologies, a private start-up company in eGrocery.

Mr. Chu received his bachelor of arts degree from Dartmouth College and his masters of business administration with highest distinction from Harvard Business School. His experience includes serving as a management consultant with Boston Consulting Group, in senior management positions with U.S. corporations and as an executive and limited partner with Kohlberg Kravis Roberts & Co., a private equity firm. Additionally, he is director emeritus of ACCION International, a non-profit corporation dedicated to microfinance. Mr. Chu previously served as the President and CEO of ACCION International. He brings to the Board of Directors extensive international experience, particularly in the increasingly important region of Latin America, where Mr. Chu grew up. Mr. Chu has proven leadership capabilities and an entrepreneurial vision, as demonstrated by his roles with IGNIA and Pegasus Capital. He also has experience as a CFO and extensive involvement in mergers and acquisitions.

Edward L. Doheny II	Director since 2017 Age 55

Mr. Doheny is the President and Chief Executive Officer of Sealed Air. Mr. Doheny joined Sealed Air as Chief Operating Officer and CEO-Designate and was elected to the Board in September 2017. He became President and CEO effective January 1, 2018.

Prior to joining Sealed Air, Mr. Doheny served as President and Chief Executive Officer of Joy Global Inc. from December 2013 through May 2017. Mr. Doheny also served as the Executive Vice President of Joy Global and President and Chief Operating Officer of its Underground Mining Machinery business from 2006 to 2013, where he had global responsibility for Joy Global’s underground mining machinery business. Prior to joining Joy Global, Mr. Doheny had a 21-year career with Ingersoll-Rand Co. holding a series of senior executive positions of increasing responsibility, including President of Industrial Technologies from 2003 to 2005 and President of the Air Solutions Group from 2000 to 2003.

Mr. Doheny currently serves as a director of John Bean Technologies Corporation where he serves on the compensation committee and the nominating and governance committee. He earned his bachelor of science degree in engineering from Cornell University and his master’s degree from Purdue University’s Krannert School of Management.

Mr. Doheny brings 30 years of extensive experience leading global manufacturers of highly mechanized equipment and systems, including a keen focus on solutions, service and operational excellence and a proven ability to drive profitable innovation-based growth strategies.

Patrick Duff	Director since 2010 Chair of Nominating and Corporate Governance Committee Member of Audit Committee Age 60

Mr. Duff is a general partner of Dunham Partners, LLC, a private investment firm. Previously, he served as a director of Hercules, Inc. While at Hercules, Mr. Duff was chairman of the audit committee and served on the corporate governance, nominating and ethics committee, emergency committee and finance committee.

Mr. Duff received his bachelor of science degree in accounting from Lehigh University and a master of business administration degree from the Columbia Graduate School of Business. He taught security analysis at Columbia University from 1993 until 1999. Formerly, Mr. Duff was a senior managing director at Tiger Management Corp., an investment management firm, from 1989 through December 1993, where he was a member of the management committee. Prior to joining Tiger in 1989, Mr. Duff worked in asset management at Mitchell Hutchins and Capital Builders Advisory Services. He is a certified public accountant and a chartered financial analyst. Mr. Duff has an extensive knowledge of investing, asset management and financial markets gained from his experience with Tiger and with prior employers as well as through his teaching position at Columbia University. He brings a unique perspective to the Board of Directors as a stockholder and investor. In addition, he has accounting and financial expertise. He also has prior board experience, including service on a public company board.

Henry R. Keizer	Director since 2017 Member of Audit Committee Age 61

Mr. Keizer formerly served as Deputy Chairman and Chief Operating Officer of KPMG, the U.S.-based and largest individual member firm of KPMG International or KMPGI, a role from which he retired in December 2012. KPMGI is a professional services organization that provides audit, tax and advisory services in 152 countries. Prior to serving as Deputy Chairman and Chief Operating Office, Mr. Keizer held a number of key leadership positions throughout his 35 years at KPMG, including Global Head of Audit from 2006 to 2010 and U.S. Vice Chairman of Audit from 2005 to 2010.

Mr. Keizer currently serves as Chairman of the Board and as a director of Hertz Global Holdings, Inc., where he also chairs the audit committee and serves on the financing committee and the nominating and governance committee. He is also a trustee of BlackRock Funds. He is a member of the Board of Directors of WABCO Holdings Inc., where he chairs the audit committee, and of Park Indemnity Ltd., a privately held Bermuda captive insurer affiliated with KPMGI. He previously served as a director and audit committee chair of MUFG Americas Holdings, Inc. and MUFG Union Bank, a financial and bank holding company and of Montpelier Re Holdings, Ltd., a global property and casualty reinsurance company until it merged with Endurance Specialty Holdings Ltd. in July 2015. Mr. Keizer was formerly a director of the American Institute of Certified Public Accountants from 2008 to 2011. He holds a bachelor’s degree in accounting, summa cum laude, from Montclair State University, New Jersey.

Mr. Keizer has significant management, operating and leadership skills gained as Deputy Chairman and Chief Operating Officer of KPMG and as a director of multiple public and private companies. Mr. Keizer, a certified public accountant, has extensive knowledge and understanding of financial accounting, internal control over financial reporting and auditing standards from his many years of experience and key leadership positions he held with KPMGI. Mr. Keizer also has over four decades of diverse industry perspective gained through advising companies engaged in manufacturing, banking, insurance, consumer products, retail, technology and energy, providing him with perspective on the issues facing major companies and the evolving global business environment.

Mr. Keizer’s extensive leadership experience at KPMG provides the Board with expertise in risk management and oversight over our domestic and international operations.

Jacqueline B. Kosecoff	Director since 2005 Member of Nominating and Corporate Governance Committee Chair of Organization and Compensation Committee Age 68

Dr. Kosecoff works in private equity to identify, select, mentor and manage health services and IT companies. She is a managing partner at Moriah Partners and a senior advisor to Warburg Pincus.

From 2002 to 2012, Dr. Kosecoff was a senior executive at UnitedHealth Group-PacifiCare. Dr. Kosecoff joined UnitedHealth Group as part of its acquisition of PacifiCare Health Systems in 2005. At PacifiCare, Dr. Kosecoff served as Executive Vice President with responsibility for its specialty businesses, including its PBM, the Medicare Part D Drug Program, PacifiCare Behavioral Health, PacifiCare Dental & Vision, and Women’s Health Solutions. Upon joining United, Dr. Kosecoff took responsibility for the Medicare Part D business, pharmacy services for United’s senior, legacy PacifiCare and external PBM business, as well as the consumer health product division serving seniors. In 2007, Dr. Kosecoff was appointed CEO of Prescription Solutions (now known as OptumRx) with responsibility for United’s PBM, Specialty Pharmacy and Consumer Health Products, providing services as of 2011 to more than 13 million members with annual revenue of $18.5 billion. In 2011, Dr. Kosecoff was named Senior Advisor for Optum to identify and develop new growth and collaborative opportunities. Optum encompasses the health services businesses of UnitedHealth Group, consisting of OptumHealth, OptumInsight and OptumRx.

Dr. Kosecoff is a Director of athenahealth, Inc., a leading provider of cloud-based electronic health record practice management and care coordination services to medical groups and health systems, where she chairs the compensation committee and also serves on the nominating and corporate governance committee; Houlihan Lokey, Inc., a global investment bank, providing M&A, Capital Markets, Financial Restructuring, and Financial Advisory services, where she serves on the audit and the nominating and corporate governance committee; and STERIS Corporation, a global leader in infection prevention, contamination control and surgical and critical care technologies, where she serves on the compensation committee and the nominating and corporate governance committee. She also sits on several non-public boards – Alignment Healthcare; Amino; GoodRx, Inc.; Independent Living Systems, LLC; and Specialist on Call where she is the Board Chair and sits on the compensation committee.

Dr. Kosecoff received a bachelor of arts degree from the University of California, Los Angeles. She received a master of science degree in applied mathematics from Brown University and a Ph.D. degree in research methods from the University of California, Los Angeles. Previously, she founded information technology and drug development businesses in the medical field. Dr. Kosecoff was also previously on the faculty of the Schools of Medicine and Public Health at the University of California, Los Angeles. She has served as a consultant to the World Health Organization’s Global Quality Assessment Programs, on the Institute of Medicine’s Board of Health Care Services, the RAND Graduate School’s Board of Governors, and the Board of Directors for ALARIS, City of Hope, the Alliance for Aging Research, and the Pharmaceutical Care Management Association. Dr. Kosecoff is a seasoned health care executive. Dr. Kosecoff brings to the Board of Directors her outstanding background as a business leader in the medical field. Sealed Air benefits from her experience in leading complex operations and in strategic planning. Additionally, Dr. Kosecoff brings an entrepreneurial direction to Sealed Air.

Neil Lustig	Director since 2015 Member of Nominating and Corporate Governance Committee Member of Organization and Compensation Committee Age 56

Mr. Lustig was elected to the Board of Directors in May 2015. Mr. Lustig is the CEO of Sailthru, Inc. Mr. Lustig previously served as the President and CEO of Vendavo Inc. from September 2010 until he retired in October 2014. Mr. Lustig joined Vendavo Inc. as Senior Vice President Global Sales in August 2007 and was appointed as the President and CEO after three years. Prior to joining Vendavo Inc., Mr. Lustig worked at Ariba, Inc. from 2001 to 2007, serving in multiple managerial roles in Ariba’s U.S. and European businesses. Mr. Lustig started his career in technology at IBM where he held a variety of Engineering, Sales, and Management roles over a sixteen year period. Mr. Lustig has more than 25 years of experience in software, hardware and cloud technology industries. Mr. Lustig was an advisor to Vendavo Inc. from October 2014 to October 2015.

Mr. Lustig received a bachelor of science degree in computer science and applied mathematics from the State University of New York at Albany. Mr. Lustig’s education, business management experience and knowledge of software, hardware and cloud technology industry are valuable to Sealed Air, including in connection with its innovation strategies.

Richard L. Wambold	Director since 2012 Member of Organization and Compensation Committee Age 66

Mr. Wambold joined the Board of Directors of Sealed Air in March 2012. Mr. Wambold previously served as CEO of Reynolds/Pactiv Foodservice and Consumer Products, a global manufacturer and supplier of consumer food and beverage packaging and consumer products, from November 2010 until January 2011 when he retired. Mr. Wambold was CEO of Pactiv from November 1999 until November 2010 and was CEO and Chairman of the Board from 2000 until November 2010. Mr. Wambold has been a private investor since January 2011. Mr. Wambold served as a director of Cooper Tire & Rubber Company from 2003 until his retirement from the board in May 2015. Mr. Wambold joined the board of Precision Castparts Corp in 2009. He served as lead director there until its sale to Berkshire Hathaway at the end of 2015.

Mr. Wambold holds a bachelor of arts degree in Government and a master of business administration from the University of Texas. Mr. Wambold’s education, board member experience, business management experience, including his service as a public company chairman and CEO, and knowledge of the packaging industry make him a valuable member of the Board.

Jerry R. Whitaker	Director since 2012 Chair of Audit Committee Member of Nominating and Corporate Governance Committee Age 67

Mr. Whitaker was elected to the Board of Directors of Sealed Air in January 2012. Mr. Whitaker served as President of Power Components & Systems Group from 2004 through 2009 and as President of Electrical Sector-Americas, Eaton Corporation, a global manufacturer of highly engineered products, until his retirement in June 2011. Prior thereto, he served in various management positions at Eaton Corporation since 1994. Prior to joining Eaton Corporation, Mr. Whitaker spent 22 years with Westinghouse Electric Corp.

Mr. Whitaker received a bachelor of science degree from Syracuse University and a master of business administration degree from George Washington University. He currently serves as a director of Matthews International Corporation, where he serves as chair of the nominating and corporate governance committee and as a member of the finance committee, and on the boards of three private companies, Crescent Electric Supply Co., Milliken & Company, and Universal Electric Co. Mr. Whitaker also serves on the board of the Energy Innovation Center, as well as the advisory board for The Syracuse University School of Engineering. Mr. Whitaker’s experience and knowledge as an executive in global manufacturing industries are valuable resources to Sealed Air.

The Board of Directors recommends a vote FOR the eight nominees for election as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and any persons owning ten percent or more of the common stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of the reports.

Based solely upon a review of the Section 16(a) reports furnished to us, along with written representations from our executive officers and directors, we believe that all required reports were timely filed during 2017.

Beneficial Ownership Table

The following table sets forth the number of outstanding shares of common stock beneficially owned (as of the record date or, where indicated, the Schedule 13G date) and the percentage of the class beneficially owned (as of the record date):

•	by each person known to us to be the beneficial owner of more than five percent of the then-outstanding shares of common stock;

•	directly or indirectly by each current director, nominee for election as a director, and named executive officer who is included in “Executive Compensation—2017 Summary Compensation Table”; and

•	directly or indirectly by all of our directors and executive officers as a group.

The number of shares of common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days after March 19, 2018, or May 18, 2018, through the conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares of Common Stock
The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, PA 19355	18,934,966	[1]	10.5%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	11,671,160	[2]	6.3
Janus Henderson Group PLC 201 Bishopsgate, London EC2M 3AE United Kingdom	10,667,641	[3]	5.9
Emile Z. Chammas	177,894	[7]	*
Michael Chu	38,402	[4,5]	*
Lawrence R. Codey	72,741	[4,5]	*
Karl R. Deily	263,869	[6,7,8]	*
Edward L. Doheny II	43,448	[7]	*
Patrick Duff	116,146	[4,5]	*
Henry R. Keizer	3,779	[5]	*
Jacqueline B. Kosecoff	43,778	[4,5]	*
Carol P. Lowe	132,538	[6,7]	*
Neil Lustig	9,349		*
William J. Marino	120,347	[4]	*
Jerome A. Peribere	1,084,710	[5,6,7]	*
William G. Stiehl	46,291	[7]	*
Richard L. Wambold	42,041	[4]	*
Jerry R. Whitaker	24,744	[4]	*
All current directors and executive officers as a group (14 persons)	1,055,613	[9]	*

*	Less than 1%.

[1]	The ownership information set forth in the table is based on information contained in a Schedule 13G, dated February 9, 2018, filed with the SEC by The Vanguard Group, Inc., with respect to ownership of shares of common stock, which indicated that The Vanguard Group, Inc. had sole voting power with respect to 259,349 shares, shared voting power with respect to 35,893 shares, sole dispositive power with respect to 18,648,340 shares and shared dispositive power with respect to 286,626 shares.

[2]	The ownership information set forth in the table is based on information contained in a Schedule 13G, dated January 23, 2018, filed with the SEC by BlackRock, Inc., with respect to ownership of shares of common stock, which indicated that BlackRock, Inc. had sole voting power with respect to 10,018,577 shares and sole dispositive power with respect to 11,671,160 shares.

[3]	The ownership information set forth in the table is based on information contained in a Schedule 13G, dated February 12, 2018, filed with the SEC by Janus Handerson Group PLC, with respect to ownership of shares of common stock, which indicated that Janus Handerson Group PLC had shared voting power with respect to 10,667,641 shares and shared dispositive power with respect to 10,667,641 shares.

[4]	The number of shares of common stock listed in the table does not include 180,361 stock units held in the stock accounts of the non-employee directors under our Deferred Compensation Plan for Directors. Each stock unit represents one share of common stock. Holders of stock units cannot vote the shares represented by the units or transfer such units; see “Director Compensation—Deferred Compensation Plan” above. The stock units so held by non-employee directors are set forth below.

Michael Chu	9,909
Lawrence R. Codey	34,561
Patrick Duff	27,491
Jacqueline B. Kosecoff	8,451
William J. Marino	65,733
Richard L. Wambold	16,492
Jerry R. Whitaker	17,723
Total	180,361

[5]	The number of shares of common stock listed for Mr. Chu includes 2,000 shares for which he shares voting and investment power with a family member. The number of shares of common stock listed for Mr. Codey includes 960 shares held in a trust relating to a deceased family member for which he has voting and investment power but disclaims beneficial ownership and 7,425 shares for which he shares voting and investment power with a family member. The number of shares of common stock listed for Mr. Duff includes 50,000 shares for which he shares voting and investment power with a family member. The number of shares of common stock listed for Mr. Keizer includes 3,779 shares for which he shares voting and investment power with a family member. The number of shares of common stock listed for Dr. Kosecoff includes 32,648 shares for which she holds indirectly through a certain estate planning vehicle and shares voting and investment power with a family member. The number of shares of common stock listed for Mr. Peribere includes 818,108 shares for which he holds indirectly through certain estate planning vehicles.

[6]	This figure includes restricted stock units awarded to our executive officers as the “principal portion” of their stock leverage opportunity (SLO) awards and restricted stock units awarded to our executive officers who are retirement-eligible as the “premium portion” of their SLO awards. Under our Annual Incentive Plan, our executive officers have the opportunity to designate a portion of their annual bonus to be received as SLO awards. The numbers of such restricted stock units held by the named executive officers and by the directors and executive officers as a group are as follows.

Karl R. Deily	3,925
Carol P. Lowe	3,269
Jerome A. Peribere	97,850
Current directors and executive officers as a group	11,113

[7]	This figure includes shares of common stock held in our Profit-Sharing Plan trust fund with respect to which our executive officers individually and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. The approximate numbers of share equivalents held by the named executive officers and by the directors and executive officers as a group under the plan are set forth below.

Emile Z. Chammas	3,385
Karl R. Deily	5,052
Edward L. Doheny II	303
Carol P. Lowe	2,413
Jerome A. Peribere	2,716
William G. Stiehl	2,124
Current directors and executive officers as a group	20,430

[8]	This figure includes shares of common stock held in our 401(k) Thrift Plan trust fund with respect to which our executive officers individually and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. The approximate numbers of share equivalents held by the named executive officers and by the directors and executive officers as a group under the plan are set forth below.

Karl R. Deily	983
Current directors and executive officers as a group	983

[9]	This figure includes, without duplication, the outstanding shares of common stock and restricted stock units referred to in Notes 5 through 8 above held by our current directors and executive officers, and does not include stock units held in the stock accounts of the non-employee directors or the restricted stock units held by officers who are not retirement-eligible as the “premium portion” of their SLO awards.

The address of all individuals listed above is c/o Sealed Air Corporation, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis, or CD&A, describes the key features of our executive compensation program and the Compensation Committee’s approach in deciding 2017 compensation for our named executive officers:

Name	Title (as of the last day of 2017)
Jerome A. Peribere	President and Chief Executive Officer
William G. Stiehl	Acting Chief Financial Officer, Chief Accounting Officer and Controller
Edward L. Doheny II	Chief Operating Officer and CEO-Designate
Emile Z. Chammas	Senior Vice President, Chief Supply Chain Officer
Karl R. Deily	Senior Vice President, President, Food Care
Carol P. Lowe	Former Senior Vice President and Chief Financial Officer

We have divided this discussion into five parts:

1.	2017 Overview
2.	Key Elements of Our Executive Compensation Program
3.	2017 Compensation Decisions: Base Salary and Incentive Compensation
4.	Governance of Our Executive Compensation Program
5.	Other Features and Policies

2017 Overview

Key Business Accomplishments in 2017

•	Delivered net sales of $4.5 billion, an increase of 6% compared to the prior year, and Adjusted EBITDA of $833 million, or 19% of net sales. All regions reported positive sales growth. North America, which accounted for 54% of net sales, was the fastest growing region, reporting an increase of 8%.

•	Generated $421 million in consolidated free cash flow, excluding $181 million in payments related to the sale of our Diversey Care division and the food and hygiene and cleaning business within its Food Care division, which we refer to below as the Diversey Sale.

•	Returned value to stockholders through the repurchase of approximately 27 million shares for $1.2 billion and annual dividend of approximately $120 million in 2017.

Please refer to pages 2, 31, 49 and 87 of our Annual Report on Form 10-K filed on February 21, 2018 for additional information about our key accomplishments in 2017 and for important information about the use of non-U.S. GAAP financial measures, including applicable reconciliations to U.S. GAAP financial measures.

Key 2017 Compensation Decisions

Compensation decisions by the Compensation Committee for 2017 demonstrate the direct link between the compensation opportunities for our named executive officers and performance for our stockholders:

•	The Compensation Committee structured compensation opportunities for our named executive officers for 2017 similar to the design of our compensation program for 2016, taking into account the potential Diversey Sale, with an emphasis on performance-based annual and long-term incentive compensation opportunities. For the named executive officers other than Mr. Doheny (who was hired in September 2017), 100% of the long-term incentive compensation opportunity was in the form of an award of performance share units, or PSUs.

•	The Compensation Committee established performance goals for 2017 annual incentive awards under the Annual Incentive Plan, focused on a balanced mix of Adjusted EBITDA, expense reduction and working capital ratio goals.

•	The Compensation Committee established performance goals for the PSUs awarded in early 2017 based on our performance over a three-year performance period, 2017-2019. Performance for the PSUs is measured by a combination of our Net Sales Compound Average Growth Rate for the performance period, 2019 Consolidated Adjusted EBITDA Margin and our relative total stockholder return, or TSR, compared against a group of peer companies over the performance period.

Details regarding the performance measures and targets used for the 2017 annual incentive awards and 2017-2019 PSUs can be found below under “2017 Compensation Decisions: Base Salary and Incentive Compensation.”

Mr. Doheny was hired in September 2017, and his 2017 compensation was based on the terms of his offer letter agreement. Under his offer letter agreement, Mr. Doheny was eligible for a prorated 2017 annual incentive award determined on the same basis as the other named executive officers. He also received two new hire equity awards, structured 70% as performance-vesting restricted stock units (to be earned based on a combination of relative TSR and stock-price goals for 2018-2020) and 30% as time-vesting restricted stock units (vesting on December 31, 2020).

The following summarizes the 2017 compensation results for the named executive officers based on annual and three-year performance results through 2017:

Summary of 2017 Incentive Award Results

Award Type	Performance Measures	Performance Results	Compensation Outcomes
2017 Annual Incentive Awards	• Adjusted EBITDA • Expense ratio • Working capital ratio • Division and individual performance

•  2017 Adjusted EBITDA: below target

•  Expense ratio and working capital ratio: above maximum

•  Annual Incentive Plan pool funded at 126.5% of target

•  Division and individual performance results reviewed

• For the named executive officers (other than Ms. Lowe), 2017 cash incentive awards earned between 126.5% and 145.5% of target
2015-2017 PSUs	• 2015-2017 relative TSR • 2017 Adjusted EBITDA Margin	• Relative TSR: below target level • Adjusted EBITDA Margin: below target level	• Awards earned at 73.3% of target
2014-2016 Special PSUs	• Second 50% of award (previously earned at 200% of 2014-2016 free cash flow goals) subject to meeting 2017 ratio of working capital to net trade sales goal	• 2017 ratio of working capital to net trade sales goal met	• Second 50% of award earned

In addition, in January 2016, Mr. Peribere and Sealed Air entered into a new agreement to extend his employment term to December 31, 2017 and to update his salary and incentive compensation targets for service during that period beginning in 2016. As part of that extension, Mr. Peribere was granted two one-time inducement stock awards, one a time-based restricted stock unit award for 75,000 shares vesting based on continued service through December 31, 2017 and the other a PSU award for 75,000 shares based on relative TSR and stock price goals for the period from January 1, 2016 to December 31, 2017. Mr. Peribere earned the time-based award, but the performance goals for the PSU award were not met and it was forfeited accordingly.

Key Features

The Compensation Committee believes that our executive compensation program follows best practices aligned to long-term stockholder interests, as summarized below:

What We Do
✓ Provide a majority of compensation in performance-based compensation	Consistent with our goal of creating a performance-oriented environment, 88% of total direct compensation for CEO, and 79% of total direct compensation for other named executive officers (excluding Mr. Doheny), is performance-based
✓ Pay for performance based on goals for both annual and long-term awards	Use multiple, balanced measures, including use of both absolute and relative measures for long-term awards
✓ Balanced mix of awards tied to annual and long-term performance	For CEO, total direct compensation includes 16% in annual incentive award and 72% in long-term award at target; for 2017, 100% of long-term awards for named executive officers (other than Mr. Doheny) were performance-based
✓ Stock ownership and retention policy	Multiple of base salary must be held in common stock — 6x for CEO, 3.5x for CFO and 3x for other Senior Vice Presidents; 100% of after-tax shares must be held until ownership goal is met
✓ Compensation recoupment (clawback) policy	Recovery of annual or long-term incentive compensation based on achievement of financial results that were subsequently restated due to error or misconduct, regardless of whether named executive officer was responsible for the error or misconduct
✓ Receive advice from independent compensation consultant	Compensation consultant (FW Cook) provides no other services to Sealed Air

What We Don’t Do
× No supplemental executive retirement plans for named executive officers	Consistent with focus on performance-oriented environment; reasonable and competitive retirement programs offered
× No change in control excise tax gross-ups	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
× No excessive perquisites or severance benefits	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
× No single-trigger vesting of equity compensation upon a change in control	Under our equity compensation plans, vesting following a change in control requires involuntary termination of employment (double-trigger)

Key Elements of Our Executive Compensation Program

Compensation Components

The following table summarizes the main components of our executive compensation program for our named executive officers. A more detailed description is provided in the following sections of this CD&A.

Compensation Element	Description	Objectives
Base Salary	• Fixed cash compensation	• Appropriate level of fixed compensation based on role and duties • Assist with recruitment and retention
Annual Incentive

•  Annual cash award if performance metrics are achieved

•  Target award based on a percentage of base salary

•  Payouts from 0-200% of target based on company and individual performance

•  Executive may elect all or a portion of award in form of restricted stock award vesting over two years, with 25% enhancement

• Reward executives for driving superior operating and financial results over a one-year timeframe • Create a direct connection between business success and financial reward
Long-Term Incentives

•  Performance share units earned based on performance, typically over three-year period with 0-200% payout

•  Occasional awards of restricted stock or restricted stock units that vest at end of three years of service

• Reward achievement of longer-term goals • Create direct connection between longer-term business success and financial reward • Encourage retention
Retirement Plans	• Standard plans generally offered to all salaried employees based on location of services • No supplemental executive retirement plans	• Provide retirement income for participants • Assist with recruitment and retention
Deferred Compensation	• Elective, nonqualified deferred compensation plan for select U.S. employees • Permits deferral of salary and certain cash incentives • No Sealed Air contributions are included	• Provide opportunity to save for retirement • Assist with recruitment and retention
Post-Employment Benefits

•  Executive Severance Plan provides competitive benefits in case of involuntary termination; no single-trigger vesting of equity awards upon a change in control

•  Mr. Peribere has post-employment benefits under the terms of his employment arrangement

•  Mr. Doheny also has post-employment benefits under the terms of his offer letter agreement

• Assure continuing performance of executives in face of possible termination of employment without cause • Assist with recruitment and retention
Other Benefits	• Health care and life insurance programs • Limited perquisites	• Competitive with peer companies • Assist with recruitment and retention

Compensation Mix

Under our executive compensation program, the Compensation Committee establishes each principal element of compensation for our named executive officers—i.e., comprising base salary, annual incentive targets and long-term incentive compensation targets—close to the median range based on data from peer companies (discussed below). As a result, both the level and the mix of the total compensation opportunity are intended to generally approximate the competitive median range. This design addresses one of our key goals: to ensure we provide competitive compensation opportunities so that we can attract and retain executives with the necessary skills to successfully manage a business of our size, scope and complexity. Since each element of compensation is mainly set by reference to levels at other companies, the Compensation Committee has not set any fixed relationship between the compensation of the CEO and that of any other named executive officer. The Compensation Committee considers the peer group data regressed to our revenue size when evaluating the named executive officers’ compensation against the peer group.

Executive officers earn annual incentive and long-term incentive awards based on achievement of performance goals, which we establish to support our annual and longer-term financial and strategic goals. Because annual and long-term incentives make up a significant portion of each executive officer’s total compensation, the program has been designed to pay close to the median range when target goals are met, provide above-median pay when our target goals are exceeded, and provide below-median pay when target goals are not met. These incentive award opportunities address another of our key goals: to provide a performance-oriented environment where above-median compensation can be realized when performance goals are exceeded and below-median compensation will be paid when performance goals are not achieved.

The following charts show the mix of base salary, target annual incentives and target PSU awards for the named executive officers for 2017 (ignoring Mr. Doheny’s 2017 compensation given he was newly hired in September 2017):

2017 Executive Total Direct Compensation Mix

2017 Compensation Decisions: Base Salary and Incentive Compensation

Base Salary

We pay salaries because a fixed component of compensation is an important part of a competitive compensation package. The Compensation Committee establishes salary levels for executive officers primarily based on consideration of the median range for the peer companies, as well as reviews of broad-based surveys of compensation trends and practices at other industrial companies in the United States, while also considering country-specific guidelines for compensation increases and performance. For Mr. Peribere, his 2017 salary level was established as part of the agreement extending his employment term through December 31, 2017. For Mr. Doheny, his 2017 salary level was established as part of his new hire offer letter agreement entered into in September 2017. For Messrs. Chammas and Deily, the increases were designed to better align their salaries with the peer company median based on guidance from FW Cook.

In 2017, the Compensation Committee set the base salaries of each of the named executive officers as follows:

Name	2016 Salary	2017 Salary	% Increase
Jerome A. Peribere	$1,250,000	$1,250,000	0.0%
William G. Stiehl	$331,574	$338,205	2.0%
Edward L. Doheny II	—	$1,150,000	—
Emile Z. Chammas	$518,832	$578,497	11.5%
Karl R. Deily	$521,350	$573,485	10.0%
Carol P. Lowe	$635,304	$648,010	2.0%

Annual Incentive Compensation

A significant portion of each named executive officer’s total annual compensation opportunity is made in the form of a target annual incentive opportunity under the Annual Incentive Plan. The Annual Incentive Plan is intended to drive high performance results based on the achievement of our strategic goals, with emphasis on performance and alignment of the interests of our named executive officers with our stockholders. The program provides the opportunity to earn a significantly higher annual incentive award if target performance is exceeded but the risk of a significantly lower annual incentive award, or even no annual incentive award, if target performance is not achieved.

2017 Annual Incentive Award Highlights

✓ Based on balanced mix of objective financial measures and individual performance assessments

✓ 2017 corporate financial achievement for two of three goals above maximum, resulting in above-target payouts

✓ Some executives elected a portion to be awarded as equity-based Stock Leverage Opportunities (SLOs)

The Compensation Committee sets annual incentive compensation through a four step process: (1) set target award levels for the named executive officers, (2) establish the performance goals and payout curve for the year, (3) review company and individual performance results after the end of the year and (4) determine award amounts. For any named executive officer who elects to have all or a portion of the annual incentive award delivered as a “stock leverage opportunity,” or SLO, there is a fifth step related to applying the SLO award rules. Each of these steps is discussed further below.

Step 1: Setting Target Award Levels. The Compensation Committee determines the target level of annual incentive award for each named executive officer as a percentage of the named executive officer’s base salary. Mr. Peribere’s target award for 2017 was set at 130% of his salary as part of the agreement extending his employment term through December 31, 2017. The Compensation Committee considered that this target for Mr. Peribere was in line with the median for the Sealed Air compensation peer group. See “—Use of Peer Group Data” below. Mr. Doheny’s target award for 2017 was set at 120% of his salary as part of his new hire offer letter agreement entered into in September 2017. For the other named executive officers, the target percentages established for 2017 were based on consideration of the median ranges established through peer group and general industry survey data on compensation trends and practices. The following table shows the calculation of the target annual incentive award for each named executive officer:

Name	2017 Salary	Target%		Target Annual Award
Jerome A. Peribere	$1,250,000	130%	=	$1,625,000
William G. Stiehl	$338,205	45%	=	$152,192
Edward L. Doheny II	$1,150,000	120%	=	$396,980	*
Emile Z. Chammas	$578,497	70%	=	$404,948
Karl R. Deily	$573,485	70%	=	$401,440
Carol P. Lowe	$648,010	75%	=	$486,008

*	For Mr. Doheny, his 2017 target annual award was prorated based on his September 2017 hire date in accordance with his offer letter agreement.

Step 2: Performance-Based Design. The Compensation Committee established the performance design for 2017 annual incentive awards for the named executive officers similar to the design for 2016. The design uses both a Financial Achievement Factor and an Individual Achievement Factor, as follows:

The Financial Achievement Factor is based on a formula established by the Compensation Committee in 2017. For the named executive officers other than Mr. Deily, this factor is based 100% on overall corporate results. For Mr. Deily, who runs the Food Care division, in order to focus the executive on the financial performance of this division while also encouraging senior leadership teamwork towards overall corporate results, the Financial Achievement Factor is based 50% on corporate results and 50% on Food Care’s division results.

Similar to 2016, the Compensation Committee established three performance goals under the Annual Incentive Plan for determining the Financial Achievement Factor for 2017:

•	Consolidated Adjusted EBITDA, weighted 50%. Consolidated adjusted EBITDA is defined as 2017 adjusted net earnings plus interest expense, taxes and depreciation and amortization. Consolidated adjusted EBITDA is a non-U.S. GAAP financial measure and excludes the impact of specific items approved by the Compensation Committee as noted below.

•	Improvement in ratio of support expense to gross profit, weighted 25%. Support expense is defined as selling, general and administrative expenses plus R&D costs, excluding depreciation and amortization. Gross profit is defined as net trade sales minus the cost of goods and services sold.

•	Improvement in ratio of working capital to net trade sales, weighted 25%. Working capital is defined as trade receivables plus inventory minus trade payables. Net trade sales is defined as consolidated revenues from all divisions to external third parties and excluding intercompany sales.

All three performance criteria represent continuing operations only, excluding the portion of the business sold in 2017 as part of the Diversey Sale. In order to ensure that achievement of these measures represents the performance of the core business, each of the measures was calculated at 2017 budgeted foreign exchange rates and adjusted for specific items approved by the Compensation Committee, including restructuring charges, charges relating to impairment of goodwill or intangibles, all tax adjustments related to the completion of tax audits or the expiration of relevant statutes of limitation, all expenses relating to our involvement in the W. R. Grace & Co. bankruptcy proceedings, expenses relating to capital markets transactions, the effect of certain acquisitions and dispositions, expenses related to cash-settled stock appreciation rights granted as part of the 2011 Diversey acquisition and the effect of certain accounting changes.

The Compensation Committee selected these three goals because it believes that achieving such goals will improve the quality of our earnings and they are in the long-term interest of our stockholders. The target levels for these goals were based on our goals and strategies to improve the quality of earnings, profitability, cash flow from operations and working capital overall.

The following summarizes the performance goals selected by the Compensation Committee at threshold, target and maximum, and the corresponding payout percentage at each performance level (with the payout percentage determined on a pro rata basis for achievement between levels above threshold):

Metric: 2017 Consolidated Adjusted EBITDA – weighted 50%
% Achievement of Target	Consolidated Adjusted EBITDA Goal Achieved	Payout %
Less than 85%	Less than $708M	0%
85% (threshold)	$708M	50%
100% (target)	$833M	100%
At least 115% (max)	$958M	200%

Metric: 2017 Ratio of Support Expense to Gross Profit – weighted 25%
Achievement	Ratio of Support Expense to Gross Profit Goal Achieved	Payout %
Above 50.6%	Higher ratio than 2016	0%
50.6% (threshold)	Same ratio as 2016	50%
49.9% (target)	70 bps improvement	100%
Less than 49.2% (max)	140 bps improvement	200%

Metric: 2017 Ratio of Working Capital to Net Trade Sales – weighted 25%
Achievement	Ratio of Working Capital to Net Trade Sales Goal Achieved	Payout %
Above 12.6%	Higher ratio than 2016	0%
12.6% (threshold)	Same ratio as 2016	50%
12.1% (target)	50 bps improvement	100%
Less than 10.4% (max)	220 bps improvement	200%

The Compensation Committee applies the Individual Achievement Factor, which could range from 0% to 200%, to adjust individual bonus awards. In no event, however, will the annual incentive award, as adjusted for individual performance, exceed 200% of the target. Unlike the formulaic calculation for the Financial Achievement Factor, each named executive officer’s individual performance adjustment factor is based on a subjective evaluation of overall performance and consideration of the achievement of individual goals established at the beginning of the year. The material features of the 2017 individual performance assessments for the named executive officers are described in Step 3 below.

Step 3: Performance Results for 2017. In early 2018, the Compensation Committee reviewed the financial performance of our company and business segments to determine the 2017 Financial Achievement Factor. The following chart summarizes the corporate-level results of this analysis:

Metric	Weighting	Threshold	Target	Maximum	Actual	Payout %
Consolidated Adjusted EBITDA	50%	$708M	$833M	$958M	$804M	88.4%
Support Expense to Gross Profit Ratio	25%	50.6% Same ratio as 2016	49.9% 70 bps improvement	49.2% 140 bps improvement	48.2% 243 bps improvement	200.0%
Working Capital to Net Trade Sales Ratio	25%	12.6% Same ratio as 2016	12.1% 50 bps improvement	10.4% 220 bps improvement	8.1% 448 bps improvement	200.0%
				Financial Achievement Factor		126.5%[1]
[1]	Annual Incentive Plan (AIP) payout would be capped at 110% if our reported adjusted EBITDA at actual rates were below $833 million. While the calculated achievement is 144.2%, additional funding of the AIP pool beyond 126.5% would result in reported adjusted EBITDA at actual rates less than $833 million, and therefore the Financial Achievement Factor is capped at 126.5%.

Ms. Lowe resigned effective October 31, 2017. The terms of the Annual Incentive Plan generally require participants to remain employed through the award payment date. Ms. Lowe was therefore not eligible for an annual incentive award for 2017. As a result, no additional individual performance review was performed for Ms. Lowe.

The Compensation Committee reviewed individual performance of the other named executive officers to establish an Individual Achievement Factor for each. Mr. Doheny, who succeeded Mr. Peribere as our CEO effective January 1, 2018 and with input from Mr. Peribere prior to his retirement, recommended to the Compensation Committee an Individual Achievement Factor and annual incentive award amount for each named executive officer other than himself based on his discretionary assessment of the individual’s contributions for the full year. The Compensation Committee considered all of the information presented, discussed our CEO’s recommendations with him and FW Cook, and applied its judgment to determine the final Individual Achievement Factor and annual incentive award amount for each named executive officer. The Compensation Committee, with further approval of the Board of Directors, determined Mr. Doheny’s Individual Achievement Factor and bonus amount based on its assessment of his performance.

The following chart briefly summarizes the material factors considered by the Compensation Committee in this individual performance assessment for 2017. In addition to the individual performance goals, the Compensation Committee considered how those goals were achieved, addressing individual performance in categories such as team building, talent development, and ability to deliver value and results.

Name	Individual Performance Goals/Assessment
Jerome A. Peribere

The Compensation Committee considered Mr. Peribere’s effort and leadership in completing the Diversey Sale while also maintaining Company-wide focus on achieving 2017 financial goals under the Annual Incentive Plan.

William G. Stiehl	The Compensation Committee considered Mr. Stiehl’s successful leadership of the complex finance requirements of the Diversey Sale, enterprise-wide expense management leading to EBITDA contributions, and his effectiveness in assuming the Acting CFO role in Q3 2017.
Edward L Doheny II	The Compensation Committee considered Mr. Doheny’s effective transition from the Chief Operating Officer role into the CEO position effective January 1, 2018. Mr. Doheny’s transition included customer visits, global facility visits and town hall meetings, investor interaction, and strong focus with the senior leadership team. Early analysis of business performance led to strategic pivots for the business strategy on innovations, operational excellence, customer service, and performance metrics to be implemented in 2018.
Emile Z. Chammas	The Compensation Committee considered Mr. Chammas’ leadership of continued progress of best-in-class safety results, improved manufacturing quality, supply chain contributions to EBITDA, further deployment of a lean culture, and management of cost reduction throughout the organization.
Karl R. Deily	The Compensation Committee considered Mr. Deily’s leadership of commercial transformational programs to enable growth, the effective leadership of the global hygiene business until the Diversey Sale, the launch of new products, and the overall leadership of his division results and strategic goals specific to Mr. Deily’s division. Mr. Deily’s role has also been expanded to include responsibility for the Core Innovation organization spanning both the Food Care and Product Care Divisions and enterprise-wide innovation initiatives.

Based on its assessment and judgment, the Compensation Committee determined an Individual Achievement Factor for Mr. Peribere and Mr. Doheny of 100%. The other named executive officers had Individual Achievement Factors ranging from 100% to 115%.

Step 4: Award Payouts for 2017. The following table summarizes the annual incentive awards determined for each of the named executive officers for 2017, other than Ms. Lowe who did not receive an award:

Name	Target Annual Award	X	Overall Achievement Factor	Annual Incentive Award
Jerome A. Peribere	$1,625,000	x	126.5%	$2,055,625
William G. Stiehl	$152,192	x	126.5%	$192,523
Edward L. Doheny II	$396,980	x	126.5%	$502,180
Emile Z. Chammas	$404,948	x	145.5%	$589,098
Karl R. Deily	$401,440	x	145.5%	$583,994

*	The Overall Achievement Factor is the combined result of the applicable Financial Achievement Factor and Individual Achievement Factor (rounded to the nearest tenth of a percent in the table above). As noted above, the Financial Achievement Factor for any named executive officer that leads a business segment was based 50% on corporate financial results and 50% on division results.

**	As noted above, the maximum annual incentive award is capped at 200% of target.

Step 5: SLO Awards. Under the Annual Incentive Plan, our named executive officers also have the opportunity each year to designate a portion of their annual incentive award to be received as an equity award under our equity compensation plan, called stock leverage opportunity, or SLO, awards. The portion to be denominated in SLO awards, in increments of 25% of the annual incentive award, may be given a premium to be determined by the Compensation Committee each year. The stock price used to calculate the number of shares that can be earned is the closing price on the first trading day of the performance year ($46.50 on January 3, 2017), thereby reflecting stock price changes during the performance year in the value of the SLO award. Once the amount of the earned annual incentive award has been determined for each executive officer following the end of the year, the cash portion is paid out shortly thereafter, and the SLO award is provided in the form of an award of restricted stock or restricted stock units under our equity compensation plan with a two-year restriction period. The Compensation Committee believes that SLO awards provide an additional means to align the interests of our named executive officers with those of our stockholders using performance-based compensation.

For 2017, the Compensation Committee established a 25% premium for any portion of the annual incentive award elected as an SLO award. The following named executive officers elected to receive a portion of their annual incentive award as a SLO award:

Name	Cash Award %	SLO Award %
Karl R. Deily	75%	25%

For those named executive officers who elected to receive a portion of their 2017 annual incentive award as a SLO award, the division of the final annual incentive award between cash and the SLO award was as follows:

Name	Cash Award ($)	SLO Award (# of Shares)
Karl R. Deily	$437,996	3,925

The amounts awarded as cash for 2017 are shown later in this Proxy Statement in “—2017 Summary Compensation Table” under the “Non-Equity Incentive Compensation Plan” column, and the SLO awards are shown in “—2017 Summary Compensation Table” under the “Stock Award” column based on their grant date fair value assuming target performance.

Long-Term Incentive Compensation

2017-2019 PSU Awards. Our executive compensation program provides for annual awards of PSUs to the named executive officers. The program is intended to align compensation closely to our performance while giving the executive officers the opportunity for exceptional value if performance targets are exceeded and while continuing to encourage the retention of our executive officers.

The PSU awards provide for three-year performance periods with a targeted number of shares to be earned if performance during the period meets goals set during the first 90 days of the period. If performance is below defined threshold levels, then no units will be earned, and if performance exceeds defined maximum levels, then a maximum number of units (above the target number) will be earned.

Long-Term Incentive Award Highlights

✓ 100% of 2017 award in the form of PSUs earned based on
2017-2019 performance goals (adjusted EBITDA margin, net sales CAGR and relative TSR)

✓ 2015-2017 PSUs earned below target level based on below-
target performance results

✓ New hire awards to Mr. Doheny in connection with his offer of employment

During the first quarter of 2017, the Compensation Committee established PSU award target levels for the performance period starting January 1, 2017 for the named executive officers. We refer to these as the 2017-2019 PSUs.

The target award levels were generally based on a percentage of base salary, with the percentage of salary set within the median range for long-term incentive compensation for executives with similar positions and responsibilities. For Mr. Peribere, the target award dollar amount was determined under the agreement he entered into in 2016 in connection with the extension of his employment term. The target dollar amount was separately allocated to each of the weighted performance metrics for the award, as follows:

Performance Measure	Weighting
2017-2019 relative TSR	34%
2019 consolidated adjusted EBITDA margin	33%
Net sales compound annual growth rate (3-year CAGR)	33%

The target number of PSUs for the relative TSR portion was determined by dividing the allocated portion of the target dollar amount by the accounting value per share for that portion of the award (based on the Monte Carlo simulation value as of the grant date). Similarly, the target number of PSUs for the consolidated adjusted EBITDA margin and net sales CAGR portions were determined by dividing the allocated portion of the target dollar amount by the closing price of our common stock on the grant date. In each case, the target number of PSUs was rounded up to the next whole unit. Mr. Doheny was not eligible for a 2017-2019 PSU award since he was not hired until September 2017.

Name	Target %	LTI Value	Target Award (# of PSUs)
			Relative TSR	Adj. EBITDA Margin	Net Sale CAGR
Jerome A. Peribere[1]	N/A	$7,559,000	55,786	54,993	54,993
William G. Stiehl	90%	$304,385	2,247	2,215	2,215
Emile Z. Chammas	165%	$941,679	6,950	6,851	6,851
Karl R. Deily	165%	$946,251	6,984	6,885	6,885
Carol P. Lowe	170%	$1,101,618	8,131	8,015	8,015
[1]	Mr. Peribere’s target LTI value is determined under the agreement he entered into in 2016 in connection with the extension of his employment term.

The Compensation Committee selected relative TSR as a metric to balance achievement of internal goals with performance against our peers in an easily measurable metric that directly demonstrates value creation for our stockholders. The Compensation Committee recognized that the consolidated adjusted EBITDA margin metric provides further alignment with the broader Annual Incentive Plan and our goal to improve quality of earnings. The Compensation Committee added net sales CAGR as a measure to create additional alignment with our top line growth. The results of each metric will determine the number of shares earned for that metric, based on that metric’s weighting. The total award will be the addition of the total number of shares earned for each of the three performance metrics.

TSR represents the percent change in the share price from the beginning of the performance period to the end of the performance period and assumes immediate reinvestment of dividends when declared at the closing share price on the date declared. The beginning share price will be calculated as an average of 31 data points: the closing share price on January 3, 2017 and the closing share price +/-15 trading days from January 3, 2017. The ending share price will be calculated as an average of 31 data points: the closing share price on December 31, 2019 and the closing share price +/-15 trading days from December 31, 2019.

The performance of this metric will be assessed in comparison of the percentile rank to the approved peer group of companies. The lowest ranked company will be the 0% rank, the middle ranked company will be the 50th percentile rank and the top ranked company will be the 100th percentile rank. If a company is acquired or otherwise is no longer publicly traded and its share price is no longer available, it will be excluded from the peer group.

The three-year relative TSR percentile rank at threshold, target and maximum for the performance period follows:

2017-2019 PSUs

RELATIVE TSR PERFORMANCE GOAL

(weighted 34%)

Achievement	TSR Percentile Rank	% of Target Earned
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	25%
Target	50th percentile	100%
Maximum	75th percentile and above	200%

Award levels based on three-year relative TSR percentile rank between any two of these levels would be based on a pro-rata calculation of the number of shares earned, except that no shares for this metric will be earned for three-year relative TSR percentile rank below the 25th percentile.

The consolidated adjusted EBITDA margin metric measures 2019 consolidated adjusted EBITDA as a percentage of 2019 net sales, subject to certain adjustments. For this purpose, (1) “2019 consolidated adjusted EBITDA” is our earnings before interest, taxes, depreciation and amortization for calendar year 2019, derived from our U.S. GAAP net earnings, subject to certain specified adjustments and (2) “2019 net sales” is our “net sales” for 2019 as reported in our Annual Report on Form 10-K for 2019. The goals were based on the continuing operations of Sealed Air taking into account the planned Diversey Sale.

2019 consolidated adjusted EBITDA margin performance levels at threshold, target and maximum are as follows:

2017-2019 PSUs

2019 CONSOLIDATED ADJUSTED EBITDA MARGIN GOAL

(weighted 33%)

Achievement	2019 Consolidated Adjusted EBITDA Margin	% of Target Earned
Below Threshold	Less than 18.9%	0%
Threshold	18.9%	50%
Target	20.2%	100%
Maximum	21.5% and above	200%

Award levels based on 2019 consolidated adjusted EBITDA margin between any two of these levels would be based on a pro-rata calculation of the number of shares earned, except that no shares for this metric will be earned for 2019 consolidated adjusted EBITDA margin below the threshold goal.

The net sales CAGR metric measures the CAGR for net sales for the performance period against the baseline of 2016 net sales. The CAGR will be determined using the standard CAGR formula and based on 2019 net sales. For this purpose, “net sales” for 2016 and 2019 means our net sales for 2016 and 2019, as applicable, as reported in our Annual Report on Form 10-K for the applicable year and, for 2019 Net Sales, measured (1) at the 2017 annual operating plan foreign exchange rates and (2) to reflect constant resin prices determined and fixed as of December 31, 2016. The goals were based on the continuing operations of Sealed Air taking into account the planned Diversey Sale.

The net sales CAGR performance levels at threshold, target and maximum are as follows:

2017-2019 PSUs

NET SALES CAGR GOAL

(weighted 33%)

Achievement	Net Sales CAGR	% of Target Earned
Below Threshold	Less than 0.7%	0%
Threshold	0.7%	50%
Target	2.5%	100%
Maximum	3.6% and above	200%

Award levels based on net sales CAGR between any two of these levels would be based on a pro-rata calculation of the number of shares earned, except that no shares for this metric will be earned for net sales CAGR below the threshold goal.

Mr. Peribere and Ms. Lowe received this PSU award. Mr. Peribere’s employment agreement provided for special retirement treatment for his award, permitting the continued vesting of the award following his retirement on December 31, 2017, subject to actual performance results for the performance period and his compliance with post-employment covenants. Ms. Lowe’s award was forfeited in connection with her resignation.

Mr. Doheny’s New Hire Awards. In connection with his recruitment, we entered into an offer letter agreement with Mr. Doheny. The offer letter agreement provides that Mr. Doheny will be granted on his start date two new-hire equity awards, with 30% as a time-vesting award and 70% as a performance-vesting award. These awards were necessary to encourage Mr. Doheny to accept our offer of employment and provide both retention and performance incentives that are aligned to our long-term stockholder interests. The time-vesting award, for 30,000 shares, requires Mr. Doheny to remain in service with us through December 31, 2020. The performance-vesting award, for 70,000 shares, in addition to requiring employment through December 31, 2020, requires that either (1) our cumulative total stockholder return for 2018-2020 be in the top 33% of our peers (using the same peers and methodology under the 2017-2019 PSU awards) and our stock price as of December 31, 2020 equals at least $60/share or (2) our stock price as of December 31, 2020 equals at least $75/share. The offer letter agreement provides that the stock price as of December 31, 2020 for this purpose will be determined using a 30-day arithmetic mean of closing prices. The offer letter agreement also addresses treatment of the new hire awards upon termination of employment, which is more fully discussed under “—Payments Upon Termination or Change in Control” below.

Performance Results for Prior Year PSU Awards

The Compensation Committee determined the performance results for three sets of PSUs with performance periods ending in 2017: (1) the 2015-2017 PSUs granted in early 2015; (2) the second half of the Special PSUs granted in early 2014 focused principally on adjusted free cash flow performance from 2014-2016 and our working capital to net trade sales ratio calculated as of December 31, 2017; and (3) the CEO inducement award granted in early 2016 based on our total shareholder return relative to its peer companies from 2016 -2017.

2015-2017 PSUs. The 2015-2017 PSUs earned at 73.3% of target based on achievement of two principal goals measured over the 2015-2017 performance period, as follows:

2015-2017 PSUs

Metric (weighting)	Metric Target[3]	Achievement	Payout %
Adjusted EBITDA Margin[1] (65%)	19.8%	19.0%	73.3%
TSR[2] (35%)	50th percentile	41st percentile	73.3%
		Total	73.3%

[1]	Adjusted EBITDA margin metric measured 2017 consolidated adjusted EBITDA as a percentage of 2017 net sales, subject to certain exclusions. For this purpose, (a) “2017 consolidated adjusted EBITDA” is our earnings before interest, taxes, depreciation and amortization for calendar year 2017, derived from our U.S. GAAP net earnings, adjusted to exclude certain specified items and (b) “2017 net sales” is our net sales for 2017 as reported in our Annual Report on Form 10-K for 2017.

[2]	The TSR metric measures the percent change in share price from the beginning of the performance period to the end of the performance period and assumes immediate reinvestment of dividends when declared at the closing share price on the date declared. The beginning share price was calculated as an average of 31 data points: the closing share price on January 2, 2015 and the closing share price +/- 15 trading days from January 2, 2015. The ending share price was calculated as an average of 31 data points: the closing share price on December 31, 2017 and the closing share price +/- 15 trading days from December 31, 2017. The performance of this metric was assessed in comparison of the percentile rank to the approved peer group of companies. The lowest ranked company was the 0 percentile rank, the middle ranked company was the 50th percentile rank and the top ranked company was the 100th percentile rank. If a company was acquired or otherwise is no longer publicly traded and its share price no longer available, it was excluded from the peer group.

[3]	For Adjusted EBITDA Margin, consistent with the terms of the award as originally approved that provide for adjustments to exclude the effect of acquisitions and divestitures, the performance goals and results were adjusted to reflect continuing operations only, excluding the businesses sold in 2017 as part of the Diversey Sale. The adjustment to the performance goals to exclude the Diversey Sale resulted in higher achievement targets than originally approved. For example, target achievement as originally approved in early 2015 was 17.5%, but after adjustment for the Diversey Sale was 19.8%.

2014 Special PSUs. The special PSU awards were a one-time award made in early 2014 to further focus the enterprise on generating free cash flow. The named executive officers (other than Mr. Doheny) received this award. The special PSUs were earned principally based on achievement of specified levels of adjusted free cash flow, above targets established in our 2014 three-year strategic plan, over the three-year performance period of 2014-2016. In addition, no portion of an award was earned unless we achieved a minimum specified level of adjusted earnings per share for 2016, in order to balance the free cash flow goal with an appropriate focus on generating earnings. To further balance the incentives, the award earned based on adjusted free cash flow performance could be reduced by 25% if our relative TSR for 2014-2016 was below the 50th percentile of an approved peer group of companies.

Actual achievement of the award based on performance through 2016 was 200%. The special PSUs earned are paid out in equal installments over two years. The first half of the award was paid in 2017. The 2018 payment is subject to continued service to December 31, 2017 and the achievement of a 2017 performance goal related to the ratio of working capital to net trade sales for 2017. We met the pre-established ratio of working capital to net trade sales for 2017, and the award has been paid out.

2016 CEO Inducement Award. As an inducement to continued employment, on January 15, 2016, Mr. Peribere was granted an Inducement PSU award of 75,000 shares. The award would be earned if either (1) our cumulative TSR for 2016-2017 is in the top 25% of our peers (using the same peers and methodology under our 2016-2018 PSU award) and our stock price as of December 31, 2017 equals at least $43.70 per share or (2) our stock price as of December 31, 2017 equals at least $55.00 per share. The December 31, 2017 share price calculated in accordance with the inducement award was $47.67; our cumulative TSR for 2016 – 2017 compared to our peer group was below the 25th percentile. As a result, the performance goals were not achieved and the award was forfeited.

Governance of Our Executive Compensation Program

Oversight by the Compensation Committee

The Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our named executive officers and other executives is fair and competitive and motivates high performance.

Under our executive compensation philosophy, we provide compensation in the forms and at levels that will permit us to retain and motivate our existing executives and to attract new executives with the skills and attributes that we need. The compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit our Company and our stockholders, and to create an alignment of interests between our executives and our stockholders. The compensation program is designed to place a greater weight on rewarding the achievement of our longer-term objectives and financial performance.

Role of Independent Compensation Consultant

FW Cook advises the Compensation Committee on the selection of peer companies, provided comparative industry trends and peer group data regarding salary, annual incentive and long-term incentive compensation levels for our executive officers and other key executives, and advised on recommended compensation levels for our management. FW Cook assisted the Compensation Committee in selecting metrics and goals for the 2017 annual bonus program and the 2017-2019 PSUs. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

Role of CEO and Management

The Compensation Committee from time to time directs members of management to work with FW Cook to provide executive compensation information or recommendations to the Compensation Committee. However, the Compensation Committee has not delegated any of its authority to determine executive compensation programs, practices or other decisions to our management. As noted above, the current executive compensation program was developed and approved by the Compensation Committee with advice and support from FW Cook after consulting with the CEO and our compensation and legal professionals. The CEO and other executive officers and compensation professionals attend portions of meetings as requested by the Compensation Committee.

While the Compensation Committee approved metrics for the 2017 annual bonus and long-term incentive programs, FW Cook, the CEO and other members of our management also were consulted in developing the metrics and establishing the goals for the 2017 programs.

The CEO submits salary and bonus recommendations to the Compensation Committee for the other named executive officers as well as for the other executives whose compensation is set by the Compensation Committee. In addition, the Compensation Committee has delegated to the CEO limited authority to make equity awards to employees who are not executive officers. The CEO does not provide input regarding his own compensation and does not participate in any related Compensation Committee deliberations. Following a review of those recommendations with FW Cook, the Compensation Committee approves compensation decisions for our named executive officers. In making compensation decisions for named executive officers other than the CEO, the Compensation Committee relies on the CEO’s recommendations but makes independent adjustments and is not bound by those recommendations.

Use of Peer Group Data

The Compensation Committee uses data from a peer group as a factor in setting executive compensation levels and in designing executive compensation programs. The peer group is reviewed annually by the Compensation Committee. The Compensation Committee includes companies primarily in the materials sector that are comparable to Sealed Air based on sales, percentage of sales outside of the United States, number of employees and market capitalization. The table below sets forth the peer group of companies that the Compensation Committee considers in setting executive compensation levels and in designing compensation programs. The peer group was adjusted in 2017 to reflect the Diversey Sale.

Peer Group Companies
AptarGroup, Inc.	Berry Plastics Group, Inc.	Owens-Illinois, Inc.
Ashland Global Holdings Inc.	Celanese Corporation	Packaging Corporation of America
Avery Dennison Corporation	Crown Holdings, Inc.	PolyOne Corporation
Axalta Coating Systems Ltd.	Graphic Packaging Holding Co.	Silgan Holdings Inc.
Ball Corporation	Greif, Inc.	Sonoco Products Co.
Bemis Company, Inc.	Maple Leaf Foods Inc.

The Compensation Committee considers comparative executive compensation levels and practices based on information from the peer companies as well as other data provided by FW Cook related to general industry executive compensation trends.

Shareholder Feedback and Consideration of 2017 Say-on-Pay Vote

The Compensation Committee and the Board of Directors considered the results of the “say-on-pay” vote at the Annual Meeting held on May 18, 2017, when the compensation of our named executive officers was approved by over 96% of the stockholders that voted. The Compensation Committee believes that this stockholder vote indicates strong support for our executive compensation program and considered the strong stockholder support in determining its 2018 compensation practices. The Board encourages stockholders to contact the Board and share any concerns about our executive compensation program, but given the historic strong levels of stockholder support for our executive compensation program, the Compensation Committee did not engage in any formal outreach program to stockholders on executive compensation matters in 2017.

Other Features and Policies

Stock Ownership Guidelines

In order to align the interests of named executive officers and stockholders, we believe that our named executive officers should have a significant financial stake in Sealed Air. To further that goal, we have stock ownership guidelines that apply to our named executive officers and other key executives. The guidelines for our named executive officers are as follows:

•	Executive officers are required to hold a multiple of their salary: 6 for the CEO, 3.5 for the CFO and 3 for the other Senior Vice Presidents;

•	Share equivalents held in our tax-qualified retirement plans are included, but unvested awards under our equity compensation plans are excluded;

•	Until the minimum stock ownership has been reached, executive officers are expected to retain all shares received as awards under our equity compensation programs after payment of applicable taxes; and

•	The Compensation Committee can approve exceptions to the stock ownership guidelines for executive officers in the event of home purchase, higher education expenses, major illness, gifts or financial hardship.

As of March 19, 2018, all of our named executive officers had met the ownership guidelines or had shares retained at vesting as required by the guidelines.

Savings, Retirement and Health and Welfare Benefits

Our named executive officers participate in the retirement programs available generally to employees in the countries in which they work because we believe that participation in these programs and in the other health and welfare programs mentioned below is an important part of a competitive compensation package. In the United States, our named executive officers participate in two tax-qualified defined contribution retirement plans, the Profit-Sharing Plan of Sealed Air Corporation and the Sealed Air Corporation 401(k) Thrift Plan. As a result of participating in these broad-based retirement plans, our executive officers are eligible to receive profit-sharing and matching contributions paid by us, up to IRS limits applicable to tax-qualified plans.

Mr. Deily also participates in the Sealed Air Corporation Restoration Plan for Cryovac Employees, a component plan of the Sealed Air Combined Pension Plan and a tax-qualified defined benefit plan that covers the employees of our Cryovac operations who participated in a defined benefit plan maintained by a previous employer immediately prior to March 31, 1998. The Restoration Plan for Cryovac Employees is described under “—Pension Benefits in 2017” below. The plan was amended to freeze benefit accruals as of December 31, 2016, and as a result, no additional benefits will be accrued under the plan after 2016. Mr. Deily currently does not have any cumulative benefit under that plan.

U.S.-based named executive officers may elect to defer a portion of salary or cash incentive awards under our nonqualified deferred compensation plan. The Compensation Committee believes that this plan is appropriate because executives are limited in the amount that they can save for retirement under the 401(k) Thrift Plan due to IRS limits applicable to tax-qualified retirement plans. No employer contributions are provided under the deferred compensation plan. For 2017, Mr. Peribere, Mr. Stiehl and Mr. Deily elected to participate in the plan.

We do not offer any other nonqualified excess or supplemental benefit plans to our named executive officers in the United States

All of our named executive officers participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to employees in the countries in which they work.

Perquisites and Other Personal Benefits

Consistent with our performance-oriented environment, we provided limited perquisites to our named executive officers, as included under the “All Other Compensation” column in “—2017 Summary Compensation Table.” The limited perquisites we do provide are intended to provide a competitive compensation package for retention and recruitment.

Compensation Recoupment (Clawback) Policy

Our compensation recoupment (clawback) policy, or the Recoupment Policy requires each executive officer to reimburse us for all or a portion of any annual or long-term incentive compensation paid to the executive officer based on achievement of financial results that were subsequently the subject of a restatement due to error or misconduct regardless of whether the executive officer was responsible for the error or misconduct so long as no payment or award or a lower payment or award would have been made to the officer based on the restated results. The Board of Directors will make the determination whether to seek recovery. The Recoupment Policy is part of our overall risk management practices to ensure that compensation programs do not encourage manipulation of financial results.

In addition, the Recoupment Policy provides that our CEO and CFO must reimburse us for any compensation or profits from the sale of securities under Section 304 of the Sarbanes-Oxley Act of 2002. The Recoupment Policy has been incorporated into our equity award documents.

Employment, Severance and Change in Control Arrangements

Employment Agreements. We do not generally enter into employment agreements with executive officers or other employees except in countries outside the United States where such agreements are customary or as necessary for recruitment.

We entered into an employment agreement with Mr. Peribere, dated September 1, 2012, in connection with his recruitment. We received guidance from FW Cook in the negotiation of the employment agreement. The employment agreement includes provisions regarding Mr. Peribere’s position and duties, compensation, post-employment covenants and other matters, including provisions regarding certain new-hire equity awards, severance in case of termination of employment without cause during the initial four-year term ending August 31, 2016, and special retirement provisions for certain long-term incentive awards in case of retirement after completion of the initial term. The Compensation Committee believes that the terms of the employment agreement are reasonable and were necessary to cause him to leave his prior employer and accept a significant leadership role with Sealed Air. On January 15, 2016, Mr. Peribere entered into a letter agreement amending the terms of the employment agreement to extend the term of Mr. Peribere’s employment until December 31, 2017. The amendment letter includes certain adjustments to his compensation opportunities beginning in 2016 and includes certain additional equity awards intended to further encourage focus on improving stockholder value through the extended term, as discussed above. Given our performance over the term of Mr. Peribere’s service with us, the Compensation Committee felt that the extension of Mr. Peribere’s employment term to December 31, 2017 was an important goal for our stockholders and that the compensation adjustments were reasonable in light of this goal.

We entered into an offer letter agreement with Mr. Doheny, dated September 5, 2017, in connection with his recruitment. We received guidance from FW Cook in the negotiation of the offer letter agreement. The offer letter agreement includes provisions regarding Mr. Doheny’s position and duties, compensation, post-employment covenants and other matters, including provisions regarding certain new-hire equity awards described above and certain severance benefits described under “—Payments Upon Termination or Change in Control” below. The Compensation Committee believes that the terms of the offer letter agreement are reasonable and were necessary to cause him to accept a significant leadership role with Sealed Air.

Executive Severance Plan. In early 2014, the Compensation Committee established the Executive Severance Plan. This plan provides for reasonable severance benefits in the case of an executive’s involuntary termination of employment, either by us without “cause” or by the executive for “good reason.” The Compensation Committee believes that the Executive Severance Plan serves the interests of stockholders by encouraging the retention of a stable management team.

Under the Executive Severance Plan, in the case of an involuntary termination of employment without cause or with good reason, the executive is eligible for severance benefits in the form of continuation of base salary and health and welfare benefits for a period of months (ranging from 3 to 12 months) based on the employee’s years of service with us. In February 2018, the Compensation Committee approved an amendment to the Executive Severance Plan to (a) fix the severance period at 12 months regardless of years of service and (b) determine the cash severance on the sum of the covered executive’s base salary and target annual bonus.

If the qualifying termination occurs upon or within two years after a change in control of Sealed Air, the executive is instead entitled to receive (1) a lump sum payment equal to two years of base salary (or after the February 2018 amendment, the sum of base salary and target annual bonus), (2) continued health and welfare benefits for up to 18 months, and (3) accelerated vesting of all outstanding equity compensation awards.

Severance benefits are conditioned upon the executive giving us a general release of claims at the time of separation. Benefits are also conditioned upon the executive’s compliance with certain restrictive covenants regarding non-disparagement, confidentiality and non-competition (in addition to any other restrictive covenants to which an employee may be subject). No tax gross-ups are provided to any participant under the plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code as a result of payments under the plan in connection with a change in control.

If an executive covered by the plan is also entitled to severance under an existing agreement with us, the terms of the individual severance agreement will control instead of the plan.

Confidentiality and Restrictive Covenants Agreement. Exempt employees who are eligible to receive equity awards are required to sign a Confidentiality and Restrictive Covenants Agreement which addresses confidentiality of our proprietary information and disclosure and assignment of inventions as well as an eighteen-month post-employment restrictive covenants obligation as a condition of receiving an equity award. In recent years, most other exempt new employees in the United States have been required to enter into an appropriate Restrictive Covenant and Confidentiality Agreement with us. These agreements address the confidentiality of our proprietary information and disclosure and assignment of inventions to us and include at least an eighteen-month post-employment restrictive covenant obligation by the employee, and the employee is provided the greater of severance as provided in any applicable severance program in effect at the time of the employee’s termination or severance pay equal in amount to (1) one-twelfth of the annual salary rate at which he or she was paid immediately preceding such termination, if such termination occurs within the first year of employment or (2) one-sixth of the annual salary rate at which he or she was paid immediately preceding such termination, if such termination occurs thereafter.

Timing of Equity Grants

PSU awards made to our executive officers under our equity compensation plans are made during the first 90 days of each year, either at the regularly-scheduled meeting of the Compensation Committee held in February of each year or at a special meeting held later but during the first 90 days of the year. In addition, SLO awards are made effective on a date set by the Compensation Committee in advance but no later than March 15 to those executive officers who have elected to receive a portion of their annual incentive award as an SLO award. The date is selected based on when the Compensation Committee expects that all annual incentive awards will be determined and to allow our staff sufficient time to assist executive officers to make required SEC filings for the SLO awards on a timely basis.

To the extent that other awards of restricted stock or restricted stock units may be made to executive officers, they are generally made at one of the regularly-scheduled meetings of the Compensation Committee. Awards are generally effective on the date of the meeting at which they were approved. However, when an award is to be made to an executive officer who is traveling or otherwise not available to make the required filing regarding such award with the SEC on a timely basis, then at the meeting the award is given an effective date after the date of the meeting so that the filing can be made on a timely basis. Dates for Compensation Committee meetings are usually set during the prior year, and the timing of meetings and awards is unrelated to the release of material non-public information.

Section 162(m) Considerations

Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one named executive officer in any calendar year. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. In 2017 and prior years, the Compensation Committee designed awards under the Annual Incentive Plan and our Performance-Based Compensation Program, as well as PSUs under equity incentive plans, that were intended to qualify for this performance-based compensation exception. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation that the Compensation Committee structured in 2017 and prior years with the intent of qualifying as performance-based compensation under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfather rules. Moreover, from and after January 1, 2018, compensation awarded in excess of $1 million to our named executive officers generally will not be deductible. While the Tax Cuts and Jobs Act will limit the deductibility of compensation paid to the named executive officers, the Compensation Committee will—consistent with its past practice—design compensation programs that are intended to be in the best long-term interests of Sealed Air and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Compensation Committee Report

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the members of the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Sealed Air’s 2018 Proxy Statement and incorporated by reference into Sealed Air’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Organization and Compensation Committee

Jacqueline B. Kosecoff, Chair

Michael Chu

Neil Lustig

Richard L. Wambold

Board Oversight of Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Sealed Air. In 2017 as in prior years, at the request of the Compensation Committee and with the assistance of FW Cook, we evaluated our incentive compensation plans relative to our enterprise risks and determined that there were no significant changes to the compensation risks identified below. We determined, taking into account advice from FW Cook, that there were no significant risk areas from a compensation risk perspective.

With respect to our executive compensation programs, a number of risk mitigation features were in place in 2017, including the following:

•	The primary metric for the Annual Incentive Plan focused on earnings (consolidated adjusted EBITDA, ratio of support expense to gross profit ratio and ratio of working capital to net trade sales), and the Compensation Committee had discretion to adjust bonus pool funding and individual award payouts.

•	The principal long-term incentive program for executives is PSU awards that vest based on achievement of measurable financial three-year goals balanced by relative stock return performance. No stock options were used.

•	The Compensation Committee has discretion in extraordinary circumstances to reduce long-term incentive awards, or PSUs, below the amount otherwise earned.

•	Pay leverage is reasonable and generally does not exceed 200% of target.

•	The Recoupment Policy, which applies to executive officers and other key executives, discourages excessive risk taking and manipulation of financial results.

•	Our stock ownership guidelines require executives to hold at least a portion of vested equity awards during employment, thus discouraging excessive risk taking.

•	Different metrics are used for annual and long-term incentive plans for executives, thus not placing too much emphasis on a single metric.

2017 Summary Compensation Table

The following table includes information as to 2017 compensation for our CEO, our CFO and our three other most highly compensated executive officers during 2017 who served as such at the end of the year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	All Other Compensation[3] ($)	Total ($)
Jerome A. Peribere[4]	2017	1,250,000	0	7,559,026	2,055,625	24,300	10,888,951
President and CEO	2016	1,250,000	0	13,527,824	0	31,800	14,809,624
	2015	1,180,188	0	6,918,394	0	31,800	8,130,382
William G. Stiehl	2017	336,548	0	304,464	192,523	24,300	857,835
Acting CFO
Edward L. Doheny II4	2017	335,417	0	2,030,800	502,180	13,500	2,881,896
Chief Operating Officer and CEO-Designate
Emile Z. Chammas	2017	563,581	0	941,709	589,098	24,300	2,118,688
Senior Vice President,	2016	518,832	0	830,218	317,546	31,800	1,698,395
Chief Supply Chain Officer	2015	501,025	0	807,579	395,093	62,607	1,766,304
Karl R. Deily	2017	560,452	0	1,071,817	437,996	24,300	2,094,564
Senior Vice President, President Food Care	2016	521,350	0	834,244	287,029	43,078	1,685,701
	2015	502,863	0	914,505	351,371	63,425	1,832,164
Carol P. Lowe	2017	536,832	0	1,101,716	0	24,300	1,662,848
Former Senior Vice President and CFO (resigned 2017)	2016 2015	635,304 613,500	0 0	1,080,073 1,195,493	407,865 418,662	31,800 106,772	2,155,042 2,334,427

[1]	The Stock Awards column shows the value of equity awards granted during the year indicated. The amounts do not correspond to the actual amounts that may be earned by the named executive officers. Equity awards granted during each year may include: (a) awards of restricted stock, or RS, and restricted stock units, or RSUs, under the 2014 Omnibus Incentive Plan; (b) SLO awards under the Annual Incentive Plan; and (c) PSU awards granted under the 2014 Omnibus Incentive Plan. RS and RSU awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. SLO awards are valued at the fair value at the service inception date based on the percentage of the target bonus to be paid as an SLO award, increased by the 25% premium, using the closing price of our common stock on the first trading day of the calendar year, where the service inception date is the beginning of the calendar year. PSU awards are valued based on the grant date fair value on the date on which the PSU award was granted by the Compensation Committee. In valuing the SLO awards and PSU awards, we assumed the probable achievement of the target levels for the primary performance goals. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For the portion of PSU awards earned based on relative TSR, the grant date fair value is based on a Monte Carlo simulation that determines the likely payout of the award (which was $59.91 per share for the PSU granted on February 16, 2015; $57.14 per share for the PSUs granted on February 17, 2016; and $46.07 per share for the PSU granted on March 21, 2017). For the new hire PSUs awarded to Mr. Doheny on September 18, 2017 in connection with his employment, the grant date fair value is based on a Monte Carlo simulation of $10.63 per share. For additional assumptions made in valuing these awards and other information, see Note 18, “Stockholders’ Equity,” of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. For the PSU awards granted on March 21, 2017, the value of the awards as of the grant date, assuming that the highest level of performance conditions would be achieved (which is 200% of target for the 2017-2019 PSUs), is as follows:

Name	Maximum 2017-2019 PSU Award ($)
Mr. Peribere	15,118,052
Mr. Stiehl	608,928
Mr. Doheny	-
Mr. Chammas	1,883,418
Mr. Deily	1,892,720
Ms. Lowe	2,203,432

[2]	The amounts in the Non-Equity Incentive Compensation column for 2017 reflect the cash portion of annual bonuses earned by the named executive officers for 2017. Mr. Deily received an SLO award for a portion of his annual bonus for 2017. The value of the SLO award portion of his annual bonus at the service inception date is included in the Stock Awards column. For further discussion regarding annual bonus awards in 2017, see “—Compensation Discussion and Analysis—2017 Compensation Decisions: Base Salary and Incentive Compensation—Annual Incentive Compensation.”

[3]	The amounts shown in the All Other Compensation column for 2017 are attributable to the following:

	Mr. Peribere	Mr. Stiehl	Mr. Doheny	Mr. Chammas	Mr. Deily	Ms. Lowe
Company contribution to Profit-Sharing Plan	$13,500	$13,500	$13,500	$13,500	$13,500	$13,500
Company matching contributions to 401(k)	10,800	10,800	-	10,800	10,800	10,800
Total	$24,300	$24,300	$13,500	$24,300	$24,300	$24,300

[4]	Mr. Peribere retired as President and CEO effective December 31, 2017. Mr. Doheny assumed those positions effective January 1, 2018.

Grants of Plan-Based Awards in 2017

The following table sets forth additional information concerning stock awards granted during 2017 under the 2014 Omnibus Incentive Plan and the cash and SLO portions of the annual bonus targets for 2017 performance under our Annual Incentive Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]	Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards, number of shares of stock or units (#)	Grant Date Fair Value of Stock Awards[4] ($)
Name	Type of Award[1]	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Peribere	Cash	1/3/2017	1,625,000
	17PSU	3/21/2017		68,940	165,772	331,544		7,559,026
Mr. Stiehl	Cash	1/3/2017	152,192
	17PSU	3/21/2017		2,777	6,667	13,354		304,464
Mr. Doheny	Cash	9/18/2017	396,980			-
	17New Hire RSU	9/18/2017					30,000	1,286,700
	17New Hire PSU	9/18/2017			70,000			744,100
Mr. Chammas	Cash	1/3/2017	404,948
	17PSU	3/21/2017		8,589	20,652	41,304		941,709
Mr. Deily	Cash	1/3/2017	301,080
	17SLO	1/3/2017			2,698			125,457
	17PSU	3/21/2017		8,631	20,754	41,508		946,360
Ms. Lowe	Cash	1/3/2017	486,008
	17PSU	3/21/2017		10,048	24,161	48,322		1,101,716

[1]	Type of award

Cash = cash portion of 2017 annual bonus

17SLO = SLO award portion of 2017 annual bonus

17PSU = three-year PSU award for the performance period beginning January 1, 2017

17New Hire RSU = time-vesting restricted stock unit award granted in September 2017 as an inducement to sign an offer letter agreement, scheduled to vest on December 31, 2020

17New Hire PSU = performance-vesting restricted stock unit award granted in September 2017 as an inducement to sign an offer letter agreement, scheduled to vest on December 31, 2020 subject to stock price and TSR performance conditions.

[2]	This column shows the target awards established in early 2017 for the cash portion of 2017 annual bonuses for each of the named executive officers under our Annual Incentive Plan. While the overall funded bonus sub-pool applicable to the named executive officers has a 25% of target threshold level and a 200% of target maximum funding limit, individual bonus awards can vary as long as the total of all bonus awards is within the overall funded sub-pool. Actual payouts for 2017 are shown in the “Non-Equity Incentive Plan Compensation” column in “—2017 Summary Compensation Table.”

[3]	These columns show target awards established in early 2017 for the SLO portion of 2017 annual bonuses for each of the named executive officers under our Annual Incentive Plan, as well as the threshold, target and maximum awards for PSU awards granted in 2017 for each of the named executive officers under the 2014 Omnibus Incentive Plan. In addition, these columns show the target PSU award granted to Mr. Doheny in September 2017 as an inducement to sign an offer letter agreement. The maximum number of shares that can be issued to any participant in any calendar year with respect to a PSU award is 1,000,000 shares.

The threshold number of shares for 2017-2019 PSU awards is 25% of the target number of shares for the relative TSR portion plus 50% of the target number of shares for the EBITDA margin and net sales CAGR portions, and the maximum number of shares for such awards is 200% of the target number of shares. Shares, to the extent earned, will be issued in 2020 for the 2017-2019 PSU awards. See “—Compensation Discussion and Analysis—2017 Compensation Decisions: Base Salary and Incentive Compensation—Long-Term Incentive Compensation.”

[4]	This column shows the fair value on the grant date or service inception date of the equity awards shown in the table computed in accordance with FASB ASC Topic 718. The manner in which grant date fair value was determined for awards granted in 2017 is discussed in Note 1 under “—2017 Summary Compensation Table.” The amounts shown exclude the impact of estimated forfeitures.

Description of Annual and Long-Term Incentive Awards in the 2017 Summary Compensation Table and the Grants of Plan-Based Awards in 2017 Table

Annual Incentive Plan: Cash Bonuses and SLO Awards. Each of the named executive officers has a target bonus that is established by the Compensation Committee during the first quarter of the year. Also, each of the named executive officers has the opportunity at a time determined by the Compensation Committee (generally prior to the start of the performance year) to designate a portion of his or her annual bonus to be received as a SLO award under the 2014 Omnibus Incentive Plan. The portion to be denominated as SLO awards, in increments of 25% of the annual bonus, may be given a premium to be determined by the Compensation Committee each year. The stock price used to calculate the number of shares that can be earned is the closing price on the first trading day of the performance year, thereby reflecting stock price changes during the performance year in the value of the SLO award.

Once the amount of the annual bonus that has been earned has been determined for each named executive officer following the end of the year, the cash portion is paid out shortly thereafter, and the SLO award is provided in the form of an award of restricted stock units under the 2014 Omnibus Incentive Plan that vest on the second anniversary of the grant date. The award is granted on a date determined by the Compensation Committee, but no later than March 15 following the end of the performance year. For the “principal portion” of the award that would have otherwise been paid in cash, the award vests earlier upon any termination of employment, other than for cause. For the “premium portion” of the award equal to the additional 25%, the award vests earlier only in case of death, disability or retirement. Retirement for the purpose of SLO awards and the PSU awards described below means termination of employment after five or more years of employment and with years of employment plus age equal to 70 or more, except termination for cause. Except as described above, if the recipient ceases to be employed by us prior to vesting, then the award is forfeited, except for certain circumstances following a change in control. SLO awards in the form of restricted stock units have no voting rights until shares are issued to them but do receive a cash payment in the amount of the dividends (without interest) on the shares they have earned at about the same time that shares are issued to them following the period of restriction.

Performance Share Unit Awards. PSU awards, which were awarded under the 2014 Omnibus Incentive Plan, generally provide for a three-year performance period with a targeted number of shares to be earned if performance during the period meets goals set by the Compensation Committee during the first 90 days of the period. If performance is below defined threshold levels, then no units will be earned, and if performance exceeds defined maximum levels, then a maximum number of units (above the target number) will be earned. PSU awards are not transferable by the participant until the end of the performance period and certification by the Compensation Committee with respect to each performance measure used for the award. If a participant terminates employment during the performance period due to death, disability or retirement, then the participant (or his or her estate) will receive a pro rata payout following the end of the performance period based on the portion of the performance period during which the participant was employed and based on the number of units that would have been earned by the participant if he or she had remained employed for the entire performance period prior to applying the pro rata factor. If the participant leaves employment during the performance period for any other reason, then the units are forfeited, except for certain circumstances following a change in control. Special retirement provisions apply to Mr. Peribere under his 2012 employment agreement and the additional agreement entered into in January 2016 to extend the term of his employment to December 31, 2017. At about the same time that shares are issued to participants following the performance period, participants also receive a cash payment in the amount of the dividends (without interest) that would have been paid during the performance period on the number of shares that they have earned. Holders of PSU awards have no voting rights as stockholders until shares of common stock are issued after the end of the performance period.

Restricted Stock and Restricted Stock Units. Awards of restricted stock and restricted stock units included in “—2017 Summary Compensation Table” were made under the 2014 Omnibus Incentive Plan, which awards provide for a vesting period. Awards vest earlier in the event of the participant’s death or disability. If a participant terminates employment prior to vesting, then the award of restricted stock or restricted stock units is forfeited, except for certain circumstances following a change in control. Within 90 days following the date of termination, the Compensation Committee can waive the forfeiture of all or a portion of an award. Special retirement provisions apply to Mr. Peribere under his 2012 employment agreement and the additional agreement entered into in January 2016 to extend the term of his employment to December 31, 2017. During the vesting period, holders of unvested shares of restricted stock (but not holders of unvested shares of restricted stock units) are entitled to receive dividends on the same basis as dividends are paid to other stockholders and are entitled to vote the unvested shares.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table shows, as of December 31, 2017, outstanding and unvested stock awards under the 2014 Omnibus Incentive Plan for the named executive officers. All market or payout values in the table shown for stock awards are based on the closing price of common stock on December 29, 2017 of $49.30 per share. No awards were outstanding as of December 31, 2017 for Ms. Lowe as a result of her resignation during 2017.

Name	Type of Awards[1]	Stock Awards
		Number of Shares or Units of Common Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Common Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Mr. Peribere	16PSU			49,998	2,464,901
	17PSU			165,772	8,172,560
Mr. Stiehl	16PSU			1,975	97,368
	17PSU			6,677	329,176
Mr. Doheny	17New Hire PSU			70,000	3,451,000
	17New Hire RSU	30,000	1,479,000
Mr. Chammas	16PSU			5,492	270,756
	17PSU			20,652	1,018,144
Mr. Deily	15SLO	3,429	169,050
	16PSU			5,518	272,037
	17PSU			20,754	1,023,172

[1]	Type of award:

15SLO	= SLO award portion of 2015 annual bonus

16PSU	= three-year PSU award for the performance period beginning January 1, 2016

17PSU = three-year PSU award for the performance period beginning January 1, 2017

17New Hire PSU = performance-vesting restricted stock unit award granted in September 2017 as an inducement to sign an offer letter agreement, scheduled to vest on December 31, 2020 subject to stock price and TSR performance conditions.

17New Hire RSU = time-vesting restricted stock unit award granted in September 2017 as an inducement to sign an offer letter agreement, scheduled to vest on December 31, 2020.

[2]	The amounts shown in this column for 15SLO awards are the actual numbers of shares of restricted stock or restricted stock units earned by each named executive officer under the stock leverage opportunity feature of the Annual Incentive Plan for 2015. The 15SLO awards were made in the form of awards of restricted stock units that vest and pay on March 14, 2018, or earlier (a) upon termination of employment, other than for cause, with respect to the “principal portion” or (b) in case of death, disability or retirement with respect to the “premium portion.” As of December 31, 2017, Mr. Deily is retirement eligible.

[3]	The market or payout values shown in this column are based on the closing price of common stock on December 29, 2017 of $49.30 per share as reported on the NYSE.

[4]	16PSU awards are performance share unit awards for the performance period January 1, 2016 through December 31, 2018 that vest on the latter date. The amounts shown in this column for 16PSU awards represent 32.5% of the target number of shares (i.e., threshold) based on performance through December 31, 2017. 17PSU awards are performance share unit awards for the performance period January 1, 2017 through December 31, 2019 that vest on the latter date. The amounts shown in this column for 17PSU awards represent 100% of the target number of shares based on performance through December 31, 2017. The PSUs are not settled until after the end of the performance period when performance results are certified by the Compensation Committee, usually at the regularly scheduled meeting in February, which generally approximates three years after the original grant date.

Stock Vested in 2017

The following table shows the number of shares vesting for stock awards for the named executive officers during 2017, as well as the value of the shares realized upon vesting.

Name	Stock Award		Value Realized On Vesting ($)
	Type of Award	Number of Shares Acquired on Vesting (#)
Mr. Peribere	14SLO	101,453	5,001,633
	15SLO	57,451	2,832,334
	16SLO	40,399	1,991,671
	14SPSU	143,347	7,067,007
	15PSU	74,002	3,648,299
	16 CEO RSU	75,000	3,697,500
Mr. Stiehl	14SPSU	5,993	295,455
	15PSU	4,248	209,426
Mr. Chammas	14SPSU	24,432	1,204,498
	15PSU	11,815	582,480
Mr. Deily	14SLO	5,637	277,904
	14SPSU	24,432	1,204,498
	15PSU	11,872	585,290
Ms. Lowe	14SLO	6,949	342,586
	15SLO	3,269	161,162

The value realized represents the gross number of shares or units that vested, multiplied by the closing market value of our common stock on the applicable vesting date, and includes any amounts that were withheld for applicable taxes. Certain of the awards that vested during 2017 may be paid during 2018, when performance results were certified or as the result of certain payment delays required by U.S. tax laws.

Pension Benefits in 2017

Mr. Deily participates in the Sealed Air Corporation Restoration Plan for Cryovac Employees, a component plan of the Sealed Air Combined Pension Plan and a tax-qualified defined benefit plan that covers the employees of our Cryovac operations who participated in a defined benefit plan maintained by a prior employer immediately prior to March 31, 1998.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Mr. Deily	Restoration Plan for Cryovac Employees	34.0833	0	0

The Restoration Plan for Cryovac Employees provides a retirement benefit that is based on the amount by which the benefit assuming the participant had remained in the prior employer’s defined benefit plan until retirement exceeds assumed benefits under our Profit-Sharing Plan plus the accrued benefit as of March 31, 1998 under the prior employer’s plan. This calculation resulted in an accumulated benefit for Mr. Deily of $0 at December 31, 2017.

The number of years of credited service at December 31, 2017 includes service with the prior employer of 15.3 years for Mr. Deily. The present value of the accumulated benefit at December 31, 2017 is calculated assuming a retirement age of 65. The Restoration Plan for Cryovac Employees provides for normal retirement at age 65 and early retirement at age 55. Benefits are generally paid as a single life annuity, but benefits may be paid in other forms, including joint and survivor annuities.

The normal retirement benefit is a monthly amount equal to the excess of (a) the sum of 1% of the average of the annual compensation for the highest five consecutive 12-month periods during the last 15 years of service (the final average compensation) plus 0.4 of 1% of the final average compensation in excess of the average Social Security wage bases during the 35 years ending with the year in which the participant attains Social Security retirement age, multiplied by the years of credited service, over (b) the accrued monthly benefit as of March 31, 1998 under the defined benefit plan maintained by the prior employer plus the participant’s assumed accrued benefit under our Profit-Sharing Plan. The early retirement benefit is calculated in a similar manner after applying actuarial equivalent factors to the calculation described in (a) of the preceding sentence and based on the early retirement factors in effect on March 31, 1998 under the defined benefit plan maintained by the prior employer. The participant’s assumed accrued benefit under our Profit-Sharing Plan is determined by crediting 10% annual interest prior to 2003 and 8.5% annual interest beginning in 2003 to our contributions to the Profit-Sharing Plan each year from the date of contribution to the date of determination, summing all of these adjusted contributions, and converting the result to an annual benefit payable for the life of the participant. The Restoration Plan for Cryovac Employees also provides a pre-retirement death benefit in the amount of 75% of the normal retirement benefit under a 75% joint and survivor annuity that would commence on the participant’s 65th birthday.

The Restoration Plan for Cryovac Employees was amended to freeze benefit accruals as of December 31, 2016, and as a result, no additional benefits will be accrued under the Restoration Plan for Cryovac Employees after 2016.

Nonqualified Deferred Compensation in 2017

Messrs. Peribere, Stiehl and Deily participate in the Sealed Air Corporation Deferred Compensation Plan for Key Employees, an unfunded nonqualified deferred compensation plan designed to provide selected employees the opportunity to defer the payment of a portion of base salary and certain cash annual incentive compensation.

Name	Executive contributions in 2017 ($)[1]	Company contributions in 2017 ($)	Aggregate earnings in 2017 ($)[2]	Aggregate withdrawals/ distributions ($)	Aggregate balance at December 31, 2017 ($)
Mr. Peribere	625,000	0	11,686	0	636,686
Mr. Stiehl	43,751	0	5,539	0	171,858
Mr. Deily	99,845	0	11,274	0	382,607

[1]	These amounts were included in “—2017 Summary Compensation Table” in the “Salary” column for 2017 for Mr. Peribere and Mr. Stiehl, and $56,046 in the “Salary” column and $43,799 in the “Non-Equity Incentive Plan Compensation” column for 2017 for Mr. Deily.

[2]	This amount is not included in “—2017 Summary Compensation Table” because earnings were not preferential or above market.

Each year the Deferred Compensation Plan for Key Employees permits participating employees to elect to defer (a) up to 50% of base salary for the year and (b) up to 100% of the cash annual incentive award for the year payable under our Annual Incentive Plan. Our Deferred Compensation Plan for Key Employees permits discretionary contributions by us. Participant account balances are credited with interest as determined by the Compensation Committee, which has determined that accounts will be adjusted monthly based on the Moody’s Seasoned Aaa Corporate Bond Yield for that month.

A participant’s account will be distributed based on the participant’s payment election made at the time of deferral. A participant can elect to have deferrals credited to a “retirement account” to be paid in a lump sum or installments (over 5, 10 or 15 years) commencing the seventh month after termination of employment or at a later age or date selected by the participant. Alternatively, a participant can have up to two “in-service accounts” that will be payable in a lump sum or 5 annual installments on a date specified by the participant (or earlier upon a termination of employment).

Payments Upon Termination or Change in Control

We do not have any severance programs or agreements covering any of our named executive officers, except for the arrangements described below and benefits generally available to salaried employees, also noted below. We also have no programs or agreements providing any payments or benefits to our named executive officers in connection with a change in control, except as part of our equity compensation awards and Executive Severance Plan as discussed in more detail below. The following describes arrangements that address cash payments or other benefits to certain of our named executive officers following termination of employment:

•	Peribere Employment Agreement: When he was hired, Mr. Peribere signed an employment agreement, and portions of that agreement were modified by an agreement entered into in January 2016 in connection with the extension of the term of his employment. See the discussion above in “—Compensation Discussion and Analysis—Employment, Severance and Change in Control Arrangements” for more details. Although the agreement included provisions regarding severance in case of an involuntary termination without cause during the employment term, as a result of Mr. Peribere’s retirement on December 31, 2017, no severance was payable. (Note that the treatment of Mr. Peribere’s equity awards that were granted under the employment agreement upon a termination of employment or a change in control is discussed below.)

•	Doheny Offer Letter Agreement. Mr. Doheny’s offer letter agreement includes severance protection if Mr. Doheny’s employment is terminated by us without “cause” or by Mr. Doheny for “good reason” (as those terms are defined in the offer letter agreement). If the termination of employment occurs other than within 24 months after a change in control, the cash severance equals two times his annual salary and target annual bonus. If the termination of employment occurs on or within 24 months after a change in control, the cash severance equals three times the sum of his salary and target annual bonus. Payments for a pro rata bonus and premiums for certain health benefits may also apply. The offer letter agreement does not provide for any tax gross-ups for excise taxes for payments in connection with a change in control, and instead provides for a “best net” cutback consistent with our standard practice for other senior executives. Payment of severance is conditioned on Mr. Doheny providing us with a release of claims and complying with applicable covenants. Upon a termination without cause or with good reason on December 31, 2017, Mr. Doheny would have received the amount of severance benefits shown in the table below.

•	Executive Severance Plan: Our Executive Severance Plan provides severance benefits upon a qualifying termination of employment to selected employees as designated by the Compensation Committee. Each of the named executive officers (other than Mr. Doheny) has been designated a participant in the Executive Severance Plan. Severance benefits are triggered under the Executive Severance Plan upon a termination of employment (other than by reason of death or disability) by us without “cause” or by the employee for “good reason” (as those terms are defined in the Executive Severance Plan). Severance benefits are in the form of continuation of base salary and health and welfare benefits for a period of months (ranging from 3 to 12 months) based on the employee’s years of service in accordance with the following schedule:

Participant’s Years of Service	Severance Period
Less than 1	None
Between 1 and 2	3 months of Compensation
Between 2 and 3	6 months of Compensation
Between 3 and 5	9 months of Compensation
More than 5	12 months of Compensation

If a termination without cause or for good reason occurs upon or within two years after a change in control, the employee is instead entitled to receive (a) a lump sum payment equal to two years of base salary, (b) continued health and welfare benefits for up to 18 months, and (c) accelerated vesting of all outstanding equity compensation awards. For this purpose, and consistent with the current provisions of our stockholder-approved 2014 Omnibus Incentive Plan, accelerated vesting of any performance-based equity awards is based on assumed achievement of performance goals at the greater of target performance or actual performance measured through the last quarter preceding the change in control. Additional details on treatment of equity awards upon termination of employment or following a change in control can be found below.

The Executive Severance Plan was amended in February 2018 to make two changes: (a) for an involuntary termination not in connection with a change in control, the severance period will be fixed as 12 months; and (b) for cash severance, the severance will be based on the sum of the covered executive’s salary and target annual bonus. The table below shows the value of severance benefits under the Executive Severance Plan as in effect on December 31, 2017, before this amendment became effective.

Severance benefits are conditioned upon an employee giving us a general release of claims at the time of separation. Benefits are also conditioned upon an employee’s compliance with certain restrictive covenants regarding non-disparagement, confidentiality, and non-competition (in addition to any other restrictive covenants to which an employee may be subject). No tax gross-ups are provided to any participant under the Plan in case of any excise taxes under

Sections 280G and 4999 of the Internal Revenue Code as a result of payments under the Executive Severance Plan in connection with a change in control. If an employee covered by the Plan is also entitled to severance under an existing agreement with us, the terms of the individual severance agreement will control instead of the Plan.

The following table shows the total amount that would have been payable to the named executive officers under the Executive Severance Plan, or, for Mr. Doheny, under his offer letter agreement, in case of a qualifying termination on December 31, 2017. Mr. Peribere is excluded because he retired on December 31, 2017 and Ms. Lowe is excluded because she resigned effective October 31, 2017, and neither executive was eligible for severance as a result of those events:

Name	Termination without Cause or With Good Reason—No Change in Control* ($)	Termination without Cause or With Good Reason—Within 2 Years After a Change in Control** ($)
Mr. Stiehl	173,924	690,045
Mr. Doheny	5,070,574	7,600,574
Mr. Chammas	575,106	1,144,449
Mr. Deily	571,980	1,138,196

*	This column includes cash severance and estimated value of continued benefits for the applicable severance period.

**	This column includes lump sum payments equal to two years of salary plus the estimated value of continued benefits for 18 months, except that for Mr. Doheny it includes (a) three times the sum of his annual salary and target annual bonus and (b) two times the cost of certain benefits. The column excludes the value of any accelerated vesting of equity compensation awards (see following table).

Our incentive award programs include provisions addressing the extent to which the award becomes vested and payable or is forfeited upon termination of employment. The following briefly describes the key features of these provisions. See also “—Description of Annual and Long-Term Incentive Awards in the 2017 Summary Compensation Table and the Grants of Plan-Based Awards in 2017 Table” for more details.

•	Annual Bonus Awards: Under our Annual Incentive Plan, employees must remain employed through the applicable payment date in order to be entitled to receive an annual bonus for a year; otherwise, payment of the annual bonus is at our discretion. Bonuses are paid during the month of March for the prior year, so termination of the named executive officers as of the end of 2017 would have meant that they were not entitled to receive a cash bonus or SLO award based on 2017 performance. For a termination of employment before the bonus payment date, the payment of an annual bonus is discretionary depending on the circumstances. Under his offer letter agreement, however, Mr. Doheny will receive a pro rata annual bonus in case of a termination without cause or for good reason. The annual bonus paid (as cash and/or SLO award) under the Annual Incentive Plan to each named executive officer for 2017 was as follows: Mr. Peribere, $2,055,625, Mr. Stiehl, $192,523; Mr. Doheny, $502,180; Mr. Chammas, $589,098; and Mr. Deily, $437,996. These amounts may not represent the amounts that would have been awarded if the named executive officers had terminated employment at the end of 2017 for any of the reasons noted above. As noted earlier, Ms. Lowe did not receive a 2017 Annual Incentive Plan award because of her resignation during 2017.

•

Restricted Stock and Restricted Stock Units: These awards will vest in full in case of death or disability before the scheduled vesting date and will generally forfeit for any other termination of employment before the scheduled vesting date with six exceptions. First, SLO awards that have been awarded as RS or RSUs after the end of the performance year will vest in full upon retirement. Second, RS and RSUs will vest upon a termination of employment by us without cause or by the executive with good reason that occurs within two years after a change in control. Third, for SLO awards, the “principal portion” that would have otherwise been paid in cash vests in full upon any termination other than a termination for cause. Fourth, Mr. Doheny’s offer letter agreement provides for prorated vesting of his new hire RSUs (subject to actual performance results for the performance-vesting RSUs) if he has been terminated without cause or terminates with good reason on or before December 31, 2020. Sixth, within 90 days following the date of termination, the Compensation Committee can waive the forfeiture of RS or RSUs.

•	Performance Share Units: Termination of employment before the end of the performance period generally results in the forfeiture of any outstanding PSU awards with two exceptions. First, in case of death, disability or retirement before the end of the performance period, a pro rata number of the PSUs will become payable after the end of the performance period, based on the actual performance results for the performance period. Second, in case of a change in control followed within two years by a termination of employment without cause or by the executive with good reason (a “qualifying termination” for purposes of the table below), per the Executive Severance Plan, the PSUs will become payable as of the date of termination based on target performance (or actual performance through the quarter prior to the change in control, if greater). In addition, under Mr. Peribere’s 2012 employment agreement and January 2016 agreement, for PSUs granted in 2016 and 2017 (including the PSUs granted as an inducement to his entering into the January 2016 agreement), in case of termination by us without cause or upon completion of the term of employment ending December 31, 2017 (subject to certain conditions related to succession planning and compliance with employment-related covenants), the PSUs will vest in full (not prorated) subject to actual performance results. Based on Mr. Peribere’s retirement on December 31, 2017, these provisions were triggered for his outstanding PSUs, which based on the closing price of our common stock of $49.30 as of December 29, 2017 were valued at $10,637,461 (assuming threshold performance for the 2016 PSUs and target performance for the 2017 PSUs).

The following table shows the amounts that would have been payable to the named executive officers under these equity award programs for a termination of employment as of December 31, 2017, based on the closing price of our common stock of $49.30 as of December 29, 2017. All awards remain subject to the Recoupment Policy (discussed in “—Compensation Discussion and Analysis” above). Mr. Peribere is excluded because he retired on December 31, 2017 and Ms. Lowe is excluded because she resigned effective October 31, 2017.

Name	Type of Award	Death or Disability ($)	Involuntary for Cause ($)	Involuntary (all others)[1] ($)	Voluntary ($)	CIC Only ($)	CIC + qualifying termination[2] ($)
Mr. Stiehl	PSU[3]	174,637	0	0	0	0	628,624
Mr. Doheny	17New Hire PSU[4]	299,087	0	299,087	0	0	3,451,000
	17New Hire RSU[4]	1,479,000	0	128,180	0	0	1,479,000
Mr. Chammas	PSU[3]	519,885	0	0	0	0	1,851,117
Mr. Deily	SLO[5]	169,050	0	169,050	169,050	0	169,050
	PSU[3]	522,415	0	522,415	522,415	0	1,860,187

[1]	For Mr. Doheny, amounts in this column also include amounts resulting from a termination of employment by Mr. Doheny for good reason.

[2]	The column consists of amounts that would have been paid to the named executive officers if a change in control had occurred within the two-year period ending December 31, 2017 and a qualifying termination of employment had occurred at the end of 2017.

[3]	These rows consist of amounts that would have been paid in connection with 2016 and 2017 three-year PSU awards. For the scenarios other than “CIC + qualifying termination,” the PSUs are included assuming threshold performance for the 2016 PSUs and target performance for the 2017 PSUs. In the case of “CIC + qualifying termination,” per the terms of the Executive Severance Plan under which each of the named executive officers participates, the amounts represent the full value of the awards based on target performance and are not prorated. In certain cases, vesting may be conditioned on the named executive officer first providing us with a release of claims.

[4]	These rows consist of amounts that would have been paid to Mr. Doheny in connection with the 2017 New Hire PSU and 2017 New Hire RSU. As noted above, Mr. Doheny’s offer letter agreement provides for prorated vesting of his RSUs (subject to actual performance results for the 2017 New Hire PSUs) if he has been terminated without cause or terminates with good reason on or before December 31, 2020.

[5]	This row consists of amounts that would have been paid to Mr. Deily in connection with the 2015 SLO award. Because Mr. Deily was retirement eligible as of December 31, 2017, the amounts above under “Involuntary (all others)” and “Voluntary” represent the full value of the SLO award.

The benefits described or referenced above are in addition to benefits available generally to salaried employees upon termination of employment, such as, for employees in the United States, distributions under our 401(k) Thrift Plan and our Profit-Sharing Plan, non-subsidized retiree medical benefits, disability benefits and accrued vacation pay (if applicable).

CEO Pay Ratio

As required by applicable SEC rules, we are providing the following estimate of the relationship of the annual total compensation of our employees and the annual total compensation of Jerome A. Peribere, our President and CEO as of the end of 2017, our last completed fiscal year.

For 2017:

•	the median of the annual total compensation of all our employees, other than our CEO, was $61,031; and

•	the annual total compensation of our CEO, as reported in “Executive Compensation—2017 Summary Compensation Table” (and adjusted as noted below), was $10,900,704.

Based on this information, we reasonably estimate that for 2017 our CEO’s annual total compensation was approximately 179 times that of the median of the annual total compensation of all our employees.

We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.

1.	We determined that, as of December 31, 2017, our employee population consisted of approximately 14,120 individuals. This population consisted of our full-time, part-time and temporary employees employed with us as of the determination date.

2.	To identify the “median employee” from our employee population, we used total annual salary (including base wages for hourly employees) that each employee was paid for 2017 before any taxes, deductions, insurance, premiums and other payroll withholding, plus any 2017 target bonus amount. We did not use any statistical sampling techniques.

3.	For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, except that we also included the estimated value of certain broad-based group health and life benefits, resulting in annual total compensation of $61,031.

4.	For the annual total compensation of our CEO, we used the amount reported in the “Total” column in “Executive Compensation—2017 Summary Compensation Table.” However, to maintain consistency between the annual total compensation of our CEO and the median employee, we also added the estimated value of certain broad-based group health and life benefits for our CEO to the amount reported in that table.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 with respect to shares of common stock that may be issued under our 2014 Omnibus Incentive Plan and predecessor plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[1,2] (c)
Equity compensation plans approved by stockholders[3]	2,079,674	—	2,146,702	[1]
Equity compensation plans not approved by stockholders	—	—	—
Totals	2,079,674	—	2,146,702	[2]

[1]	Excludes securities reflected in column (a).

[2]	This number of securities is comprised of 3,668,954 shares available at December 31, 2017 for awards under the 2014 Omnibus Incentive Plan and predecessor plans (as disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017) plus non-vested restricted stock units of 557,422, less the 2,079,672 of securities to be issued upon vesting included in column (a) in the table above.

[3]	Consists of our 2014 Omnibus Incentive Plan and predecessor plans. Column (a) includes the following as of December 31, 2017:

•	129,139 performance share units awarded under the 2015 three-year PSU award. This number reflects an assumption that such awards are paid out based upon the achievement below the target level of performance conditions, resulting in an award equal to 73% of the target.

•	658,783 performance share units awarded under the 2014 Special PSU award. This number reflects an assumption that such awards are paid out based upon the achievement above the target level of performance conditions, resulting in an award equal to 200% of the target.

•	68,524 performance share units awarded under the 2016 three-year PSU award. This number reflects an assumption that such awards are paid out based upon the achievement below the target level based on current performance conditions, resulting in an award equal to 30% of the target.

•	262,910 performance share units awarded under the 2017 three-year PSU award. This number reflects an assumption that such awards are paid out based upon the achievement at the target level of performance conditions, resulting in an award equal to 100% of the target.

•	70,000 performance share units awarded to Edward Doheny as a new hire equity award based on company performance.

•	40,506 performance share units awarded to non-officer employees as part of an acquisition made us. This number reflects an assumption that such awards are paid out based upon the achievement at the target level, resulting in an award equal to 100% of the target.

•	557,422 non-vested restricted stock units as of December 31, 2017.

•	111,840 restricted stock units unvested SLO awards awarded in 2015 and 2016.

•	180,550 deferred stock units held by non-employee directors.

There is no exercise price for shares or units awarded under the 2014 Omnibus Incentive Plan and predecessor plans. There was no exercise price for deferred stock units credited to the accounts of non-employee directors in 2017.

Proposal 2.

Amendment and Restatement of 2014 Omnibus Incentive Plan

Introduction

We use equity compensation awards to provide long-term incentive compensation and to attract and retain highly regarded employees and non-employee directors. Our board believes that our equity compensation program is an integral part of our approach to long-term incentive compensation, focused on shareholder return, and our continuing efforts to align shareholder and management interests. We believe that growth in shareholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

The 2014 Omnibus Incentive Plan, or the Omnibus Plan, was approved by our stockholders in 2014. The Omnibus Plan authorized the issuance, pursuant to awards under the plan, of up to 4,250,000 shares of our common stock plus any shares that were available for issuance under its predecessor plans. As of March 19, 2018, there were about 1.4 million shares available for future grants under the Omnibus Plan.

In view of the limited number of shares remaining available under the Omnibus Plan, our board approved an amendment and restatement of the Omnibus Plan, or the Amended Plan, a copy of which appears as Annex D to this Proxy Statement, subject to shareholder approval. If our stockholders do not approve the Amended Plan, the Omnibus Plan will remain in effect in its current form.

The Amended Plan adds 2.2 million shares of common stock to the share pool previously available under the Omnibus Plan. The Amended Plan makes certain other minor changes to the plan, including the addition of minimum vesting requirements as described below.

The Omnibus Plan includes design features intended to allow awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. These awards are intended to be exempt from the $1 million deduction limit that would otherwise apply under Section 162(m) for compensation paid to certain executive officers. The Tax Cuts and Jobs Act eliminated the “performance-based compensation” exception effective 2018. The Amended Plan retains certain individual award limits and a list of permitted performance criteria, even though those features are no longer required by the Tax Cuts and Jobs Act for future awards. We may re-evaluate these features at a later date as additional guidance is provided by the Internal Revenue Service regarding the changes made to Section 162(m) by the Tax Cuts and Jobs Act.

Information on Equity Compensation Plans as of March 19, 2018

The Board recognizes that the increase in the number of shares under the Omnibus Plan will result in additional dilution or “overhang” for our stockholders, although the incremental dilution would not be material. As commonly calculated, the total potential overhang resulting from the amendment of the Omnibus Plan would be approximately 3.88%, with the incremental overhang resulting from the share increase equal to approximately 1.27%. This overhang is calculated as follows, in each case as of the record date of March 19, 2018:

(a) Incremental Share Request Subject to Stockholder Approval	2,200,000
(b) Shares Underlying Outstanding Awards	3,116,072
(c) Shares currently available under the Omnibus Plan	1,397,387
(d) Total shares authorized for, or outstanding under, equity awards (a + b + c)	6,713,459
(e) Total shares outstanding	166,512,914
(f) Fully Diluted Overhang (d/(d+e))	3.88%

We note that the number of shares remaining available for grant as described above differs from those reported above under Equity Compensation Plan Information, since that table, required by SEC disclosure rules, is dated as of December 31, 2017, and therefore does not take into account year-to-date grants during 2018.

The following table includes information regarding all outstanding equity awards (all of which were originally made under the Omnibus Plan) and shares available for future awards under the Omnibus Plan as of March 19, 2018 (and without giving effect to the amended and restated Omnibus Plan under this Proposal 2):

Total shares underlying outstanding options and warrants	0
Weighted average exercise price of outstanding options and warrants	N/A
Weighted average remaining contractual life of outstanding options and warrants	N/A
Total shares subject to outstanding, unvested full-value awards	3,116,072
Total shares currently available for grant	1,397,387

Outstanding awards include unvested shares of restricted stock and PSUs assuming target performance.

Key Features of the Amended Plan

The following features of the Amended Plan will protect the interests of our stockholders:

•	Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SARs, is ten years.

•	No repricing or grant of discounted stock options or SARs. The Amended Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Amended Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.

•	No single-trigger acceleration, “liberal” change in control definition, or excise tax gross-ups. Under the Amended Plan we do not automatically accelerate vesting of awards in connection with a change in control of our company. The Amended Plan does not include a “liberal” change in control definition. As previously noted, we do not provide change in control excise tax gross-ups.

•	No Liberal Share Counting for Options/SARs. The Amended Plan prohibits us from re-using shares that are tendered or surrendered to pay the exercise cost or tax obligation for grants of options and SARs. The only shares that are re-used in the Amended Plan are for awards that have been canceled, forfeited, expired, for awards settled in cash, or withheld to cover tax obligations in case of full-value awards such as restricted stock, RSUs and PSUs.

•	Minimum Vesting Requirements. The Amended Plan includes minimum vesting requirements. Equity-based awards generally cannot vest earlier than one year after grant. Certain limited exceptions are permitted.

•	Dividends. We do not pay dividends or dividend equivalents on stock options or SARs. We also do not pay dividends or dividend equivalents on unearned restricted shares, RSUs or PSUs, except to the extent the award actually becomes vested.

•	Clawback. Awards granted under the Amended Plan are subject to the Recoupment Policy described in “Executive Compensation—Compensation Discussion and Analysis.”

•	Director Limits. The Amended Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

The following is a summary of the material features of the Amended Plan. This summary is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached as Annex D to this Proxy Statement. To the extent the description below differs from the text of the Amended Plan, the text of the Amended Plan will control.

Material Terms of the Amended Plan

Eligibility

Awards may be granted under the Amended Plan to our, and our affiliates’, officers, employees, consultants and advisors and to our non-employee directors. Incentive stock options may be granted only to our, and our subsidiaries’, employees. As of March 19, 2018, approximately 1,100 individuals were eligible to receive awards under the Amended Plan, including 5 executive officers and 9 non-employee directors.

Administration

The Amended Plan may be administered by the Board of Directors or the Compensation Committee. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Number of Authorized Shares

The number of shares of common stock authorized for issuance under the Amended Plan is the sum of:

•	the shares approved by stockholders at the original effective date of the Omnibus Plan, equal to the sum of (A) 4,250,000 shares plus (B) the number of shares of common stock that remained available for awards under two predecessor plans as of the original effective date of the Omnibus Plan; plus

•	effective upon approval of the stockholders at the Annual Meeting, 2,200,000 shares.

In addition, any awards that were outstanding under the predecessor plans as of the original effective date of the Omnibus Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the Amended Plan. Up to 4,250,000 shares may be granted as incentive stock options under Internal Revenue Code Section 422. The shares of common stock issuable under the Amended Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the Amended Plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the Amended Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the Amended Plan: (a) the payment in cash of dividends or dividend equivalents under any outstanding award, (b) any award that is settled in cash rather than by issuance of shares of common stock, (c) shares surrendered or tendered in payment of any taxes required to be withheld in respect of a full-value award, such as restricted stock, RSUs, PSUs or other stock-based awards, or (d) awards granted in assumption of or in substitution for awards previously granted by an acquired company. Shares tendered or withheld to pay the option exercise price or tax withholding for options or SARs will continue to count against the aggregate number of shares of common stock available for grant under the Amended Plan. SARs are counted based on the gross number of shares covered by the award, not the net shares settled at exercise. Any shares of common stock repurchased by us with cash proceeds from the exercise of options will not be added back to the pool of shares available for grant under the Amended Plan.

Awards to Non-employee Directors

No more than $500,000 may be granted in equity-based awards during any one year to a non-employee director, based on the grant date fair value for accounting purposes in the case of stock options or stock appreciation rights and based on the fair market value of the common stock underlying the award on the grant date for other equity-based awards. This limit does not apply to shares received by a non-employee director at his or her election in lieu of all or a portion of the director’s retainer for board service (described below).

After each annual meeting of stockholders, any non-employee director elected at such meeting will be eligible to receive a retainer in an amount established prior to the annual meeting by the Board. Any non-employee director elected or appointed other than at an annual meeting will be entitled to receive an interim retainer established by the Board of Directors. Retainers may be paid in either cash or shares, and retainers will be eligible for deferral under our Deferred Compensation Plan for Directors (or any similar plan we maintain).

Adjustments

If certain changes in the common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without our receipt of consideration, or if we effect any spin-off, split-up, extraordinary cash dividend or other distribution of assets, we must equitably adjust the number and kind of securities for which stock options and other stock-based awards may be made under the Omnibus Plan, including the individual award limits for “performance-based” compensation under Internal Revenue Code Section 162(m). In addition, if we effect any spin-off, split-up, extraordinary cash dividend or other distribution of assets, we must equitably adjust the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs.

Types of Awards

The Amended Plan permits the granting of any or all of the following types of awards:

Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. (The fair market value of a share of our common stock as of March 19, 2018 was $43.80.) At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise.

Stock Appreciation Rights. The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the Amended Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with us or the attainment of specified performance goals, as determined by the Compensation Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the Amended Plan and any other terms and conditions determined by the Compensation Committee.

Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from us, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. Cash-based performance awards include annual incentive awards.

The Compensation Committee has discretion to select any performance goals for performance awards. Those performance goals may include, among others, the attainment of specified levels of one, or any combination, of the following performance criteria for our company on a consolidated basis, and/or specified subsidiaries or business units, as reported or calculated by us: (1) cash flow; (2) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (3) earnings measures (including EBIT and EBITDA); (4) return on equity; (5) total stockholder return; (6) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (7) return on capital; (8) revenue; (9) income; (10) profit margin; (11) return on operating revenue; (12) brand recognition/acceptance; (13) customer metrics (including customer satisfaction, customer retention, customer profitability, or customer contract terms); (14) productivity; (15) expense targets; (16) market share; (17) cost control measures; (18) balance sheet metrics; (19) strategic initiatives; (20) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (21) return on assets; (22) growth in net sales; (23) the ratio of net sales to net working capital; (24) stockholder value added (net operating profit after tax, or NOPAT), excluding non-recurring items, less our cost of capital); (25) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (26) sales from newly-introduced products; (27) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (28) product quality, safety, productivity, yield or reliability (on time and complete orders); (29) funds from operations; (30) regulatory body approval for commercialization of a product; (31) debt levels or reduction or debt ratios; (32) economic value; (33) operating efficiency; (34) research and development achievements; or (35) any combination of the forgoing business criteria. The Compensation Committee may also select any derivations of these business criteria (e.g., income shall include pre-tax income, net income, operating income, etc.). Performance goals may, in the discretion of the Compensation Committee, be established on a company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative to the performance of one or more comparable companies or indices.

Dividends and Dividend Equivalents. Subject to the terms of the Amended Plan and any applicable award agreement, a participant may be entitled to receive dividends or dividend equivalents with respect to shares covered by an award, other than an award of stock options or SARs. Dividends or dividend equivalents may be credited as additional shares or units. However, notwithstanding anything to the contrary, no dividends or dividend equivalents will vest or otherwise be paid out prior to the time that the underlying award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such award does not vest (including both time-based and performance-based awards).

Minimum Vesting Requirements

While the Compensation Committee generally may set the terms and conditions of awards, the Amended Plan requires that equity-based awards may not vest earlier than the first anniversary of the date the award is granted. This requirement does not apply to (1) substitute awards, (2) shares delivered in lieu of fully vested cash awards or (3) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders (but not sooner than 50 weeks after the grant date). Also, the Compensation Committee may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the Amended Plan. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

No Repricing

Without stockholder approval, the Compensation Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the Amended Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, restricted stock units or other equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Clawback

All cash and equity awards granted under the Amended Plan will be subject to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such act, any policies we adopt to implement such requirements, and any other compensation recovery policies as we may adopt from time to time, including the Recoupment Policy described in “Executive Compensation—Compensation Discussion and Analysis.”

Certain Individual Award Limits

Subject to certain adjustments for changes in our corporate or capital structure described above, participants who are granted awards intended to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m) may not be granted stock options or stock appreciation rights for more than 1,000,000 shares in any calendar year or more than 1,000,000 shares for all share-based awards that are performance awards in any calendar year. The maximum dollar value granted to any participant pursuant to that portion of a cash award granted under the Amended Plan for any calendar year to any employee that is intended to satisfy the requirements for “performance-based compensation” under Internal Revenue Code Section 162(m) may not exceed $10 million for an annual incentive award and $10 million for all other cash-based awards. As noted earlier, under the Tax Cuts and Jobs Act the “performance-based compensation” exception will not be available under Section 162(m) for awards granted in 2018 or later.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

Effect of Change in Control. Under the Amended Plan, in the event of a change in control, outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that stockholders receive in the change in control for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions, and performance criteria applicable to the awards before the change in control, unless otherwise determined by the Compensation Committee. In connection with a change in control, outstanding stock options and SARs may be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, minus the option or SARs exercise price.

Awards granted to non-employee directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other service providers, except as may otherwise be provided in the applicable award agreement, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.

•	For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

•	For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within two years after the change in control by us other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

Definition of Change in Control. A change in control generally means the occurrence of any of the following events:

(1)	an acquisition by any individual, entity or group of beneficial ownership of 30% or more of our outstanding voting securities entitled to vote generally in the election of directors (generally excluding any acquisition directly from us, any acquisition by us, any acquisition by any employee benefit plan of ours or of a related company, or an acquisition pursuant to certain transactions described in clause (3) below);

(2)	a change in the composition of the Board of Directors such that the “continuing directors” cease to constitute at least a majority of the Board;

(3)	consummation of a reorganization, merger or consolidation, a sale of all or substantially all of our outstanding assets or the acquisition of assets or stock of another entity by us, unless after such transaction (a) the beneficial owners of our outstanding voting securities entitled to vote generally in the election of directors immediately prior to the transaction retain at least 50% of such voting securities resulting from such transaction, (b) no person beneficially owns 30% or more of our then-outstanding voting securities entitled to vote generally in the election of directors resulting from such transaction except to the extent such ownership existed prior to the transaction, and (c) at least a majority of the directors resulting from such transaction were “continuing directors” prior to the change in control; or

(4)	our stockholders approve our complete liquidation or dissolution.

For the purposes of this definition of a change in control, “continuing director” means one of our directors who is serving as such on the effective date of the Omnibus Plan and any person who is approved as a nominee or elected to the Board by a majority of the continuing directors who are then members of the Board, but excluding anyone whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of an individual, entity or group other than the Board.

Term, Termination and Amendment of the Amended Plan

Unless earlier terminated by the Board of Directors, the Amended Plan will terminate, and no further awards may be granted, on May 17, 2028. The Board may amend, suspend or terminate the Amended Plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the Amended Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

A new plan benefits table for the Amended Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Amended Plan if the Amended Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Amended Plan will be made at the Compensation Committee’s discretion, subject to the terms of the Amended Plan. Therefore, the benefits and amounts that will be received or allocated under the Amended Plan are not determinable at this time. The equity grant program for our non-employee directors is described under “Director Compensation.”

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Amended Plan generally applicable to us and to participants in the Amended Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to Us. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Section 162(m). Under Section 162(m) as amended by the Tax Cuts and Jobs Act, we cannot deduct compensation paid to certain covered employees in a calendar year that exceeds $1 million.

Code Section 409A. We intend that awards granted under the Amended Plan comply with, or otherwise be exempt from, Code Section 409A (to the extent applicable), but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Amended Plan until all tax withholding obligations are satisfied.

The Board of Directors recommends a vote FOR the approval of the Amended and Restated 2014 Omnibus Incentive Plan.

Proposal 3.

Ratification of Appointment of Independent Auditor for 2018

The Audit Committee has approved the retention of Ernst & Young LLP, or EY, an Independent registered public accounting firm, as our independent auditor to examine and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2018. The Audit Committee considers EY to be well qualified. In the absence of contrary specification, the Proxy Committee will vote proxies received in response to this solicitation in favor of ratification of the appointment. Even if the proposal is approved, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm to serve as independent auditor at any time during the year.

Representatives of EY will be present at the Annual Meeting. The EY representatives will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent auditor for 2018.

Proposal 4.

Approval of Executive Compensation on Advisory Basis

Our stockholders have the opportunity at the Annual Meeting to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. At our 2017 Annual Meeting of Stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two or three years. Consistent with the recommendation of the Board of Directors, our stockholders indicated by advisory vote their preference to hold a “say-on-pay” vote annually. After consideration of the 2017 voting results, and based upon its prior recommendation, the Board elected to hold a stockholder “say-on-pay” vote annually.

Our compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit us and our stockholders and to create an alignment of interests between our executives and our stockholders. This approach has resulted in our ability to motivate our existing executives and to attract new executives with the skills and attributes that we need. Please refer to “Executive Compensation—Compensation Discussion and Analysis” for an overview of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of Sealed Air Corporation approve the compensation paid to Sealed Air Corporation’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

This vote is advisory and therefore not binding on Sealed Air, the Compensation Committee or the Board of Directors. However, the Board and its Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Principal Independent Auditor Fees

The following table sets forth the aggregate fees billed to us by EY for professional services rendered for the fiscal years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees[1]	$6,442,000	$7,101,000
Audit-Related Fees[2]	3,479,000	1,261,000
Tax Fees[3]	5,194,000	5,316,000

Total Fees	$15,115,000	$13,678,000

[1]	Includes services relating to the audit of the annual consolidated financial statements, audit of the effectiveness of internal control over financial reporting, review of quarterly consolidated financial statements, statutory audits, comfort letters, and consents and review of documentation filed with SEC-registered and other securities offerings.

[2]	Includes services assistance with general accounting matters, work performed on acquisitions and divestitures, employee benefit plan audits and assistance with statutory audit matters.

[3]	Includes services for global tax compliance and special tax projects.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Audit Committee or a member of the Audit Committee to pre-approve all engagements with our independent auditor. These services include audit services, audit-related services and tax services. Each year, the Audit Committee must approve the independent auditor’s retention to audit our financial statements, subject to ratification by the stockholders. The Audit Committee also approves the estimated fees associated with the audit before the audit begins. The Audit Committee or a member of the Audit Committee also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of our subsidiaries. The Audit Committee or its chair pre-approved all audit, audit-related, tax and other services provided during 2017.

Report of Audit Committee

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the financial reporting processes and internal controls of Sealed Air Corporation, or Sealed Air. The Audit Committee operates under a written charter approved by the Board. A copy of the current charter is available on Sealed Air’s website at www.sealedair.com.

Management is responsible for Sealed Air’s system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the annual report on Sealed Air’s internal control over financial reporting. The independent auditor is responsible for performing an independent audit of Sealed Air’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and for issuing a report on the financial statements and the effectiveness of Sealed Air’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and Ernst & Young LLP, or EY, the independent auditor of Sealed Air, to review and discuss the December 31, 2017 audited consolidated financial statements. Management represented that Sealed Air had prepared the consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with EY the matters required by PCAOB in accordance with Auditing Standard No. 16, “Communications With Audit Committees.”

The Audit Committee received from EY the written communication that is required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee discussed with EY that firm’s independence. The Audit Committee also considered whether EY’s provision of non-audit services and the audit and non-audit fees paid to EY were compatible with maintaining that firm’s independence. On the basis of these reviews, the Audit Committee determined that EY has the requisite independence.

Management completed the documentation, testing and evaluation of Sealed Air’s system of internal control over financial reporting as of December 31, 2017 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and from EY at Committee meetings throughout the year and provided oversight of the process. Prior to filing Sealed Air’s Annual Report on Form 10-K for the year ended December 31, 2017 with the SEC, the Audit Committee also reviewed management’s report on the effectiveness of Sealed Air’s internal control over financial reporting contained in Sealed Air’s Form 10-K, as well as the Report of Independent registered public accounting firm provided by EY, also included in such Form 10-K. EY’s report included in Sealed Air’s Form 10-K related to its audit of Sealed Air’s consolidated financial statements and the effectiveness of Sealed Air’s internal control over financial reporting.

Based upon the Audit Committee’s discussions with management and EY and the Audit Committee’s review of the information provided by, and the representations of, management and EY, the Audit Committee recommended to the Board that the audited consolidated financial statements as of and for the year ended December 31, 2017 be included in Sealed Air’s Annual Report on Form 10-K for the year ended December 31, 2017. The Audit Committee selected EY as Sealed Air’s independent auditor for the fiscal year ending December 31, 2018, subject to ratification of the selection by the stockholders of Sealed Air.

Audit Committee

Jerry R. Whitaker, Chair

Lawrence R. Codey

Patrick Duff

Henry R. Keizer

Stockholder Proposals for 2019 Annual Meeting

In order for stockholder proposals for the 2019 Annual Meeting of Stockholders to be eligible for inclusion in the proxy statement and form of proxy card for that meeting, we must receive the proposals at our corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, directed to the attention of the Corporate Secretary, no later than December 7, 2018. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which sets forth the requirements for the inclusion of stockholder proposals in our sponsored proxy materials.

Our Bylaws set forth the procedures you must follow in order to nominate a director for election or present any other proposal at an annual meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials. In addition to any other applicable requirements, for business to be properly brought before the 2018 Annual Meeting by a stockholder, the stockholder must have given us timely notice thereof in proper written form, including all required information, at our corporate headquarters, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, directed to the attention of the Corporate Secretary, between January 17, 2019 and February 16, 2019. We have posted a copy of our Bylaws on our website at www.sealedair.com.

Delivery of Documents to Security Holders Sharing an Address

SEC rules permit us to deliver a single copy of our 2017 Annual Report to Stockholders and this Proxy Statement, or one Notice of Internet Availability of Proxy Materials, to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the security holders. This delivery method, which is known as “householding,” can reduce our expenses for printing and mailing. Any stockholder of record at a shared address to which a single copy of the documents was delivered may request a separate copy of the 2017 Annual Report to Stockholders and this Proxy Statement, or a separate Notice of Internet Availability of Proxy Materials, as applicable, by (a) calling Shareholder Services at (980) 221-3236, (b) sending a letter to us at Shareholder Services, 2415 Cascade Pointe Boulevard, Charlotte, North Carolina 28208, or (c) sending us an e-mail at investor.relations@sealedair.com. Stockholders of record who wish to receive separate copies of these documents in the future may also contact us as stated above. Stockholders of record who share an address and are receiving multiple copies of our annual reports to stockholders and Proxy Statements, or of our Notices of Internet Availability of Proxy Materials, may contact us as stated above to request delivery of a single copy of such documents. Stockholders who hold their shares in “street name” and who wish to obtain copies of these proxy materials should follow the instructions on their voting instruction forms or contact the holders of record.

Other Matters

We will pay all expenses of preparing, printing and mailing, and making available over the Internet, these proxy materials, as well as all other expenses of soliciting proxies for the Annual Meeting on behalf of the Board of Directors. Georgeson LLC will solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission and will request brokerage houses, banks, and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by these persons. We will pay a fee of $14,000 to Georgeson LLC for its services and will reimburse it for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, certain of our directors, officers and employees, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission.

On behalf of the Board of Directors,

THOMAS C. LAGALY

Vice President, Acting General Counsel

and Secretary

Charlotte, North Carolina

April 5, 2018

Annex A

SEALED AIR CORPORATION

STANDARDS FOR DIRECTOR INDEPENDENCE

October 23, 2008

Under the Corporate Governance Guidelines adopted by the Board of Directors of Sealed Air Corporation and the requirements of the New York Stock Exchange (NYSE), the Board of Directors must consist of a majority of independent directors. Its three standing committees—the Audit Committee, the Nominating and Corporate Governance Committee, and the Organization and Compensation Committee—are composed entirely of directors who are independent.

For a director to be deemed “independent,” the Board of Directors must affirmatively determine, based on all relevant facts and circumstances, that the director has no material relationships with Sealed Air (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist with the determination of independence, the Board of Directors has established categorical standards consistent with the corporate governance standards of the NYSE. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. Even if a director meets all categorical standards for independence described below, the Board of Directors reviews all other relationships with the Company in order to conclude that each independent director has no material relationship with the Company.

The Board of Directors annually reviews the independence of all non-employee directors. The Company identifies the directors that it has determined to be independent and discloses the basis for that determination in its annual proxy statement for the election of directors.

Material Relationships with the Company

A director would be deemed to have a material relationship with the Company in any of the following circumstances:

•	the director is or has been within the last three years an employee, or has an immediate family member who is or has been within the last three years an executive officer, of the Company or any of its subsidiaries;

•	the director has received, or a member of the director’s immediate family has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company or any of its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service and provided further that compensation received by a director for former service as an interim chairman or executive officer or by an immediate family member for service as an employee other than an executive officer need not be considered);

•	(a) the director is, or has a member of the director’s immediate family who is, a current partner of a firm that is the internal or external auditor of the Company or any of its subsidiaries, (b) the director is a current employee of such a firm, (c) the director has an immediate family member who is a current employee of such a firm and who personally works on the audit of the Company or any of its subsidiaries, or (iv) the director was, or has a member of the director’s immediate family who was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the audit of the Company or any of its subsidiaries;

•	the director is employed, or has a member of the director’s immediate family who is employed, or has been within the last three years employed, as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee;

•	the director is an employee, or has a member of the director’s immediate family who is an executive officer, of another company that makes payments to, or receives payments from, the Company and

•	its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•	the director serves as an executive officer of a charitable organization to which the Company has contributed, in any one year within the preceding three years, in excess of the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Material Relationships with an Executive Officer

Consistent with the expectation that non-employee directors will not have professional or financial relationships (including side-by-side investments) that could impair their independence, a director will be deemed to have a material relationship with the Company and not be considered independent, if any of the following apply:

•	the director receives, or has an immediate family member who receives, any direct compensation from an executive officer or any immediate family member of an executive officer of the Company;

•	an entity affiliated with the director or with an immediate family member of a director receives any payment from any executive officer of the Company, other than in a routine, commercial or consumer transaction with terms no more favorable than those customarily offered to similarly-situated persons;

•	the director or an immediate family member of a director receives, or is affiliated with an entity that receives, any payment, whether direct or indirect, for legal, accounting, financial or other professional services provided to an executive officer of the Company or an immediate family member of an executive officer; and

•	the director or an immediate family member of a director is a current executive officer of a tax-exempt organization that receives contributions from an executive officer of the Company, in an amount that exceeds the lesser of $100,000 or 1% of the tax exempt organization’s consolidated gross revenues in that fiscal year.

Relationships That Are Not Material

A director generally will not be deemed to have a material relationship with the Company and will be considered independent, if any of the following, when viewed singularly, apply:

•	a transaction in which the director’s interest arises solely from the director’s position as a director of another corporation or organization that is a party to the transaction, and the director did not participate in furtherance or approval of the transaction and the transaction was negotiated on an arms’ length basis

•	a transaction in which the director’s interest arises solely from the director’s ownership of an equity or limited partnership interest in the other party to the transaction, so long as the aggregate ownership of all directors, director nominees, executive officers and five percent stockholders of the Company (together with their immediate family members) does not exceed 5% of the equity or partnership interests in that other party;

•	a transaction in which the director’s interest arises solely from the director’s status as an employee or non-controlling equity owner of a company to which the Company was indebted at the end of our last full fiscal year in an aggregate amount not in excess of 5% of our total consolidated assets;

•	ownership by the director of equity or other securities of the Company, as long as the director is not the beneficial owner, directly or indirectly, of more than 10% of any class of our equity securities;

•	the receipt by the director of compensation for service as a member of the Board of Directors or any committee thereof, including regular benefits received by other non-employee directors;

•	any other relationship or transaction that is not listed above and in which the amount involved does not exceed $120,000;

•	any immediate family member of the director having any of the above relationships; and

•	any relationship between the Company and a non-immediate family member of the director.

Definitions

For purposes of these standards:

•	An “executive officer” means an “officer” for the purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

•	An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than tenants and domestic employees) who shares such person’s home. When applying the three-year look-back provisions above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to any other approval requirements of the Company.

Annex B

POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD

1.	The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders for open positions on the Board. This policy addresses the consideration of director candidates recommended by stockholders for nomination by the Board.

2.	Recommendations should be submitted to the Secretary of the Corporation in writing, along with a statement signed by the candidate acknowledging that:

a.	the candidate, if elected, will serve as a director of the Corporation and will represent all stockholders of the Corporation in accordance with applicable laws and the Corporation’s charter and Bylaws; and

b.	the candidate, if elected, will comply with the Corporation’s Code of Conduct for Directors, Corporate Governance Guidelines, and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members.

In addition, each candidate must submit a fully completed and signed Questionnaire for Directors and Officers on the Corporation’s standard form and provide any additional information requested by the Corporation, including any information that would be required to be included in a proxy statement in which the candidate is named as a nominee for election as a director and information showing that the candidate meets the Board’s qualifications for nomination as a director and for service on the committees of the Board. Also, a candidate must be available for interviews with members of the Corporation’s Board as provided in the Corporation’s process for identifying and evaluating nominees for director.

3.	In addition to the information to be provided by the candidate, at the time of submitting the recommendation, the stockholder making the recommendation should submit the following information in writing:

a.	the name and address of the stockholder as they appear in the Corporation’s books and the class and number of shares of the Corporation’s stock held beneficially and of record by the stockholder; and

b.	a description of all arrangements or understandings among the stockholder and the candidate and any other persons (naming them) pursuant to which the recommendation is being made by the stockholder.

4.	A stockholder who wishes to recommend a candidate for election as a director at the next annual meeting of stockholders must submit the information described in items 2 and 3 above for receipt by the Secretary of the Corporation sufficiently in advance of the Board’s approval of nominations for the Annual Meeting to permit the Nominating and Corporate Governance Committee and the Board to complete its evaluation of the candidate, which will generally be no later than 120 days prior to the first anniversary of the Corporation’s previous annual meeting of stockholders.

5.	Candidates who are recommended by a stockholder at a time when there are no open positions on the Board and are considered qualified candidates by the Nominating and Corporate Governance Committee may be placed on the rolling list of candidates for open Board positions maintained by that Committee, generally for a period of up to 24 months from the date that the recommendation was received by the Secretary of the Corporation.

6.	Candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as candidates identified by other means, including consideration of the qualifications for nomination to the Board most recently approved by the Board.

7.	Any director nomination submitted by a stockholder for presentation by the stockholder at an annual or special meeting of stockholders must be made in accordance with the advance notice requirements contained in Section 2.12 of the Corporation’s Bylaws.

B-1

Annex C

QUALIFICATIONS FOR NOMINATION TO THE BOARD

The Nominating and Corporate Governance Committee will consider the following factors, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members:

1.	Directors should be of the highest ethical character and share the values of Sealed Air Corporation as reflected in its Code of Conduct.

2.	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

3.	In selecting Directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race, ethnicity and specialized experience.

4.	Each Director should have relevant expertise and experience and be able to offer advice and guidance to the CEO based on that expertise and experience.

5.	In selecting Directors, the Board should generally seek active and former executives of public companies and of other complex organizations, including government, educational and other not for profit institutions, or persons with specialized expertise in a discipline that is relevant to service as a Director of Sealed Air Corporation.

6.	The majority of Directors should be independent under applicable listing standards, Board and Committee guidelines and any applicable legislation.

7.	Each Director should be “financially literate,” and some should be considered “financial experts” as described in applicable listing standards, legislation and Audit Committee or Board guidelines.

8.	Each Director should have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest. Also, all Directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

9.	Each new Director should confirm his or her willingness and ability to serve for a number of years as a Director prior to retirement from the Board.

10.	The Nominating and Corporate Governance Committee will also consider any other factors related to the ability and willingness of a new member to serve or an existing member to continue his or her service.

C-1

Annex D

SEALED AIR CORPORATION

2014 OMNIBUS INCENTIVE PLAN

(as amended and restated effective May 17, 2018)

Sealed Air Corporation, a Delaware corporation, sets forth herein the terms of its 2014 Omnibus Incentive Plan, as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, Non-Employee Directors (as defined herein), key employees, consultants and advisors, and to motivate such officers, Non-Employee Directors, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other stock-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. The Plan was originally adopted and became effective on May 22, 2014, at which time the Plan replaced, and no further awards were permitted to be made under, the Predecessor Plans (as defined herein). This amendment and restatement of the Plan becomes effective upon approval of the Company’s stockholders at the 2018 Annual Meeting of Stockholders for the purposes of (i) adding shares to the Plan’s award pool and (ii) making certain design changes related to share recycling for Options and SARs, minimum vesting periods for Awards and accrual of dividends and dividend equivalents on unvested Awards.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Committee.

2.3. “Annual Retainer” means an amount established by the Board from time to time, payable to a Non-Employee Director for service on the Board for the period beginning on the date of an annual meeting of stockholders of the Company at which the Non-Employee Director is elected and continuing until the next annual meeting of stockholders of the Company.

2.4. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-based Award or cash award under the Plan.

2.5. “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

2.6. “Board” means the Board of Directors of the Company.

2.7. “Change in Control” shall have the meaning set forth in Section 16.3.2.

2.8. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

2.9. “Committee” means the Organization and Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Covered Employees intended to constitute “performance-based compensation” under Section 162(m), to the extent required by Section 162(m), Committee means all of the members of the Committee who are “outside directors” within the meaning of Section 162(m). For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.10. “Company” means Sealed Air Corporation, a Delaware corporation, or any successor corporation.

2.11. “Common Stock” or “Stock” means a share of common stock of the Company, par value $0.10 per share.

2.12. “Continuing Director” means a director of the Company who is serving as such on the Effective Date and any person who is approved as a nominee or elected to the Board by a majority of the Continuing Directors who are then members of the Board, but excluding, for this purpose, any such person whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board.

2.13. “Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

2.14. “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m) as qualified by Section 12.4 herein.

2.15. “Effective Date” means May 22, 2014, the date the Plan was approved by the Company’s stockholders.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17. “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.

2.18. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.19. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.20. “Grantee” means a person who receives or holds an Award under the Plan.

2.21. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22. “Interim Retainer” means an amount established by the Board from time to time payable to a Non-Employee Director for service on the Board if the Non-Employee Director is elected or appointed to the Board other than at an annual meeting of the stockholders of the Company. Unless otherwise determined by the Board, the amount of the Interim Retainer will be equal to the amount of the most recent Annual Retainer, prorated for the period of service by the Non-Employee Director through the next annual meeting of stockholders of the Company.

2.23. “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.24. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.27. “Other Stock-based Awards” means Awards consisting of Stock units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

2.28. “Outstanding Voting Securities” means the outstanding voting securities of the Company entitled to vote generally in the election of directors.

2.29. “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee, and includes an Annual Incentive Award.

2.30. “Person” means an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.31. “Plan” means this Sealed Air Corporation 2014 Omnibus Incentive Plan, as amended from time to time.

2.32. “Predecessor Plans” means the Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors, the 2005 Contingent Stock Plan of Sealed Air Corporation, and the Sealed Air Corporation Performance-Based Compensation Program.

2.33. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.34. “Restatement Effective Date” shall mean the date of the 2018 Annual Meeting of Stockholders.

2.35. “Restricted Period” shall have the meaning set forth in Section 10.1.

2.36. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.37. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.38. “Retainer” means either an Annual Retainer or Interim Retainer.

2.39. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.40. “SEC” means the United States Securities and Exchange Commission.

2.41. “Section 162(m)” means Section 162(m) of the Code.

2.42. “Section 409A” means Section 409A of the Code.

2.43. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.44. “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.45. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.46. “Service Provider” means an employee, officer, Non-Employee Director, consultant or advisor of the Company or an Affiliate.

2.47. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.48. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.49. “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

2.50. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.51. “Termination Date” means the date that is ten (10) years after the Restatement Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	General.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 15 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act or who are not Covered Employees. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

3.2.	No Repricing.

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 16. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3.	Award Agreements; Clawbacks.

The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for “cause” as defined in the applicable Award Agreement.

Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.

3.4.	Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.5.	No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.6.	Minimum Vesting Requirements.

Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, excluding, for this purpose, any (i) Substitute Awards, (ii) shares delivered in lieu of fully vested cash Awards, and (iii) Awards to Non-employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period under this clause (iii) may not be less than 50 weeks after grant); provided, that, the Board may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 16); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

3.7.	Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Authorized Number of Shares.

Subject to adjustment under Section 16, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed the sum of (A) 4,250,000, plus (B) the number of shares of Common Stock available for the grant of awards as of the Effective Date under the Predecessor Plans, plus (C) effective upon approval of the Company’s stockholders at the 2018 Annual Meeting of Stockholders, 2,200,000 shares (less any shares of Common Stock for any Awards made on or after March 19, 2018 and before 2018 Annual Meeting of Stockholders). In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plans that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plans following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.2.	Share Counting.

4.2.1.	General.

Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2.

4.2.2.	Cash-Settled Awards.

Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.

4.2.3.	Expired or Terminated Awards.

If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.

4.2.4.	Payment of Option Price or Tax Withholding in Shares.

4.2.4.1 Restricted Stock, Restricted Stock Units and Other Stock-based Awards.  For an Award of Restricted Stock, Restricted Stock Units or Other Stock-based Award, if shares of Common Stock issuable upon vesting or settlement of the Award, or shares of Common Stock owned by a Grantee (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of any taxes required to be withheld in respect of an Award in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered shares of Common Stock shall again be available for the grant of Awards under the Plan.

4.2.4.2 Stock Options and SARs.  The full number of shares of Common Stock with respect to which an Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, (i) if in accordance with the terms of the Plan, a Grantee pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above; and (ii) for a share-settled SAR, the gross number of shares with respect to which the SAR is granted shall be counted against the limit in Section 4.1 (i.e., not just the net shares actually issued upon exercise of the SAR). In addition, if in accordance with the terms of the Plan, a Grantee satisfies any tax withholding requirement with respect to any taxable event arising as a result of an Option or SAR by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above. Any shares of Common Stock repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of shares available for grant under the Plan set forth in Section 4.1 above.

4.2.5.	Substitute Awards.

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.

4.3.	Award Limits.

4.3.1.	Incentive Stock Options.

Subject to adjustment under Section 16, 4,250,000 shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options.

4.3.2.	Individual Award Limits for Section 162(m) – Share-Based Awards.

Subject to adjustment under Section 16, the maximum number of each type of Award (other than cash-based Performance Awards) intended to constitute “performance-based compensation” under Section 162(m) granted to any Grantee in any calendar year shall not exceed the following number of shares of Common Stock: (i) Options and SARs: 1 million shares; and (ii) all share-based Performance Awards (including Restricted Stock, Restricted Stock Units and Other Stock-based Awards that are Performance Awards): 1 million shares.

4.3.3.	Individual Award Limits for Section 162(m) – Cash-Based Awards.

The maximum amount of cash-based Performance Awards intended to constitute “performance-based compensation” under Section 162(m) granted to any Grantee in any calendar year shall not exceed the following: (i) Annual Incentive Award: $10 million; and (ii) all other cash-based Performance Awards: $10 million.

4.3.4.	Limits on Awards to Non-Employee Directors.

No more than $500,000 may be granted in share-based Awards under the Plan during any one year to a Grantee who is a Non-Employee Director (based on the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Grant Date in the case of Restricted Stock, Restricted Stock Units or Other Stock-based Awards, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs); provided, however, that share-based Awards made to a Grantee who is a Non-Employee Director at such Grantee’s election in lieu of all or a portion of his or her Retainer for service on the Board and any Board committee shall not be counted towards the limit under this Section 4.3.4.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Term.

The Plan originally became effective on the Effective Date. This amendment and restatement of the Plan will become effective as of the Restatement Effective Date, provided that it has been approved by the Company’s stockholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Restatement Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers.

Subject to this Section 6.1, Awards may be made to any Service Provider, including any Service Provider who is an officer, Non-Employee Director, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2.	Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3.	Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5.	Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6.	Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 16 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2.	Other Terms.

The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4.	Payment of SAR Amount.

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by

(ii)	the number of shares of Stock with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2.	Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement and subject to Section 18.12, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.

10.4.	Rights of Holders of Restricted Stock Units.

10.4.1.     Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2.     Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement and subject to Section 18.12, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.

10.4.3.     Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5. Purchase	of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.

10.6. Delivery	of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1. General	Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2. Surrender	of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.

11.3. Cashless	Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

11.4. Other	Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1. Performance	Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

12.2. Performance	Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award to be granted to a Grantee who is designated by the Committee as having the potential to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.2. Notwithstanding anything herein to the contrary, the Committee in its discretion may provide for Performance Awards to Covered Employees that are not intended to qualify as “performance-based compensation” for purposes of Section 162(m).

12.2.1.    Performance Goals Generally.

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.2. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). To the extent consistent with the requirements of Section 162(m), the Committee may determine at the time that goals under this Section 12 are established, the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

12.2.2.    Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings measures (including EBIT and EBITDA)); (iv) return on equity; (v) total stockholder return; (vi) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vii) return on capital; (viii) revenue; (ix) income; (x) profit margin; (xi) return on operating revenue; (xii) brand recognition/acceptance; (xiii) customer metrics (including customer satisfaction, customer retention, customer profitability, or customer contract terms); (xiv) productivity; (xv) expense targets; (xvi) market share; (xvii) cost control measures; (xviii) balance sheet metrics; (xix) strategic initiatives; (xx) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xxi) return on assets; (xxii) growth in net sales; (xxiii) the ratio of net sales to net working capital; (xxiv) stockholder value added (net operating profit after tax (NOPAT), excluding non-recurring items, less the Company’s cost of capital); (xxv) improvement in management of working capital items (inventory, accounts receivable or accounts payable); (xxvi) sales from newly-introduced products; (xxvii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions; (xxviii) product quality, safety, productivity, yield or reliability (on time and complete orders); (xxix) funds from operations; (xxx) regulatory body approval for commercialization of a product; (xxxi) debt levels or reduction or debt ratios; (xxxii) economic value; (xxxiii) operating efficiency; (xxxiv) research and development achievements; or (xxxv) any combination of the forgoing business criteria; provided, however, that such business criteria shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, operating income, etc.).

12.2.3.    Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m).

12.2.4.    Settlement of Performance Awards; Other Terms.

Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

12.3. Written	Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, shall be made in writing in the case of any Award intended to qualify under Section 162(m) to the extent required by Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards.

12.4.    Status of Section 12.2 Awards under Section 162(m).

It is the intent of the Company that Performance Awards under Section 12.2 hereof granted to persons who are designated by the Committee as having the potential to be Covered Employees within the meaning of Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and regulations thereunder. Accordingly, the terms of Section 12.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as having the potential to be a Covered Employee with respect to that fiscal year or any subsequent fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.	OTHER STOCK-BASED AWARDS

13.1. Grant	of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Committee determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2. Terms	of Other Stock-based Awards.

Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.	NON-EMPLOYEE DIRECTOR RETAINERS

14.1. Retainers

14.1.1.    Annual Retainers

Upon the adjournment of each annual meeting of the stockholders of the Company, each Non-Employee Director who has been elected a director of the Company at such meeting shall be entitled to receive an Annual Retainer in an amount established prior to such annual meeting by the Board. The amount of the Annual Retainer may be expressed in cash, shares of Common Stock or a combination thereof, as more fully described in Section 14.2.1.

14.1.2.    Interim Retainers

If any Non-Employee Director is elected or appointed a director other than at an annual meeting of the stockholders of the Company, then on the date of such Non-Employee Director’s election or appointment such Non-Employee Director shall be entitled to an Interim Retainer. The amount of the Interim Retainer may be expressed in cash, shares of Common Stock or a combination thereof, as more fully described in Section 14.2.1.

14.2. Form	and Payment of Retainers

14.2.1.    Form of Retainers

The Board may establish the amount of any Retainer either as an amount of cash, a number of shares of Common Stock or a combination of an amount of cash and a number of shares of Common Stock. Regardless of how expressed, the Board shall also determine the portion of the Retainer to be payable in cash and the portion to be payable by an Award, subject to the following additional rules:

(i) For any portion of the Retainer expressed as cash and payable by delivery of a share-based Award, the number of shares of Common Stock underlying the Award will be determined in accordance with Section 14.2.3;

(ii) For any portion of the Retainer expressed as a number of shares of Common Stock and payable in cash, the amount of cash payable will be determined in accordance with Section 14.2.4;

(iii) The Board may permit Non-Employee Directors to elect between forms of payment in accordance with such rules as the Board may establish from time to time; and

(iv) Notwithstanding any provision herein to the contrary (including any Non-Employee Director election), at least 50% of the Retainer shall be payable as a share-based Award.

14.2.2.     Cash Awards

For any portion of the Annual Retainer payable as cash, unless the Board determines otherwise, payment shall be made in a single payment as promptly as practicable after the end of the calendar quarter in which the annual meeting of the stockholders of the Company occurs. For any portion of an Interim Retainer payable in cash, unless the Board determines otherwise, payment shall be made in a single payment as promptly as practicable after the end of the calendar quarter in which the Non-Employee Director is elected or appointed, provided that if such Non-Employee Director is elected between April 1 and the next annual meeting of stockholders of the Company, then such portion of the Interim Retainer shall be paid as promptly as practicable after the Non-Employee Director is elected.

14.2.3.     Share-Based Awards Based on Cash Amount

For any portion of the Annual Retainer expressed as an amount of cash and payable as a share-based Award (either as required by the Board or as elected by a Non-Employee Director, if permitted), the number of shares of Common Stock with respect to such Award shall be calculated by dividing the amount of such portion of the Annual Retainer by the Fair Market Value of the Common Stock on the applicable annual meeting date. Similarly, for any portion of an Interim Retainer expressed as an amount of cash and payable as an Award, the number of shares of Common Stock with respect to such Award shall be calculated using the Fair Market Value on the date of election or appointment of the Non-Employee Director. If the calculation of the portion of a Retainer payable as a share-based Award would result in a fractional share of Common Stock being issued, then the number of shares to be so paid shall be rounded up to the nearest whole share.

14.2.4.     Cash Payments Based on Stock Amount

For any portion of the Annual Retainer expressed as a number of shares of Common Stock and payable in cash (either as required by the Board or as elected by a Non-Employee Director, if permitted), the amount of cash shall be calculated by multiplying the number of shares of Common Stock by the Fair Market Value on the applicable annual meeting date. Similarly, for any portion of an

Interim Retainer expressed as a number of shares of Common Stock and payable as cash, the amount of cash shall be calculated using the Fair Market Value on the date of election or appointment of the Non-Employee Director who will receive the Interim Retainer.

14.2.5.     Share-Based Awards

For any portion of the Retainer payable as a share-based Award, the Award shall be granted to each applicable Non-Employee Director as promptly as practicable after the Non-Employee Director becomes entitled to receive it. The Board shall establish the terms of the Award, including the extent to which any vesting conditions will apply.

14.2.6.     Deferrals of Retainers

Payment of all or part of a Retainer may be deferred under the Sealed Air Corporation Deferred Compensation Plan for Directors or any other applicable plan or arrangement providing for the deferred payment of retainers that may be in effect from time to time. Shares of Common Stock which a Non-Employee Director becomes entitled to receive under this Plan and for which payment is deferred under any such deferral arrangement shall be deemed to be issued under this Plan when issued.

15.	REQUIREMENTS OF LAW

15.1.	General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1.	Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the number and kinds of shares for which grants of Awards may be made under the Plan (including the per-Grantee maximums set forth in Section 4) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

16.2.	Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement and subject to the provisions of Section 16.3, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Corporate Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 16.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 16.2 shall be conclusively presumed to be appropriate for purposes of Section 16.1.

16.3.	Change in Control

16.3.1.     Consequences of a Change in Control

For Awards granted to Non-Employee Directors, upon a Change in Control all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding Awards shall be deemed to be satisfied at target.

For Awards granted to any other Service Providers, except as may otherwise be provided in the applicable Award Agreement, either of the following provisions shall apply, depending on whether, and the extent to which, Awards are assumed, converted or replaced by the resulting entity in a Change in Control:

(i)	To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Change in Control based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Change in Control.

(ii)	To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Service Provider has a Separation from Service either (1) by the Company other than for “cause” or (2) by the Service Provider for “good reason” (each as defined in the applicable Award Agreement), then such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and become vested and non-forfeitable, and for any outstanding Performance Awards the target payout opportunities attainable under such Awards shall be deemed to have been fully earned as of the Separation from Service based upon the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control and the Award shall become vested pro rata based on the portion of the applicable performance period completed through the date of the Separation from Service.

16.3.2.     Change in Control Defined

Except as may otherwise be defined in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of Outstanding Voting Securities; provided, however,

that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) any acquisition pursuant to a Corporate Transaction that complies with subsections (c)(i), (c)(ii) and (c)(iii) of this definition;

(b) Continuing Directors cease for any reason to constitute at least a majority of the Board;

(c) Consummation of a Corporate Transaction unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Voting Securities immediately prior to such Corporate Transaction, (ii) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction were Continuing Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction; or

(d) The stockholders of the Company give approval of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.

16.4.	Adjustments

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

17.	NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, or the Company may require such obligations to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

18.5.	Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement govern.

18.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law, and applicable Federal law.

18.9.	Section 409A.

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

18.10.	Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

18.11.	Transferability of Awards.

18.11.1.    Transfers in General.

Except as provided in Section 18.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

18.11.2.    Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 18.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 18.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 18.11.2 or by will or the laws of descent and distribution.

18.12.	Dividends and Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award (other than Options or SARs) may be entitled to receive dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Committee. Notwithstanding any provision herein to the contrary, in no event will dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying Award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such Award does not vest (including both time-based and performance-based Awards).

The Plan was originally adopted by the Board of Directors on February 18, 2014 and was approved by the stockholders of the Company on May 22, 2014.

This amendment and restatement of the Plan was adopted by the Board of Directors on February 13, 2018 and was approved by the stockholders of the Company on May 17, 2018.

VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date SEALED AIR CORPORATION or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic 2415 CASCADE POINTE BLVD. voting instruction form. CHARLOTTE, NC 28208 During The Meeting—Go to www.virtualshareholdermeeting.com/SEE2018 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E42801-P06699-Z72141 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SEALED AIR CORPORATION The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors. Nominees: For Against Abstain 1a. Michael Chu ! ! ! For Against Abstain 1b. Edward L. Doheny II 2. Amendment and restatement of 2014 Omnibus ! ! ! Incentive Plan. ! ! ! 3. Ratification of the appointment of Ernst & Young LLP    1c. Patrick Duff ! ! ! as Sealed Air’s independent auditor for the year ending ! ! ! December 31, 2018. 1d. Henry R. Keizer ! ! ! 4. Approval, as an advisory vote, of 2017 executive ! ! ! compensation as disclosed in the attached 1e. Jacqueline B. Kosecoff Proxy Statement. ! ! ! NOTE: Such other business as may properly come before the 1f. Neil Lustig ! ! ! meeting or any adjournment thereof. 1g. Richard L. Wambold ! ! ! 1h. Jerry R. Whitaker ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E42802-P06699-Z72141 SEALED AIR CORPORATION Annual Meeting of Stockholders May 17, 2018 10:00 a.m. This proxy is solicited by the Board of Directors The signer hereby appoints Edward L. Doheny II, William G. Stiehl and Thomas C. Lagaly, or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the 2018 Annual Meeting of Stockholders of Sealed Air Corporation (the “2018 Annual Meeting”) to be held at 10:00 a.m. (Eastern Daylight Time) on May 17, 2018 and at any adjournments thereof. The 2018 Annual Meeting will be hosted live via the Internet at www.virtualshareholdermeeting.com/SEE2018. The Proxy Committee is directed to vote as indicated on the reverse side and in its discretion upon any other matters that may properly come before the 2018 Annual Meeting. If the signer is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2018 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2018 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Daylight time) on May 14, 2018. The signer hereby revokes all proxies previously given by the signer to vote at the 2018 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2018 Annual Meeting. Continued and to be signed on reverse side